As filed with the Securities and Exchange Commission on February 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOPHER PROTOCOL INC.

(Exact name of registrant as specified in its charter)

Nevada	8742	27-0603137
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2500 Broadway, Suite F-125

Santa Monica, CA 90404

(424) 238-4589

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas Davis

Chief Executive Officer

Gopher Protocol Inc.

2500 Broadway, Suite F-125

Santa Monica, CA 90404

(424) 238-4589

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

(516) 833-5034

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.00001 per share, issuable upon exercise of Warrants	22,500,000	(3)	$0.375	$8,437,500	$1,022.63
Total:	22,500,000		—	$8,437,500	$1,022.63

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Registrant’s Common Stock as reported on OTCQB Market on February 5, 2019, a date within five business days prior to the filing of this Registration Statement, a date within five business days prior to the filing of this Registration Statement.
(3)

All 22,500,000 shares of Common Stock issuable upon exercise of the Warrants are to be offered by the selling stockholder named herein, which Warrants were issued to such Selling Stockholder pursuant to the Securities Purchase Agreement, dated December 3, 2018, by and among the Registrant and the purchaser.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 7, 2019

PROSPECTUS

Gopher Protocol Inc.

22,500,000 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholder” (the “Selling Stockholder”), of up to 22,500,000 shares of our common stock, par value $0.00001 per share (the “Common Stock”). The 22,500,000 shares of Common Stock consist of up to 22,500,000 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants (the “Warrants”) in each case as issued by us to the Selling Stockholder pursuant to the securities purchase agreement we entered into with the Selling Stockholder on December 3, 2018 (the “Securities Purchase Agreement”).

On December 3, 2018, we entered into the Securities Purchase Agreement with the Selling Stockholder, pursuant to which we issued to the Selling Stockholder a Senior Secured Redeemable Convertible Debenture (the “Debenture”) in the aggregate face value of $8,340,000. The Debenture has a maturity date two years from the issuance date and we have agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal to the Wall Street Journal Prime Rate plus 2% per annum. Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of common stock. The transactions described above closed on December 3, 2018. In connection with the issuance of the Debenture and pursuant to the terms of the Securities Purchase Agreement, the Company issued to the Selling Stockholder Warrants to acquire up to 22,500,000 shares of common stock for a term of three years on a cash-only basis at an exercise price of $1.00 per share with respect to 5,000,000 warrant shares, $0.75 with respect to 7,500,000 warrant shares and $0.50 with respect to 10,000,000 warrant shares. Pursuant to the terms of the SPA, the Selling Stockholder agreed to tender to our company the sum of $7,500,000, of which we received the sum of $4,500,000 as of the closing, $1,000,000 on January 4, 2019 and is to receive two additional tranches of $1,000,000 on the second and third monthly anniversaries of the closing. As of the closing, the face value of the Debenture was $5,004,000.00; as of the first month’s anniversary of the closing, the face value of the Debenture is to increase to $6,116,000.00; as of the second month’s anniversary of the closing, the face value of the Debenture is to increase to $7,228,000.00; and as of the third month’s anniversary of the closing, the face value of the Debenture is to increase to $8,340,000.00. As of the closing, the number of warrant shares was 13,500,000; as of the first month’s anniversary of the closing, the number of warrant shares is to increase to 16,500,000; as of the second month’s anniversary of the closing, the number of Warrant Shares is to increase to 19,500,000; as of the third month’s anniversary of the closing, the number of Warrant Shares is to increase to 22,500,000.

We are registering the resale of the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Debenture Shares and the Warrant Shares are sometimes referred to in this prospectus, together, as the “Securities”.

Our registration of the Securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Securities. The Selling Stockholder may sell the Securities covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 10 of this prospectus. We will not receive any of the proceeds from the Securities sold by the Selling Stockholder, other than any proceeds from any cash exercise of Warrants.

No underwriter or other person has been engaged to facilitate the sale of the Securities in this offering. We will bear all costs, expenses and fees in connection with the registration of the Securities. The Selling Stockholder will bear all commissions and discounts, if any, attributable to their respective sales of the Securities.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 2 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our Common Stock is currently listed on the OTCQB under the symbol “GOPH”. On February 5, 2019, the last reported sales price for our Common Stock was $0.37 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2019.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholder is offering the Securities only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholder may offer from time to time up to an aggregate of 22,500,000 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Important Information Incorporated by Reference”.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Gopher”, the “Company”, “we”, “us”, “our” or similar references mean Gopher Protocol Inc. and its consolidated subsidiaries.

Gopher Protocol Inc.

Gopher is a development-stage company which considers itself to be a Native IoT creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mobile technology. Gopher has a portfolio of Intellectual Property that when commercialized will include smart microchips, mobile application software and supporting cloud software. The system contemplates the creation of a global network. The core of the system will be its advanced microchip technology that can be installed in any mobile device worldwide. Gopher envisions this system as an internal, private network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features.

Recent Developments

On March 16, 2018, we entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

On April 2, 2018, we entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, we entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with the a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

On September 4, 2018, the Company and Mobiquity Technologies, Inc., a New York corporation (“Mobiquity”) entered an agreement pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the agreement, the Company received 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10,000,000 shares of Company’s common stock. The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100,000,000 shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150,000,000 common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants shall have a term of 5-years from the date of grant and shall be exercisable at a price of $0.12 per share and the shares of Mobiquity Preferred Stock shall not be convertible into shares of Mobiquity Common Stock and the Mobiquity Warrants shall not be contemporaneously granted until after Mobiquity’s Board of Directors and stockholders shall have increased the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock. The Mobiquity Preferred Stock shall have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants. As a result of this transaction, the Company has an approximate 21% interest in Mobiquity. On February 6, 2019, the Company entered into a letter agreement with Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada, a Costa Rican company (“Gopher CR”) and a 50% owned subsidiary of the Company, pursuant to which the Company sold 30,000,000 shares of Mobiquity to Gopher CR in the principal amount of $5,000,000 secured by all of the assets of Gopher CR payable with 10% interest on the one year anniversary.

On January 8, 2019, the Company entered into a Stock Pledge Agreement with Latin American Exchange Latinex Casa de Cambio, S.A., a Costa Rica corporation (“Latinex”). Latinex is a fully licensed and Central Bank regulated “Currency Exchange” in Costa Rica. In order to provide that Latinex may maintain its required regulatory capital as required by various regulators, the Company has pledged restricted shares of its common stock valued at $7.5 million for a term of three years in consideration of an annual payment of $375,000 paid in quarterly installments of $93,750. In lieu of cash payment, Latinex may pay the Company in in virtual currency of WISE Network S.A. valued at a 50% discount of its offering price of $10 per token. In the event Latinex’s required capital has decreased below $5,000,000, Latinex is permitted to sell the pledged shares of common stock only in an amount to ensure that Latinex can satisfy the required capital levels. The Company must consent to such sale of the shares of common stock, if at all, which may not be unreasonably withheld. Upon expiration of the agreement, the remaining shares of common stock shall be returned to the Company free and clear of all liens.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

Corporate Information

We are a Nevada corporation. Our executive offices are located at 2500 Broadway, Suite F-125, Santa Monica, California 90404, and our telephone number is 424-238-4589. We do not incorporate the information on, or accessible through, our website into this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement.

1

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Stockholder of up to 22,500,000 shares of our Common Stock. The 22,500,000 shares of Common Stock consist of up to 22,500,000 shares of Common Stock issuable upon exercise of outstanding Common Stock Purchase Warrants (the “Warrants”) in each case as issued by us to the Selling Stockholder pursuant to the securities purchase agreement we entered into with the Selling Stockholder on December 3, 2018.

Common stock offered by selling stockholder:	22,500,000 shares which includes up to 22,500,000 shares of Common Stock issuable upon exercise of outstanding Warrants.

Offering price:	Market price or privately negotiated prices.

Common stock outstanding after the offering:	226,413,338 shares, including shares of Common Stock issuable upon the exercise of the Warrants.

Use of proceeds:	We will not receive any proceeds from the sale of the Resale Shares by the selling stockholders; provided, however, we will receive the proceeds from any cash exercise of warrants.

Risk factors:	An investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 2.

Symbol on OTCQB	GOPH

The number of shares of Common Stock to be outstanding immediately after this offering is based on 203,913,338 shares of Common Stock outstanding as of February 5, 2019 and excludes 28,416,666 shares of Common Stock issuable upon the exercise of warrants (excluding warrants covered by this prospectus).

RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

2

WE HAVE A LIMITED OPERATING HISTORY IN AN EVOLVING INDUSTRY, WHICH MAKES IT DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND MAY INCREASE THE RISK THAT WE WILL NOT BE SUCCESSFUL.

We only recently started our operations in our current business in 2015. We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

●	accurately forecast our revenues and plan our operating expenses;
●	successfully expand our business;
●	assimilate our acquisitions;
●	adapt to rapidly evolving trends in the ways consumers and businesses interact with technology;
●	avoid interruptions or disruptions in the offering of our products and our services;
●	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and products;
●	hire, integrate and retain talented sales, customer service, technology and other personnel; and
●	effectively manage rapid growth in personnel and operations.

If the demand for our products offered through our points of sales or our products under development are not finalized, our business will be harmed. We may not be able to successfully address these risks and difficulties, which could harm our business and results of operations.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT FOR US TO EVALUATE OUR FUTURE BUSINESS PROSPECTS AND MAKE DECISIONS BASED ON THOSE ESTIMATES OF OUR FUTURE PERFORMANCE.

We shifted our focus to our real-time, heuristic- (self-learning/artificial intelligence) based mobile technology in 2015 and recently acquired point of sale terminals.  We have a limited operating history and generated $9.2 million in revenue for the year ended December 31, 2017 and $36.9 million for the nine months ended September 30, 2018.  As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Reliance on the historical results may not be representative of the results we will achieve.  Because of the uncertainties related to our limited historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or continue to incur losses.

GOPHER PROTOCOL’S RESULTS OF OPERATIONS HAVE NOT RESULTED IN PROFITABILITY AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABILITY GOING FORWARD

Gopher Protocol does not accrue or capitalize development costs (or any costs to this effect) and expense it to its profit and loss statements as required by US GAPP. As such the Company incurred a net loss amounting to $10,287,290 for the year ended December 31, 2017 and $1,586,226 for the year ended December 31, 2016 and $46,442,467 for the nine months ended September 30, 2018.   If we incur additional significant operating losses, our stock price, may decline, perhaps significantly. Our management is developing plans to alleviate the negative trends and conditions described above.  Our business plan is speculative and unproven. There is no assurance that we will be successful in executing our business plan or that even if we successfully implement our business plan, that we will be able to curtail our losses now or in the future.  Further, as we are an emerging enterprise, we expect that net losses will continue, and our working capital deficiency will increase.

WE HAVE GENERATED INSIGNIFICANT POSITIVE CASH FLOW, AND OUR ABILITY TO GENERATE POSITIVE CASH FLOW IS UNCERTAIN. IF WE ARE UNABLE TO GENERATE POSITIVE CASH FLOW OR OBTAIN SUFFICIENT CAPITAL WHEN NEEDED, OUR BUSINESS AND FUTURE PROSPECTS WILL BE ADVERSELY AFFECTED AND WE COULD BE FORCED TO SUSPEND OR DISCONTINUE OPERATIONS.

Our operations have generated insignificant positive cash flow for any reporting period since our inception, and we have funded our operations primarily through the issuance of common stock and short-term and long-term debt and convertible debt. Our limited operating history makes an evaluation of our future prospects difficult. The actual amount of funds that we will need to meet our operating needs will be determined by a number of factors, many of which are beyond our control. These factors include the timing and volume of sales transactions, the success of our marketing strategy, market acceptance of our products, the success of our manufacturing and research and development efforts (including any unanticipated delays), our manufacturing and labor costs, the costs associated with obtaining and enforcing our intellectual property rights, regulatory changes, competition, technological developments in the market, evolving industry standards and the amount of working capital investments we are required to make.

Our ability to continue to operate until we are able to generate sufficient our cash flow from operations will depend on our ability to generate sufficient positive cash flow from our operations. If we are unable to generate sufficient cash flow from our operations, our business and future prospects will be adversely affected and we could be forced to suspend or discontinue operations.

The Company sustained net losses of $10,287,290 in this fiscal year, and our operating activities provided cash flows of $228,711. The Company had a working capital deficit of $1,060,506, stockholders’ equity of $4,221,841, and accumulated deficit of $14,381,662 at December 31, 2017 and a working capital deficit of $5,278,748, stockholders’ equity of $6,405,431, and accumulated deficit of $60,824,129 at September 30, 2018. This raises substantial doubt about its ability to continue as a going concern. The Company is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from third parties to sustain its current level of operations. The Company is in the process of securing working capital from investors for common stock, convertible notes payable, and/or strategic partnerships. No assurance can be given that the Company will be successful in these efforts.

3

WE WILL REQUIRE ADDITIONAL CAPITAL TO SUPPORT BUSINESS GROWTH, AND THIS CAPITAL MIGHT NOT BE AVAILABLE ON ACCEPTABLE TERMS, IF AT ALL.

We intend to continue to make investments to support our business growth and we will require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing products, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

WE DEPEND UPON KEY PERSONNEL AND NEED ADDITIONAL PERSONNEL

Our success depends on our inability to attract and retain key personnel including Douglas Davis, our CEO, and Dr. Danny Rittman, our CTO, and our inability to do so may materially and adversely affect our business operations. The loss of qualified personnel could have a material and adverse effect on our business operations.  Additionally, the success of the Company’s operations will largely depend upon its ability to successfully attract and maintain competent and qualified key management personnel. As with any company with limited resources, there can be no guaranty that the Company will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for the Company.

OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL, AND IF WE ARE UNABLE TO MAINTAIN ADEQUATE CASH FLOWS FROM OPERATIONS OUR PROFITABILITY AND FINANCIAL CONDITION WILL SUFFER AND JEOPARDIZE OUR ABILITY TO CONTINUE OPERATIONS

We require substantial capital to support our operations.  If we are unable to generate adequate cash flows from our operations, maintain adequate financing or other sources of capital are not available, we could be forced to suspend, curtail or reduce our operations, which could harm our revenues, profitability, financial condition and business prospects.

A SINGLE STOCKHOLDER HOLDS A CONTROLLING INTEREST IN OUR COMPANY, WHICH COULD LIMIT YOUR ABILITY TO INFLUENCE THE OUTCOME OF ANY STOCKHOLDER VOTE

One shareholder beneficially owns approximately 34% of the outstanding shares of Common Stock. Under our Certificate of Incorporation and Nevada law, the vote of a majority of the shares outstanding is generally required to approve most stockholder action. As a result, these stockholders will be able to significantly influence the outcome of stockholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Certificate of Incorporation or proposed mergers or other significant corporate transactions.

THERE IS CURRENTLY A LIMITED PUBLIC MARKET FOR OUR COMMON STOCK. FAILURE TO FURTHER DEVELOP OR MAINTAIN A TRADING MARKET COULD NEGATIVELY AFFECT THE VALUE OF OUR COMMON STOCK AND MAKE IT DIFFICULT OR IMPOSSIBLE FOR YOU TO SELL YOUR STOCK.

There is a limited public market for our Common Stock, which is traded on the OTCQB under the symbol GOPH. We cannot give any assurances that there will ever be a mature, developed market for our common stock. Failure to further develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us. Even if a market for our common stock does develop in a material way, the market price of our common stock may be highly volatile. In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD. AS A RESULT, CURRENT AND POTENTIAL STOCKHOLDERS COULD LOSE CONFIDENCE IN OUR FINANCIAL REPORTING, WHICH WOULD HARM OUR BUSINESS AND THE TRADING PRICE OF OUR STOCK.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. For example, for the year ended December 31, 2017, we reported that our disclosure controls and procedures were not effective due to the lack of resources and the reliance on outside consultants. We intend to increase management’s review of our financials. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

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Additional Risks Related to Our Common Stock

Because we are quoted on the OTCQB marketplace instead of a national securities exchange, our investors may experience significant volatility in the market price of our stock and have difficulty selling their shares.

Our Common Stock is currently quoted on the OTC Market Group’s OTCQB marketplace under the ticker symbol “GOPH.” The OTCQB is a regulated quotation service that displays real-time quotes and last sale prices in over-the-counter securities. Trading in shares quoted on the OTCQB is often thin and characterized by volatility. This volatility may be caused by a variety of factors, including the lack of readily available price quotations, the absence of consistent administrative supervision of bid and ask quotations, lower trading volume and market conditions. As a result, there may be wide fluctuations in the market price of the shares of our Common Stock for reasons unrelated to operating performance, and this volatility, when it occurs, may have a negative effect on the market price for our securities. Moreover, the OTCQB is not a stock exchange, and trading of securities on this platform is more sporadic than the trading of securities listed on a national quotation system or stock exchange. Accordingly, our stockholders may not be able to realize a fair price from their shares when they determine to sell them or may have to hold them for a substantial period of time until the market for our Common Stock improves.

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our Common Stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our Common Stock has been low and may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock. In addition, the stock markets in general can experience considerable price and volume fluctuations.

We have not paid dividends in the past and have no immediate plans to pay dividends.

We plan to reinvest all of our earnings, to the extent we have earnings, in order to develop and deliver our products and cover operating costs and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. We cannot assure you that we would, at any time, generate sufficient surplus cash that would be available for distribution to the holders of our Common Stock as a dividend. Therefore, you should not expect to receive cash dividends on our Common Stock.

Shares eligible for future sale may adversely affect the market for our Common Stock.

Of the 203,913,338 shares of our Common Stock outstanding as of the date of this prospectus, approximately 75,576,747 shares are held by “non-affiliates” and are freely tradable without restriction pursuant to Rule 144. Any substantial sale of our Common Stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our Common Stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any future offering at a price per share that is lower than the price per share paid by investors in this offering, which would result in those newly issued shares being dilutive. In addition, investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could impair the value of your shares. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into shares of our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our charter documents and Nevada law may inhibit a takeover that stockholders consider favorable.

Provisions of our certificate of incorporation and bylaws and applicable provisions of Nevada law may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. The provisions in our certificate of incorporation and bylaws:

•	limit who may call stockholder meetings;
•	do not provide for cumulative voting rights; and
•	provide that all vacancies may be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum.

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There are limitations on director/officer liability.

As permitted by Nevada law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director’s fiduciary duty except for liability in certain instances. As a result of our charter provision and Nevada law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law.

Penny stock regulations may impose certain restrictions on marketability of our securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. A security listed on a national securities exchange is exempt from the definition of a penny stock. Our Common Stock is not currently listed on a national security exchange. Our Common Stock is therefore subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by such rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase.

Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Broker-dealers must wait two business days after providing buyers with disclosure materials regarding a security before effecting a transaction in such security. Consequently, the “penny stock” rules restrict the ability of broker-dealers to sell our securities and affect the ability of investors to sell our securities in the secondary market and the price at which such purchasers can sell any such securities, thereby affecting the liquidity of the market for our Common Stock.

Stockholders should also be aware that, according to the SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

●	control of the market for the security by one or more broker-dealers that are often related to the promoter or issuer;

●	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

●	excessive and undisclosed bid-ask differentials and markups by selling broker-dealers ; and

●	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (referred to as FINRA) has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our common stock and could have an adverse effect on the market for and price of our common stock.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2017 and elsewhere in the documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Securities by the Selling Stockholder. We may, however, receive cash proceeds equal to the total exercise price of the Warrants to the extent that the Warrants are exercised for cash. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds for general corporate purposes. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants for cash.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock and have no present intention of paying any dividends on the shares of our Common Stock. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our Board of Directors.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholder” includes the Selling Stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholder or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 22,500,000 shares of our Common Stock. The 22,500,000 shares of Common Stock to be offered hereby are issuable to the Selling Stockholder in connection with the exercise of the Warrants.

The 22,500,000 shares of Common Stock consist of up to 22,500,000 shares of Common Stock issuable upon exercise of the Warrants in each case as issued by us to the Selling Stockholder pursuant to the Securities Purchase Agreement we entered into with the Selling Stockholder on December 3, 2018. On December 3, 2018, we entered into the Securities Purchase Agreement with the Selling Stockholder, pursuant to which we issued to the Selling Stockholder the Debenture in the aggregate face value of $8,340,000. The Debenture has a maturity date two years from the issuance date and we have agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal to the Wall Street Journal Prime Rate plus 2% per annum. Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of common stock. The transactions described above closed on December 3, 2018. In connection with the issuance of the Debenture and pursuant to the terms of the Securities Purchase Agreement, the Company issued to the Selling Stockholder a Warrant to acquire up to 22,500,000 shares of common stock for a term of three years on a cash-only basis at an exercise price of $1.00 per share with respect to 5,000,000 warrant shares, $0.75 with respect to 7,500,000 warrant shares and $0.50 with respect to 10,000,000 warrant shares. Pursuant to the terms of the SPA, the Selling Stockholder agreed to tender to our company the sum of $7,500,000, of which we received the sum of $4,500,000 as of the closing, $1,000,000 on January 4, 2019 and is to receive two additional tranches of $1,000,000 on the second and third monthly anniversaries of the closing. As of the closing, the face value of the Debenture was $5,004,000.00; as of the first month’s anniversary of the closing, the face value of the Debenture is to increase to $6,116,000.00; as of the second month’s anniversary of the closing, the face value of the Debenture is to increase to $7,228,000.00; and as of the third month’s anniversary of the closing, the face value of the Debenture is to increase to $8,340,000.00. As of the closing, the number of warrant shares was 13,500,000; as of the first month’s anniversary of the closing, the number of warrant shares is to increase to 16,500,000; as of the second month’s anniversary of the closing, the number of Warrant Shares is to increase to 19,500,000; as of the third month’s anniversary of the closing, the number of Warrant Shares is to increase to 22,500,000.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholder after any sales made pursuant to this prospectus because the Selling Stockholder are not required to sell any of the Securities being registered under this prospectus. The following table assumes that the Selling Stockholder will sell all of the Securities listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholder. Since the date on which the Selling Stockholder provided this information, the Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Securities, and (3) the Selling Stockholder have sole voting and investment power with respect to all Securities beneficially owned, subject to applicable community property laws. Information about the Selling Stockholder may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of February 5, 2019, by the Selling Stockholder and the number of Securities being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholder after completion of the offering of the shares for resale. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholder as a percentage of the total number of shares of Common Stock outstanding as of February 5, 2019. As of such date, 203,913,338 shares of Common Stock were outstanding.

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	Shares Beneficially Owned Prior to the Offering of Shares for Resale (1)		Maximum Number of Shares of Common Stock to be Offered for Resale Pursuant to this Prospectus	Shares Beneficially Owned After the Offering of Shares for Resale (1)(2)
Name	Number	Percentage	Number	Number	Percentage
Discover Growth Fund, LLC(3)	11,300,000	4.99%	22,500,000	—	—
TOTAL	11,300,000	4.99%	22,500,000	—	—

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of February 5, 2019) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Assumes that the Selling Stockholder dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholder will sell all or any portion of the shares covered by this prospectus.
(3)	The number of shares consists of up to 22,500,000 shares of Common Stock issuable upon exercise of outstanding Warrants. Under the terms of the Warrants, the holder, together with its affiliates and any other persons acting as a group, may not receive common shares in excess of 4.99% of the total shares outstanding immediately after such issuance, which may be increased to 9.99% on 61 days’ notice. John Kirkland has voting and dispositive power over the shares. The Selling Stockholder has agreed not to vote any shares of common stock owned or controlled by it, except in accordance with the recommendation of our board of directors. The Selling Stockholder is not a FINRA member and is not affiliated with a registered broker-dealer. The business address of the Selling Stockholder is 5330 Yacht Haven Grande, Suite 206, St. Thomas, VI 00802.

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PLAN OF DISTRIBUTION

The Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the date on which all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF BUSINESS

OVERVIEW

Gopher Protocol Inc. (the “Company”, “Gopher”, “Gopher Protocol” or “GOPH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. Gopher is a development stage company that is creating and patenting innovative mobile microchip (ICs) and software technologies based on the GopherInsight™ technology platform. The Company also offers prepaid cellular phone minutes for both domestic and international carriers. In addition, the Company offers cellular activation (activating SIM cards with wireless carriers) to create additional users (consumers) on those networks and provides check processing, verification and recovery solutions for small to medium sized businesses. The Company derived revenues from (i) the provision of IT services to Guardian Patch LLC, a related party (“Guardian LLC”); (ii) from the operations of the assets it acquired in the third quarter of 2017 and the first and second quarters of 2018 that include the sale of phones, phone card products, prepaid cellular phone minutes and cellular activation and (iii) from the licensing of its technology.

GopherInsight™ is a patented (with additional patents pending), real time, heuristic (self-learning/artificial intelligence-based) global mesh network and asset tracking IoT technology. GopherInsight™ chip and software technologies, if successfully fully developed, are designed to be installed in mobile devices (smartphones, tablets, laptops, etc.), autonomous vehicles, robots, drones, consumer products, as well as other fixed and mobile stand-alone products. It is intended that GopherInsight™ software applications will work in conjunction with GopherInsight™ microchips across mobile operating systems, providing computing power, advanced database management/sharing functionalities and more. The technology under development consists of a smart microchip, mobile application software and supporting software. The system contemplates the creation of a global mesh network.

The Company is developing a state-of-the-art platform called GopherInsight™ that is targeted to be launched first as a microchip with firmware, then as software, in mobile and fixed devices and locations (including smartphones, tablets, laptops, servers, remote POS points, etc.). GopherInsight will provide a series of software modules including Gopher’s own gNET proprietary mesh network protocol, gEYE multi-level security protocol, and all will be managed by Gopher’s Avant! AI Artificial Intelligence.

GopherInsight’s microchip design and software are primarily intended to be licensed on a private-label basis to strategic technology partners, or Original Equipment Manufacturers (OEMs), that manufacture solutions such as telecommunication systems and data networks, mobile devices, asset tracking systems, and other IoT solutions that relay data and are connected to a network.

The Company intends where possible to market these solutions to OEMs and charge a licensing fee to generate revenue. The Company already has one agreement with an OEM, GBT (Genesis Blockchain Technologies), which is a licensing agreement providing for an initial payment of $5,000,000 and an ongoing revenue share royalty of 2% of revenue.

The Company is targeting three growing markets: prepaid services, asset-tracking IoT, and wireless mesh networks.

Prepaid services

On September 1, 2017, the Company entered into an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC, a Georgia corporation. The Company entered into this Asset Purchase Agreement to acquire terminals in approximately 9,400 locations by which, and at which, the Company planned to deploy its IOT/asset tracking technology. The operations consist primarily of the sale of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards and prepaid long distance cards. The Company incorporated a wholly-owned subsidiary, UGopherServices Corp., to operate the acquired assets. The assets acquired in the purchase consist of (1) racks that contain 9-12 items per rack that are displayed in retail locations, mainly convenience stores; and (2) payment terminals at those same points of sale.

On March 16, 2018, the Company entered into and closed an asset purchase agreement dated March 1, 2018 with ECS Prepaid, LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000. In addition, the Company issued 500,000 shares of common stock of the Company and warrants to purchase 500,000 shares of common stock that are exercisable for a period of five years at a fixed exercise price of $1.85 per share. The note is secured by the assets acquired by the Company from ECS and the Company is required to make ten equal principal payments of $100,000 commencing on April 15, 2018. The Company may prepay the note at any time without penalty.

On April 2, 2018, the Company entered into and closed an asset purchase agreement with Electronic Check Services, Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity. The purchase price was $75,000 in cash, and the Company issued 250,000 shares of common stock of the Company and warrants to purchase 250,000 shares of common stock that are exercisable for a period of five years at a fixed exercise price of $2.70 per share.

On April 2, 2018, the Company entered into and closed an asset purchase agreement with Central State Legal Services, Inc. (“CSLS”), a Missouri corporation, pursuant to which the Company purchased certain assets from CSLS, including, but not limited to, assets associated with a system to recover funds from returned checks, for $25,000 in cash.

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The Company entered into these asset purchase agreements to acquire the software needed to process transactions for its prepaid business, and to acquire additional terminal locations by which the Company will deploy its technology.

Prepaid services products

The racks located at the points of sale contain the following items:

●	New and refurbished cellular handsets and SIM cards;
●	Prepaid gift cards;
●	Prepaid long distance cards; and,
●	Prepaid wireless cards, for both foreign and domestic calls.

When any of these items are brought to the counter, the customer’s method of payment is swiped into a payment terminal machine. The Company records the revenue from the purchase and the cost of goods sold at the point of sale, and the net is booked as gross profit by the Company. When a customer purchases a gift card, for example, a value is assigned to a digital PIN number which puts a certain value on their gift card, to be redeemed by the purchaser at their convenience.

There are various fees that get added to the cost of the gift card, including commissions and a transaction fee. The transaction fee is split between the store and the Company. The volume of transactions for each customer in a given month varies, with some points of sale more active in certain months than others.

Prepaid services markets

After the acquisition of certain assets from RWJ Marketing Services LLC in September 2017, the majority of the point of sale locations held by UGopherServices Corp. are in the Southeastern US, but the geographic penetration of the locations overall is national.

Prepaid services competition

Given the nature of its business (primarily gift cards, prepaid long distance and wireless calls, and selling handsets and SIM cards), the competitors are numerous, as any company that issues gift cards, such as Starbucks and Best Buy, could potentially compete with the gift cards that the company sells at these points of sale. Competitors that sell prepaid calling and wireless plans are also numerous. Although its competitors do not necessarily sell their gift and calling cards at the same points of sale at which the company sells its goods, they could, though not on the rack that the Company controls that is positioned within the store.

Asset tracking IoT

The Company plans to launch a series of software and microchip design products that integrate into strategic technology partners’ solutions and enable real-time tracking and management of IoT-connect assets. As an example, the Company’s patented Guardian Patch solution is a sticky adhesive patch that is placed on an object to be tracked, and relays the location of the asset via a mesh network that does not rely on GSM or GPS technology. The Company currently supplies another asset tracking solution, the GuardianORB Pet Tracker, enabling real-time, mesh network, long-distance tracking of pets.

Additionally, GopherInsight allows the tracking and enhanced security of digital assets, including blockchain-based assets.

Asset tracking IoT markets

The applications for the Company’s asset tracking solution are vast. Vertical target markets may include  segments such as public sector, healthcare sector, banking financial services and insurance (BFSI) sector, transport and logistics sector, retail sector, commercial sector, industrial sector, energy & utility sector, manufacturing sector and other sectors.

Asset tracking IoT competition

The prevailing solutions in the asset tracking marketplace currently are a combination of barcoding and RFID technologies. The Company’s asset tracking solutions offers considerable advantages over existing solutions, because those solutions require that the asset is near the scanner to be scanned, and such solutions are “point to point,” meaning they require repeated scan points along a route in order to update the location of the asset. The GopherInsight platform, including the planned and patented Guardian Patch solution, is more accurate and when placed on or into the asset, can interactively locate and update information on an asset anywhere on earth. It works via a Gopher-enabled global mesh network, does not need GPS or GSM to locate the package, and is regularly transmitting information on the asset, meaning that there is no need to frequently re-scan the asset to update its location. In addition, the Company’s solutions are planned to include resource and distributed database management features which are not normally found in IoT systems.

There are many competitors supplying asset tracking and asset tracking IoT systems today, including companies such as AT&T, IBM and Verizon. It is Gopher’s goal to offer the GopherInsight platform to some or all of these competitors to upgrade and differentiate their solutions.

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Wireless mesh networking

Wireless mesh networks consist of LAN/MAN/WAN solutions that are infrastructurally-intensive, may rely on regulated frequencies and bandwidth, often have so-called “last mile” problems areas where either economics or population density make it too expensive for current solutions to cover, and ae difficult to manage centrally. The Company’s GopherInsight platform makes it easy to add and manage last mile capacity. The solution is easily integrated into existing networks. The company’s Avant! AI platform is designed for easy integration with, and management of, additional coverage for customer networks.

Additionally, the Company will be targeting device manufacturers as strategic technology partners and OEMs. If a mobile phone manufacturer wishes to add GopherInsight to is devices, GopherInsight allows devices to communicate without the need for an internet service provider, thus dramatically reducing costs.

Wireless mesh networking markets

The Company will target telecommunications providers, corporate entities that run LAN or wide-area networks, universities, and government entities.

Wireless mesh networking markets competition

The competitors for wireless mesh networking solutions, and AI solutions, are the entities themselves that have their own capability. The Company’s strategy is to integrate and “wrap around” those solutions to make them more efficient, less costly, and less infrastructurally-intensive, while at the same time solving last mile problems to the end user.

Mobiquity Agreement

On September 4, 2018, the Company and Mobiquity Technologies, Inc., a New York corporation (OTCQB: MOBQ”) (“Mobiquity”) entered an Agreement (the “MOBQ Agreement”) pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the Agreement, the Company will receive 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10,000,000 shares of Company’s restricted Common Stock (the “Gopher Common Stock”). The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100,000,000 shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150,000,000 common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants shall have a term of 5-years from the date of grant and shall be exercisable at a price of $0.12 per share and the shares of Mobiquity Preferred Stock shall not be convertible into shares of Mobiquity Common Stock and the Mobiquity Warrants shall not be contemporaneously granted until after Mobiquity’s Board of Directors and stockholders shall have increased the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock. The Mobiquity Preferred Stock shall have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants (the “Mobiquity Warrant Shares”). The closing occurred on September 4, 2018.

Mobiquity agreed that for a period beginning immediately upon the six (6)-month anniversary of the date hereof and ending on the twenty-four (24)-month anniversary of the date hereof (the “Leak-Out Period”), Mobiquity shall have the right to sell or otherwise transfer into the public markets on any given day up to 20,000 shares of Gopher Common Stock. Mobiquity may transfer all or a portion of the shares of Gopher Common Stock otherwise at any time, so long as the receiving party adheres to the above Leak-Out Period.

On February 6, 2019, the Company entered into a letter agreement with Gopher Protocol Costa Rica Sociedad De Responsabilidad Limitada, a Costa Rican company (“Gopher CR”) and a 50% owned subsidiary of the Company, pursuant to which the Company sold 30,000,000 shares of Mobiquity to Gopher CR in the principal amount of $5,000,000 secured by all of the assets of Gopher CR payable with 10% interest on the one year anniversary.

Latinex

On January 8, 2019, the Company entered into a Stock Pledge Agreement with Latin American Exchange Latinex Casa de Cambio, S.A., a Costa Rica corporation (“Latinex”). Latinex is a fully licensed and Central Bank regulated “Currency Exchange” in Costa Rica. In order to provide that Latinex may maintain its required regulatory capital as required by various regulators, the Company has pledged restricted shares of its common stock valued at $7.5 million for a term of three years in consideration of an annual payment of $375,000 paid in quarterly installments of $93,750. In lieu of cash payment, Latinex may pay the Company in in virtual currency of WISE Network S.A. valued at a 50% discount of its offering price of $10 per token. In the event Latinex’s required capital has decreased below $5,000,000, Latinex is permitted to sell the pledged shares of common stock only in an amount to ensure that Latinex can satisfy the required capital levels. The Company must consent to such sale of the shares of common stock, if at all, which may not be unreasonably withheld. Upon expiration of the agreement, the remaining shares of common stock shall be returned to the Company free and clear of all liens.

Joint Ventures

On or around March 18, 2016 the Company and Dr. Danny Rittman entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Specifically, the Company entered into that certain Territorial License Agreement with Hermes dated March 4, 2015, which such agreement was amended to expand the related territorial license to a worldwide license pursuant to that certain Amended and Restated Territorial License Agreement dated June 16, 2015 (the “Amended and Restated Territorial License Agreement”), and that certain Letter Agreement (the “Letter Agreement”) entered into between Dr. Rittman and the Company dated August 20, 2015. The aforementioned agreements were tied to the funding of the Company in the minimum amount of $5,000,000 (the “Required Funding”) and the assignment to the Company and/or ownership by the Company of all past, present and future technology in the form of intellectual property, including, but not limited to patents, trademarks, domains, applications, social media pages (e.g. Twitter, LinkedIn and landing pages) (collectively, the “IP”), which such IP was paid for exclusively by Dr. Rittman and/or his affiliated companies, was contingent upon the Company obtaining the Required Funding by no later than October 30, 2015 (the “Contingency”). Accordingly, it was agreed to by the parties that all inventions, improvements and developments made or conceived by the Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, would be the property of the Company subject to the Contingency. In the event the Contingency was not met, the Letter Agreement would be cancelled and rendered null and void. The Company acknowledged that the Company did not meet the Contingency, technically resulting in the cancellation of the Letter Agreement and rendering the Letter Agreement null and void. Moreover, the Company failed to meet its obligations under the Amended and Restated Territorial License Agreement, including the further development of the consumer heuristic technology platform, thereby creating a vacuum in its development in all aspects, including the ability to obtain funding, resulting in the need for Dr. Rittman’s partners to perform the necessary development work related to the above agreements.

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In March 2016, the Company and Dr. Danny Rittman, Co-Chairman, CTO and a shareholder, entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Prior to these agreements, the Company is the exclusive license holder for certain intellectual property relating to Hermes’ system and method for scheduling categorized deliverables, according to demand, at the customer’s location based on smartphone application and/or via the internet. As a result of these agreements, the Company shall remain an exclusive licensee per the terms of the original License Agreement and will develop the first products with Dr. Rittman and his partners.

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month.  An additional $70,000 shall be payable within 15 days of the end of the calendar year.

 On March 29, 2016, Gopher contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian LLC in consideration of 50% of the profit generated by Guardian LLC (the “Joint Venture”). Guardian LLC is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch. In addition, Guardian LLC is required to provide short term loans to Gopher on an as needed basis secured by Gopher’s economic interest in the Joint Venture. The Company will provide IT services to Guardian LLC for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company.

The Company is the exclusive license holder for certain intellectual property relating to GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch to Guardian LLC as consideration for the JV. Guardian LLC has commenced development of the products. Certain private investors will provide all initial funding to the Company via the LLC for product development. Guardian LLC will fund the development, and the Company will provide IT services via Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of Guardian LLC, the Company and Guardian LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. Guardian LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by Guardian LLC. Moreover, Guardian LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with Guardian LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with Guardian LLC that the same JV principles of the Guardian LLC for the patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. During the nine months ended September 30, 2018 and 2017, $135,000 and $135,000, respectively, of the Company’s revenue was related to IT service provided to the LLC for Dr. Rittman services, in connection with the development of the Patch.

On July 21, 2016 members of the Guardian LLC, together with Dr. Rittman, incorporated Alpha EDA, LLC (“Alpha”). The members of the LLC appointed Dr. Rittman as the manager of Alpha. The Company, the LLC and Alpha have agreed that all Epsilon Rights, as well as Puzpix rights, will be assigned to Alpha. Alpha and the Company entered into a JV agreement similar to the Patch Joint Venture agreement (as described above), whereby Alpha will fund all of its operational and developmental needs (software development, support, marketing and administrative), and the profits of Alpha will be distributed equally to the two equal Joint venture partners, Guardian LLC and the Company. Alpha will hold all intellectual property rights related to software. Currently, three products will be owned by Alpha – the Epsilon software, the Puzpix social game and the Guardian Pack application. The Company and its technology licensing partners, Guardian LLC and Alpha, are preparing to introduce said new products (Epsilon, Guardian Pack & PuzPix) to the market beginning in 2018, and the Sphere during the second half of fiscal 2017. Certain problems caused by the need to miniaturize both the chip design and the battery caused a delay in the rollout from its planned launch during the first half of the year. The Epsilon product will be presented for time-based license agreements utilizing a designated website on top of customary distributing channels for the product. Epsilon is under confidential evaluation agreement with third party.

On September 25, 2018, the Company entered into a Joint Venture Interest Purchase Agreement with Guardian, LLC pursuant to which the Company purchased Guardian LLC’s 50% interest in a joint venture (the “JV Interest”) previously entered between the parties in March 2016 covering the Guardian Patch, Puzpix and Epsilon. In consideration for the JV Interest, the Company issued Guardian 12,500,000 shares of common stock. During the nine months ended September 30, 2018, the Company took a charge to earnings of $11,750,000 related to the purchase of Guardian LLC’s 50% JV Interest.

On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

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Regulatory

The Company has commenced development, and the Company has completed the Statement of Work (SOW) for the Federal Communications Commission (“FCC”) survey to deploy the Company’s Guardian Global Tracking Device within the continental US. The Company has also completed their transmitters/transceivers modules feasibility research. Although the Company can use open channels, and therefore is not required to comply with various FCC regulations relevant to the system, the Company has chosen to comply, and is complying with FCC regulations. The FCC regulates the limits of potentially harmful interference to licensed transmitters due to low power unlicensed transmitters. The Guardian Patch/Sphere system consists of advanced security protocols in order to maintain the global, private, fully-secured network. In addition, the Guardian Patch device needs to perform communication tasks across the globe providing breakthrough tracking features. The Company and its technology licensing partner, Guardian LLC, successfully completed thorough research that involved security, performance and FCC regulations compliance. Based on this research, a set of particular frequencies was chosen to be used by Guardian LLC. By the end of fiscal 2017, the Company completed the design and construction of the Guardian Patch/Sphere circuit prototype device. The Company has completed the construction of 10 prototype units, and implemented an intensive testing program to be tested as a complete system in designated areas by the Company. On or around December 1, 2016, Guardian LLC issued Statement of Work for the Placement and Development of Guardian Sphere and its Base System.

Intellectual Property

To date, the Company, has filed for 16 (sixteen) different patents with an additional three in process, as well as 6 (six) trademarks. The patents are owned by Dr. Rittman, our CTO, but the Company is the exclusive licensee of these patents and trademarks in perpetuity. These patents and trademarks, as well as various websites and social media platforms, comprise the Company’s intellectual properties. The Company and Dr. Rittman are in the process of consolidating some or all of these patents into a single comprehensive patent for the Guardian Patch. To date, one of the Company’s patents have been granted (patent number 10,021,522), and two trademarks have been granted.

Employees

As of December 31, 2018, we had approximately 26 employees. All of the Company’s development and marketing activities are being performed internally, but the Company uses outside parties as needed.

Clients and Customers

After the acquisition of certain assets from RWJ Marketing Services LLC in September 2017 and ECS in March 2018, the Company has approximately 9,400 point of sale locations, each of which process varying volumes of transactions per month.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

The Company is authorized to issue 500,000,000 of its $0.00001 par value common stock and 20,000,000 shares of its $0.00001 par value preferred stock Series B and 10,000 shares of its $0.00001 par value preferred stock Series C, 100,000 shares of its $0.00001 par value preferred Series D shares, and 2,000,000 of its $0.00001 par value preferred Series G shares. As of December 31, 2018, 182,224,264 shares of common stock, as well as 45,000 shares of preferred stock Series B, 700 shares of preferred stock Series C, zero shares of preferred stock Series D and zero shares of preferred stock Series G were issued and outstanding. As of December 31, 2017, the Company has 1,040 Treasury shares at cost. As of February 5, 2018, 203,913,338 shares of common stock, as well as 45,000 shares of preferred stock Series B, 700 shares of preferred stock Series C, zero shares of preferred stock Series D, and zero shares of preferred stock Series G are issued and outstanding. The Board of Directors reserves the right to issue shares of preferred stock in the future indicating preference or rights as appropriate.

Market Information

Our common stock commenced quotation on the OTCQB under the symbol “GOPH”. The following table sets forth the range of high and low prices per share of our common stock for each period indicated.

Quarters Ended	Mar 31		Jun 30		Sept 30		Dec 31
	High	Low	High	Low	High	Low	High	Low
2018	$2.72	$1.10	$4.49	$1.48	$2.62	$0.64	$0.97	$0.30
2017	$1.24	$1.05	$1.14	$0.32	$0.43	$0.26	$1.42	$0.18

Record Holders

The number of holders of record for our common stock as of February 5, 2019 was 91.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No cash dividends have been paid or declared since the Date of Inception.

Securities Authorized for Issuance Under Equity Compensation Plans

We presently do not have equity compensation plans authorized.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Forward-Looking Statements

Below are forward looking statements, including without limitation, statements related to our plans, strategies, objectives, expectations, intentions and adequacy of resources. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) our plans, strategies, objectives, expectations and intentions are subject to change at any time at our discretion; (ii) our plans and results of operations will be affected by our ability to manage growth; and (iii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

In some cases, you can identify forward-looking statements by terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘could,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘believes,’’ ‘‘estimates,’’ ‘‘predicts,’’ ‘‘potential,’’ or ‘‘continue’’ or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We are under no duty to update any of the forward-looking statements after the date of this Report.

General Overview

Gopher Protocol Inc. (the “Company”, “we”, “us”, “our”, “Gopher”, “Gopher Protocol” or “GOPH”) was incorporated on July 22, 2009 under the laws of the State of Nevada and is headquartered in Santa Monica, California. Gopher is a development-stage company which considers itself a Native IoT solutions creator, developing Internet of Things (IoT) and Artificial Intelligence enabled mesh network and asset tracking IoT mobile technology.  Gopher has a portfolio of Intellectual Property that when commercialized will include smart microchips, mobile application software and supporting cloud software.  The system contemplates the creation of a global mesh network.  The core of the system will be its advanced microchip technology that can be installed in any mobile or fixed device worldwide. Gopher envisions this system as a low-cost, private and secure network between all enabled mobile devices providing shared processing, advanced mobile database management/sharing and enhanced mobile features.

Recent Developments

On January 14, 2018, the Company entered into an Initial Term Agreement (the “ITA”) with Spare CS Inc. (“Spare”), a Delaware corporation, pursuant to which the Company agreed to acquire 50% of the equity of Spare. During the nine months ended September 30, 2018, the Company terminated the ITA with Spare and wrote off the $265,000 that has been advanced to Spare. The $265,000 in included as part of the impairment of assets in the accompanying consolidated statement of operations.

On March 16, 2018 ( “Closing Date”), the Company entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

On April 2, 2018 (“Closing Date”), the Company entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, the Company entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with the a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

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Results of Operations:

Three months ended September 30, 2018 and September 30, 2017

A comparison of the statements of operations for the three months ended September 30, 2018 and 2017 is as follows:

	Three Months Ended September 30,		Change
	2018	2017	$	%

Sales	$15,536,196	$4,471,626	$11,064,570	247.4%
Cost of goods sold	14,692,250	4,174,374	10,517,876	252.0%
Gross profit	843,946	297,252	546,694	183.9%
Operating expenses	22,529,250	5,937,176	16,592,074	279.5%
Loss from operations	(21,685,304)	(5,639,924)	(16,045,380)	284.5%
Other expense	(3,154,436)	(300,803)	(2,853,633)	948.7%
Loss before provision for income taxes	(24,839,740)	(5,940,727)	(18,899,013)	318.1%
Provision for income taxes	—	—	—
Net loss	$(24,839,740)	$(5,940,727)	$(18,899,013)	318.1%

Sales for the three months ended September 30, 2018 were $15,536,196 compared to $4,471,626 for the same period in 2017. The sales from 2017 to 2018 are not comparable since the increase of $11,064,570 or 247.4% is almost all the result of sales from the acquisitions of RWJ in September 2017 and ECS in March 2018. The 2017 sales only include one month of sales from the RWJ acquisition while the 2018 sales include three months of sales from RWJ and ECS. Sales recognized from the RWJ and the ECS acquisitions for the three months ended September 30, 2018 were $7,168,415 and $7,955,549, respectively, compared to $4,426,626 and $0, respectively, for the same period in 2017. Sales from the three months ended September 30, 2018 also included a licensing fee of $300,000 generated by Gopher.

Our gross margins for the three months ended September 30, 2018 were 5.4% as compared to 6.6% for the same period in 2017. The decrease in due to the sales generated by the ECS assets have a lower gross margin.

Operating expenses for the three months ended September 30, 2018 were $22,529,250 compared to $5,937,176 for the same period in 2017. The increase of $16,592,074 or 279.5% is due to i) a charge of $11,750,000 during 2018 related to the buyout of a profit participation agreement with Guardian LLC; ii) a charge of $7,132,286 during 2018 related to the impairment of assets associated with the RWJ acquisition; iii) including the operating cost for the newly acquired acquisitions offset by a decrease in the value of common stock and warrants issued to consultants and employees for services rendered during the three months ended September 30, 2018.

Other expense for the three months ended September 30, 2018 was $3,154,436, an increase of $2,853,633 from $300,803 for the same period in 2017. The increase is principally due to the change in fair value of the derivative liability as a result of using a variable conversion price to account for the Bellridge debentures.

Net loss for the three months ended September 30, 2018 was $24,839,740 compared to $5,940,727 for the same period in 2017 due to the factors described above.

Nine months ended September 30, 2018 and September 30, 2017

A comparison of the statements of operations for the nine months ended September 30, 2018 and 2017 is as follows:

	Nine Months Ended September 30,		Change
	2018	2017	$	%

Sales	$36,907,212	$4,561,626	$32,345,586	709.1%
Cost of goods sold	35,316,203	4,174,374	31,141,829	746.0%
Gross profit	1,591,009	387,252	1,203,757	310.8%
Operating expenses	44,261,783	6,528,748	37,733,035	578.0%
Loss from operations	(42,670,774)	(6,141,496)	(36,529,278)	594.8%
Other expense	(3,771,693)	(1,374,798)	(2,396,895)	174.3%
Loss before provision for income taxes	(46,442,467)	(7,516,294)	(38,926,173)	517.9%
Provision for income taxes	—	—	—
Net loss	$(46,442,467)	$(7,516,294)	$(38,926,173)	517.9%

Sales for the nine months ended September 30, 2018 were $36,907,212 compared to $4,561,626 for the same period in 2017.. The sales from 2017 to 2018 are not comparable since the increase of $32,345,586 or 709.1% is almost all the result of sales from the acquisitions of RWJ in September 2017 and ECS in March 2018. The 2017 sales only include one month of sales from the RWJ acquisition while the 2018 sales include nine and seven months, respectively, of sales from RWJ and ECS. Sales recognized from the RWJ and the ECS acquisitions for the nine months ended September 30, 2018 were $17,674,242 and $18,727,466, respectively, compared to $4,426,626 and $0, respectively, for the same period in 2017. Sales from the nine months ended September 30, 2018 also included a licensing fee of $300,000 generated by Gopher.

Our gross margins for the nine months ended September 30, 2018 were 4.3% as compared to 8.5% for the same period in 2017. The decrease in due to the sales generated by the ECS assets have a lower gross margin.

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Operating expenses for the nine months ended September 30, 2018 were $44,261,783 compared to $6,528,748 for the same period in 2017. The increase of $37,733,035 or 578.0% is due to i) a charge of $11,750,000 during 2018 related to the buyout of a profit participation agreement with Guardian LLC; ii) a charge of $7,132,286 during 2018 related to the impairment of assets associated with the RWJ acquisition; iii) including the operating cost for the newly acquired acquisitions; and iv) an increase of $14,853,096 for the value of common stock and warrants issued to consultants and employees for services rendered during the nine months ended September 30, 2018.

Other expense for the nine months ended September 30, 2018 was $3,771,693, an increase of $2,396,895 from $1,374,798 for the same period in 2017. The increase is principally due to the change in fair value of the derivative liability as a result of using a variable conversion price to account for the Bellridge debentures.

Net loss for the nine months ended September 30, 2018 was $46,442,467 compared to $7,516,294 for the same period in 2017 due to the factors described above.

 Years Ended December 31, 2017 and December 31, 2016

A comparison of the statements of operations for the years ended December 31, 2017 and 2016 is as follows:

	Years Ended December 31,		Change
	2017	2016	$	%

Sales	$9,192,354	$165,000	$9,027,354	5471.1%
Cost of goods sold	8,651,804	—	8,651,804
Gross profit	540,550	165,000	375,550	227.6%
Operating expenses	7,845,344	1,528,176	6,317,168	413.4%
Loss from operations	(7,304,794)	(1,363,176)	(5,941,618)	435.9%
Other expense	(2,982,496)	(223,050)	(2,759,446)	1237.1%
Loss before provision for income taxes	(10,287,290)	(1,586,226)	(8,701,064)	548.5%
Provision for income taxes	—	—	—
Net loss	$(10,287,290)	$(1,586,226)	$(8,701,064)	548.5%

Sales for the year ended December 31, 2017 were $9,192,354 and the sales for the year ended December 31, 2016 were $165,000. The sales from 2016 to 2017 are not comparable since the increase of $9,027,354 or 5,471% is almost all the result of sales of $9,012,354 generated from the date of acquisition to December 31, 2017 from acquisition of assets from RWJ.

Our gross margins for the year ended December 31, 2017 were 5.9% as compared to 100.0% for the same period in 2016. The decrease in due to the sales generated by the RWJ assets that have a lower gross margin.

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Operating expenses for the year ended December 31, 2017 were $7,845,344 compared to $1,528,176 for the same period in 2016. The increase of $6,317,168 or 413% is due to including the operating cost for the newly acquired acquisition and warrants valued at $4,782,297 being issued to consultants for services rendered during the year ended December 31, 2017.

Other expense for the year ended December 31, 2017 was $2,982,496, an increase of $2,759,446 from $223,050 for the same period in 2016. The increase is principally due to net charges to earnings resulting from the issuance of convertible notes with embedded conversion features that are accounted for as derivatives due to the variable conversion price.

Net loss for the year ended December 31, 2017 was $10,287,290 compared to $1,586,226 for the same period in 2016 due to the factors described above. The periods are not comparable due to the acquisition of RWJ Advanced Marketing, LLC in the third fiscal quarter of 2017.

Liquidity and Capital Resources

Our cash was $522,445 and $1,305,062 at September 30, 2018 and December 31, 2017, respectively. Cash used in operating activities during the nine months ended September 30, 2018 was $2,842,007, compared to $215,405 during the same period in 2017. Certain items are not comparable between the periods, including common stock and warrants issued for services in 2018, amortization of intangible assets from recent acquisitions and amortization of debt discount which result from the convertible notes issued in 2017. Our working capital position worsened going from a working capital deficit of $1,060,506 at December 31, 2017 to a working capital deficit of $5,278,748 at September 30, 2018, principally as a result of the increase in the derivative liability, an increase in accounts payable and accrued expenses and the issuance of a note payable related to the acquisition of certain assets ECS Prepaid LLC with an outstanding balance of $392,619 at September 30, 2018. Cash flows used in investing activities were $496,229 during the nine months ended September 30, 2018, compared to $13,021 for the same period in 2017. The increase is due to the purchase of property and equipment, the amount paid for acquisitions and the amount paid as an acquisition deposit for Spare CS, Inc. Cash from financing activities for the nine months ended September 30, 2018 was $2,555,619, compared to $250,000 for the same period in 2017. The increase is due to the issuance of a convertible notes and the sale of common stock in 2018.

We sustained net losses of $46,045,353 for the nine months ended September 30, 2018. In addition, we had a working capital deficit of $5,286,129 and accumulated deficit of $60,427,015 at September 30, 2018. We recently purchased the assets of RWJ Advanced Marketing, LLC in 2017, and ECS Prepaid LLC, Electronic Check Services, Inc. and Central States Legal Services, Inc. in 2018. RWJ and ECS have historically generated significant revenues which we expect to continue in the future. In addition, during the first half of 2018, the Company has raised or secured $3,000,000 in convertible debt and equity capital, and will need to raise additional capital in the future of which there is no guarantee that the Company will be able to successfully raise such capital on acceptable terms. With the cash flow from operations from the recent acquisitions, the cash received from recent convertible debt and equity capital, and cash needed to be raised in the near future, we believe we will have sufficient cash to meet our obligations for the next 12 months.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Company’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Critical Accounting Policies and Use of Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of our financial statements in accordance with U.S. GAAP requires us to make certain estimates, judgments and assumptions that affect the reported amount of assets and liabilities as of the date of the financial statements, the reported amounts and classification of revenues and expenses during the periods presented, and the disclosure of contingent assets and liabilities. We evaluate our estimates and assumptions on an ongoing basis and material changes in these estimates or assumptions could occur in the future. Changes in estimates are recorded on the period in which they become known. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances and at that time, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily-apparent from other sources. Actual results may differ materially from these estimates if past experience or other assumptions do not turn out to be substantially accurate.

We believe that the accounting policies described below are critical to understanding our business, results of operations, and financial condition because they involve significant judgments and estimates used in the preparation of our financial statements. An accounting is deemed to be critical if it requires a judgment or accounting estimate to be made based on assumptions about matters that are highly uncertain, and if different estimates that could have been used, or if changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact our financial statements. Other significant accounting policies, primarily those with lower levels of uncertainty than those discussed below, are also critical to understanding our financial statements. The notes to our financial statements contain additional information related to our accounting policies and should be read in conjunction with this discussion.

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Presentation of Financial Statements

The accompanying financial statements include the accounts of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Accounts Receivable

The Company grants credit to establishments (such as convenient stores) who sell the Company’s products under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. At December 31, 2017, all of the Company’s inventory was finished goods inventory which consisted principally of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards.

Revenue Recognition

ASU No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of Topic 606. As sales are and have been primarily from IT services, sale of phones, phone card products, prepaid cellular phone minutes and cellular activation, and the Company has no significant post-delivery obligations, this new standard did not result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under Topic 605, Revenue Recognition.

Revenue from providing IT services, sale of phones, phone card products, prepaid cellular phone minutes and cellular activation services are recognized under Topic 606 in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	IT services - revenue is recorded on a monthly basis as services are provided;
●	Sale of phones, phone card products, prepaid cellular phone minutes and cellular activation – revenue is recognized at the time of sale to the customer; and
●	License fees and Royalties – revenue is recognized based on the terms of the agreement with its customer.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

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●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No cash dividends have been paid or declared since the Date of Inception.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act), we are not required to provide the information called for by Item 304 of Regulation S-K.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Below are the names and certain information regarding Gopher Protocol’s executive officers and directors.

Name	Age	Title
Douglas Davis	60	Chief Executive Officer
Michael Murray	49	President and Director
Dr. Danny Rittman	56	Chief Technology Officer
Kevin Pickard	55	Chief Financial Officer
Mansour Khatib	56	Chief Marketing Officer and Director
Robert Yaspan	72	Chairman of the Board of Directors
Judit Nagypal	49	Director
Ned Seigel	67	Director
Eva Bitter	46	Director
Mitchell Tavera	60	Director
Muhammed Khilji	53	Director

Douglas Davis is a seasoned executive with management experience across many areas including M&A, capital raising, sales and business development. Since 2010, Mr. Davis has served as the CEO of Bitspeed LLC, an extreme file transfer software and appliance solution. In addition, since 2001, Mr. Davis has served as the Managing Partner of CoBuilder, Inc., a consulting organization providing services associated with increasing efficiencies, including market penetration and revenues, for large and small corporate entities. Mr. Davis received an AB Political Science from Stanford University and an MBA (Concentration in Finance and Strategic Management) from UCLA Anderson Graduate School of Management.

Michael Murray is a licensed and UST Certified NMLS Originator, a licensed mortgage banker, a real estate broker and a licensed general contractor. From 1998 through August 2012, Mr. Murray held the position of Broker and DRE Officer with Home Plus Realty, Inc. From August 2012 through May 2013, Mr. Murray held the positions of FHA Production and Save Team with Cashcall Mortgage, Inc. and since May 2013 to the present, Mr. Murray has been self-employed as a Consultant and Managing Broker. Mr. Murray received an M.A. in Public Relations from California Baptist University in May 2014 and a B.A. in Political Science from California Baptist University in May 2013.

Mr. Murray is an officer and shareholder of Hermes Roll LLC (“Hermes”), a Nevada limited liability company to be formed. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes, which is the basis for the Company’s current operations. On June 16, 2015, the Company and Hermes entered into an Amended and Restated License Agreement whereby the license was expanded globally, the Company agreed to invest $5,000,000 into Hermes for working capital and the Company was provided with an option to acquire 100% of the outstanding membership interest of Hermes in consideration of 20,000,000 shares of common stock of the Company through June 16, 2016. The Company and Hermes agreed that the ability to acquire 100% of the membership interest of Hermes will be reduced on a pro-rata basis contingent upon the amount of working capital invested by the Company. For example, in the event the Company provides Hermes with $2,500,000 in working capital, then the Company will be entitled to acquire 50% of the membership interest of Hermes in consideration of 10,000,000 shares of common stock of the Company.

Mr. Murray resigned as Chief Executive Officer in connection with the acquisition of certain assets from RWJ Advanced Marketing, but remains a Director of the Company.

Dr. Danny Rittman is a veteran software architect and integrated circuit technology expert with over 20 years of experience in the technology sector. From 2014 through the present, Dr. Rittman has served as the CTO and as a director of the Company, leading the Company’s technological direction and managing teams of mobile software developers. From 2012, through 2014, Dr. Rittman served as a Senior Integrated Circuit Consultant for Qualcomm / Max Linear, managing teams of integrated circuit designers within the mobile technology arena. From 2007 through 2012, Dr. Rittman served as the Founder and CTO of Micrologic Design Automation, leading the company’s technological direction, including architecture, design and development of EDA software tools. From 2002 through 2007, Dr. Rittman served as an Integrated Circuit CAD / Software Senior Consultant for IBM, managing IC back-end projects and leading back-end CAD and QA software tool development and implementation. From 1995 through 2002, Dr. Rittman served as the Founder and VP of R&D for Bindkey Technologies, leading the company’s technological direction, research and development of EDA software tools for integrated circuits and back-end design. Dr. Rittman received a BS in Electrical Engineering - VLSI Design from the University of Bridgeport, graduating Magna Cum Laude in 1992; a MS in Computer Science - VLSI Design, Specializing in Automation Algorithms, from La Salle University, graduating Magna Cum Laude in 1996; and a PhD in Computer Science - VLSI Design, specializing in EDA Concepts and Algorithms, from La Salle University, graduating Summa Cum Laude in 1998.

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Kevin Pickard is a certified public accountant with experience providing management consulting services for small to medium sized companies, including review and preparation of filings with the Securities and Exchange Commission. Mr. Pickard is the owner of Kevin F. Pickard, CPA, PC which he founded in 1998. Prior to that, from August 1996 to July 1998, Mr. Pickard was a partner of Singer Lewak Greenbaum & Goldstein, LLP, where he co-managed the accounting its securities industry practice group. He was employed as a Business Assurance Manager of PricewaterhouseCoopers, LLP (formerly, Coopers & Lybrand, LLP) in various offices from September 1987 to July 1993 and from April 1994 to August 1996, where he focused on auditing companies in insurance, high-tech and industries. Mr. Pickard holds a Bachelor of Science in Accounting and a Master of Accountancy from Brigham Young University. Mr. Pickard is currently a licensed Certified Public Accountant in North Carolina and California.

From 2009 through 2012, Mansour Khatib served as the CEO and CFO of The Merchandise Company, located in Long Beach, California. From 2012 through the present, Mr. Khatib has served as a U.S. Business and Marketing Sales Representative for KB Racking, located in Toronto, Canada. From May 2013 through July 2014, Mr. Khatib served as VP of Marketing for Sun Energy Partners, LLC, developing solar rooftop projects. From July 2014 through the present, Mr. Khatib has served as the CTO for New Energy Ventures, LLC, a company that is developing utility scale projects in New Jersey, California, and smaller projects in Mexico, the Caribbean and Peru. Mr. Khatib received B.A. in Economics from Fachhochschule Wuppertal in Wuppertal, Germany in 1988 and a Bachelors in Electro Engineering & Computer Technology from University Aachen in Aachen, Germany in 1985.

Since 2005, Muhammed Khilji has owned and operated Muhammad Khilji, CPA, a business accounting and tax advisory service. Mr. Khilji is engaged in providing advisory services to small business clients. He has been serving numerous high net worth individuals, professionals, as well as entrepreneurs. He is involved in consulting clients in the areas of strategic business management, sales and marketing, retirement planning, asset protection, financial restructuring and bankruptcy. Mr. Khilji tax compliance experience spans over large corporations to multi-state partnerships. Mr. Khilji has also served as contract CFO for a number of companies. From 2004 to 2005, Mr. Khilji served as a Senior Manager in the Financial Services Group of KPMG and from 2002 to 2004 as a Senior Manager with the Corporate Tax Group at Waterhouse Cooper. Prior to 2002, Mr. Khilji was a Senior Manager with the Corporate Tax Advisory Group at Arthur Anderson. Mr. Khilji has been licensed as a Certified Public Accountant in California since 2002 and graduated from Southern Illinois University in 1993 with a Master of Business Administration Finance and Marketing and in 1991 with a Bachelor of Science Finance.

Robert Yaspan, age 72, has owned and operated Law Offices of Robert M. Yaspan since 1997 where has focused his practice on business reorganizations and real property law. Mr. Yaspan received a Bachelor of Arts degree in History from the University of Chicago in 1968 and a Juris Doctorate from University of Southern California in 1971. Mr. Yaspan is the manager of REKO Holdings LLC, a significant shareholder of the Company.

Judit Nagypal, age 48, has extensive experience in human resources and business, with multicultural understanding coming from diverse international positions with over 18 years of successful track record in field and headquarters positions, both in specialist and generalist roles. Since 2013, Ms. Nagypal has held various positions in Microsoft including HRD Leadership Development and Talent Management from 2013 to 2015, Independent Software Vendor Acquisition Lead from 2015 to 2016 and Independent Software Vendor Go-To-Market Lead from 2016 to present. Prior to Microsoft, Mr. Nagypal held positions with AXA Group, Kraft Biscuits and Danone Group. Ms. Nagypal received a Postgraduate Diploma in Human Resources Management from Middlesex University in 2002, a Law Degree from Eotvos Lorand University in 1998 and a Masters in Economic Sciences from Budapest University of Economics in 1994.

Ned L. Siegel, 66, has had a long and distinguished career as a senior U.S. government official and businessman. He was appointed by then President George W. Bush as the U.S. Ambassador to the Commonwealth of the Bahamas from October 2007 to January 2009. He was also appointed by President Bush to serve under Ambassador John R. Bolton at the United Nations in New York, serving as the Senior Advisor to the U.S. Mission and as the U.S. representative to the 61st Session of the United Nations General Assembly. Prior to his ambassadorship, he was appointed to the Board of Directors of the Overseas Private Investment Corporation (OPIC). In addition to his public service, Ambassador Siegel has over 30 years of entrepreneurial successes. Presently, he serves as President of The Siegel Group, a multi-disciplined international business management advisory firm specializing in real estate, energy, utilities, infrastructure, financial services, oil and gas and cyber and secure technology. Ambassador Siegel also serves on the Board of Directors and Advisory Boards of other numerous public and private companies, and private equity groups. He graduated Phi Beta Kappa from the University of Connecticut in 1973 and received a juris doctorate from the Dickinson School of Law in 1976. In December 2014, he received an honorary degree of Doctor of Business Administration from the University of South Carolina. Mr. Siegel has previously served as a member of the Board of Directors of Healthwarehouse.com, Inc. from June 2013 to September 2016, PositiveID Corporation from February 2011 to the present, Notis Global, Inc. from April 2014 to the present, Viscount Systems from April 2013 to the present and Baltia Air Lines, Inc. (dba USGlobal Airways) from June 2017 to present.

Since 2012 to the present, Eva Bitter has served as Business Unit Leader for Rehab zRt. Prior to 2012, Ms. Bitter served in various sales and marketing roles with Reckitt Benckiser, Colgate Palmolive Hungary and Kraft Foods Hungary. Ms. Bitter received a degree in International Relations from the College for Foreign Trade, Budapest in 1993 and a degree in External Economies from the University of Economic Sciences, Budapest in 1996.

From 1978 through June 2017, Mitchell Tavera has served as a member of the El Segundo Police Department in various capacities from Patrol Cadet, Detective, Sergeant, Lieutenant, Captain and culminating in his appointment as Chief of Police which role he held from April 2010 through June 2017. Following Mr. Tavera’s retirement from the El Segundo Police Department, in November 2018, he joined Elite Interactive Solutions as Law Enforcement Liaison.

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Agreements with Officers and Directors

On April 22, 2015, Michael Murray was appointed by the Company as the Chairman of the Board of Directors, CEO, and President of the Company. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes, which is the basis for the Company’s current operations. Mr. Murray is the owner of 9,900 shares of Series D Preferred Stock of the Company that is convertible at Mr. Murray’s election into 9,900,000 shares of common stock. During 2016 Mr. Murray has converted all of his Series D Preferred Stock into common shares of the Company.

On June 30, 2015, the Company appointed Dr. Danny Rittman as Chief Technical Officer and a board member. On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman will assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform. Said agreement is contingent upon the Company funding its commitments per the June 16, 2015 - Amended and Restated Territorial License Agreement. Failure of the Company providing this funding, in full, or partially, will automatically terminate any GOPH ownership of the intellectual properties. Dr. Rittman is the Chief Technology Officer and a director of the Company as well as the Chairman of the Company’s Advisory Board. Dr. Rittman owns 9,900 shares of Series D Preferred Stock of the Company that is convertible at Dr. Rittman’s into 9,900,000 shares of common stock. During 2016 Mr. Rittman has converted all of his Series D Preferred Stock into common shares of the Company.

On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman agreed to assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform, subject to certain conditions, which as of December 31, 2016 have not been met. As of the end of the fiscal year, the intellectual property developed by Dr. Rittman had not been assigned to the Company. The Company has expensed the stated value of that intellectual property in these financial statements.

On or around March 18, 2016, the Company and Dr. Rittman entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Specifically, the Company entered into that certain Territorial License Agreement with Hermes Roll LLC dated March 4, 2015, which such agreement was amended to expand the related territorial license to a worldwide license pursuant to that certain Amended and Restated Territorial License Agreement dated June 16, 2015 (the “Amended and Restated Territorial License Agreement”), and that certain Letter Agreement (the “Letter Agreement”) entered into between Dr. Rittman and the Company dated August 20, 2015. The aforementioned agreements were tied to the funding of the Company in the minimum amount of $5,000,000 (the “Required Funding”) and the assignment to the Company and/or ownership by the Company of all past, present and future technology in the form of intellectual property, including, but not limited to patents, trademarks, domains, applications, social media pages (e.g. Twitter, LinkedIn and landing pages) (collectively, the “IP”), which such IP was paid for exclusively by Dr. Rittman and/or his affiliated companies, was contingent upon the Company obtaining the Required Funding by no later than October 30, 2015 (the “Contingency”). Accordingly, it was agreed to by the parties that (i) all inventions, improvements and developments made or conceived by the Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, would be the property of the Company subject to the Contingency. In the event the Contingency was not met, the Letter Agreement would be cancelled and rendered null and void. The Company acknowledged that the Company did not meet the Contingency, technically resulting in the cancellation of the Letter Agreement and rendering the Letter Agreement null and void. Moreover, the Company failed to meet its obligations under the Amended and Restated Territorial License Agreement, including the further development of the consumer heuristic technology platform, thereby creating a vacuum in its development in all aspects, including the ability to obtain funding, resulting in the need for Dr. Rittman’s partners to perform the necessary development work related to the above agreements.

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The original Exclusive License Agreement will remain in place, while other agreements will be terminated and rendered null and void. Dr. Rittman will resign as an officer of the Company, but will remain as Director and technical consultant of the Company, and will accommodate the needs of the Company in return for compensation to be agreed by the parties. All intellectual property will remain in the possession of Dr. Rittman and his private partners, and the Company shall remain a licensee per the terms of the original Territorial License Agreement, and will develop the first product with Dr. Rittman and his partners.

The Company is the exclusive license holder for certain intellectual property relating to GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch to the LLC as consideration for the JV. Dr. Rittman’s partners have commenced development of the product via a private LLC that has been incorporated under the name “Guardian Patch LLC” (“LLC”). Certain private investors will provide all initial funding to the Company via the LLC for product development. The LLC will fund the development, and the Company will provide IT services via Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of the LLC, the Company and the LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. The LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by the LLC. Moreover, the LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with the LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with the LLC that the same JV principles of the GPLLC for the patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. During the quarter ended December 31, 2016, 100% of the Company’s revenue was related to IT service provided to the LLC for Dr. Rittman services, in connection with the development of the Patch.

On April 16, 2016 (the “Effective Date”), Mansour Khatib and the Company entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Mansour Khatib agreed to serve as the Chief Marketing Officer of the Company. Mr. Mansour Khatib was also appointed as a director of the Company on the Effective Date. Pursuant to the terms of the Employment Agreement, Mr. Khatib will receive an annual salary of $100,000 upon the Company generating $1,000,000 in revenue during any three (3) month period. There is no understanding or arrangement between Mr. Khatib and any other person pursuant to which he was appointed as an executive officer and director. Mr. Khatib does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Mr. Khatib has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Effective August15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows:

Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its Guardian Patch technology into the consumer markets.  Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices.  The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

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On or around September 7, 2017, and in connection with the purchase of certain assets from RWJ Advanced Marketing LLC, the Company and Mr. Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company.

On or around September 30, 2017, Mr. Klinger resigned as Chief Financial Officer to pursue other opportunities. Mr. Bauer became CFO on the same date.

On April 16, 2018, Kevin F. Pickard was appointed Chief Financial Officer of the Company (at the same time, Mr. Bauer resigned his position as the Chief Financial Officer of the Company). The Company and Mr. Pickard entered into an Executive Retention Agreement dated April 16, 2018 pursuant to which Mr. Pickard agreed to serve as Chief Financial Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Pickard 250,000 shares of common stock and granted Mr. Pickard a Stock Option to acquire 500,000 shares of common stock of the Company at an exercise price of $2.80 per share for a period of five years. The Stock Options vest in tranches of 100,000 shares commencing on the one year anniversary and continuing thereafter on an annual basis or in full in the event of a change of control. The Company and Mr. Pickard also entered into an Indemnification Agreement. The employment of Mr. Pickard is at will and may be terminated at any time, with or without formal cause.

On April 25, 2018, Muhammad Khilji was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Mr. Khilji entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will one tine grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Khilji will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Khilji $5,000 per quarter.

On May 17, 2018, Robert Yaspan, Judit Nagypal and Ambassador Ned L. Siegel were appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as directors of the Company. Mr. Yaspan will also serve as Chairman of the Board of Directors. Ms. Nagypal and Ambassador Siegel are considered independent directors and entered into agreements pursuant to which each will serve as a director. The director agreements provide that each will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. Mr. Yaspan, in consideration for serving as Chairman of the Board, entered into an agreement providing a one-time grant of 250,000 shares of common stock and a stock option to acquire 250,000 shares of common stock exercisable for a period of five years at $2.50 per share. Each director will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Yaspan, Ms. Nagypal and Ambassador Siegel $5,000 per quarter.

On May 17, 2018, Mansour Khatib, Chief Marketing Officer and director of the Company, was engaged as Interim Chief Executive Officer to fill the vacancy resulting from Gregory Bauer’s resignation as Chief Executive Officer and Director of the Company. In addition, Michael Murray, a director of the Company, was engaged as President of the Company. The Company and Mr. Bauer entered into a Consulting Agreement for a period of one year for compensation of $15,000 per month to provide services associated with prepaid financial services. The Consulting Agreement was terminated on or around December 1, 2018.

On June 18, 2018, Eva Bitter was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Ms. Bitter entered into an agreement pursuant to which she will serve as a director. The director agreement provides that she will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Ms. Bitter will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Ms. Bitter $5,000 per quarter.

On July 23, 2018, Douglas L. Davis was appointed by Gopher Protocol Inc. (the “Company”) to serve as the Interim Chief Executive Officer of the Company. Mansour Khatib resigned as Interim Chief Executive Officer but will continue to serve as Chief Marketing Officer and Director.

The Company and Mr. Davis entered into an Employment Agreement dated July 23, 2018 pursuant to which Mr. Davis agreed to serve as Interim Chief Executive Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Davis 300,000 shares of common stock subject to a lock-up/leakout provision. The employment of Mr. Davis is for a period of six months and may be terminated at any time, with or without formal cause, on ten days’ notice.

On January 1, 2019, the Company and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. Mr. Davis has served as Interim Chief Executive Officer since July 2018. The term of Mr. Davis’ employment is for two years through January 1, 2021. Mr. Davis will be entitled to an annual base salary of $250,000, which shall be increased to $400,000 upon the Company uplisting to a national exchange. Mr. Davis is also be entitled to the issuance of Stock Options to acquire an aggregate of 5,000,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options will be earned and vested (i) with respect to 2,000,000 shares of common stock on the date hereof, (ii) 500,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 1,500,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 500,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

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On July 31, 2018, Mitchell K. Tavera was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Mr. Tavera entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Tavera will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Tavera $5,000 per quarter.

On January 1, 2019, Gopher Protocol Inc. (the “Company”) and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. The term of Mr. Davis’ employment is for two years through January 1, 2021. Mr. Davis will be entitled to an annual base salary of $250,000, which shall be increased to $400,000 upon the Company uplisting to a national exchange. Mr. Davis is also be entitled to the issuance of Stock Options to acquire an aggregate of 5,000,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options will be earned and vested (i) with respect to 2,000,000 shares of common stock on the date hereof, (ii) 500,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 1,500,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 500,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

EXECUTIVE COMPENSATION

The following tables set forth all compensation paid with respect of our Chief Executive Officer for the years ended December 31, 2017 and 2016.

Summary Compensation Table

Name and		Salary	Bonus	Restricted Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Erik Klinger(4)	2017	45,000	0	0	0	0	0	45,000	45,000
	2016	40,000	0	0	0	0	0	40,000	40,000

Mansour Khatib	2017	60,000	0	0	0	0	0	0	60,000
	2016	36,000	0	0	0	0	0	0	36,000

Danny Rittman(1)	2017	144,000	0	0	0	0	0	0	144,000
	2016	147,300	0	99	0	0	0	0	147,399

Michael Murray(1),(2)	2017	0	0	0	0	0	0	0	0
	2016	0	0	99	0	0	0	0	99

Greg Bauer(3)	2017	250,000	0	20	0	0	0	40	250,060
	2016	0	0	0	0	0	0	0	00

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

(1) Mr. Murray and Dr. Rittman each own 9,900 shares of Series D Preferred Stock of the Company that is convertible at their election into 9,900,000 shares of common stock. As of December 31, 2016, all of these shares have been converted into shares of the Company.

(2) Mr. Murray resigned as Chief Executive Officer on or around September 7, 2017, but remains as a Director. The warrant on 4,000,000 common shares is consideration for his role as Executive Vice President in charge of business development.

(3) Mr. Bauer was granted 2,000,000 common shares and a warrant for 4,000,000 shares of common stock in connection with the acquisition of certain assets of RWJ Advanced Marketing, LLC.

(4) Mr. Klinger resigned in September 2017.

Director Compensation

The following table sets forth all compensation awarded to, earned by or paid to the non-employee directors in 2017 for service as directors:

Name and		Salary	Bonus	Restricted Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Michael Murray (1)	2017	0	0	0	0	0	0	40	40

(1)	Mr. Murray resigned as Chief Executive Officer on or around September 7, 2017, but remains as a Director. The warrant on 4,000,000 common shares is consideration for his role as Executive Vice President in charge of business development.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards outstanding at December 31, 2017 other than those disclosed above.

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The following table sets forth information with respect to the beneficial ownership of the Common Stock as of January 23, 2019 by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; (iii) each officer of the Company and (iv) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Michael D. Murray(2,4)	10,900,000	5.24%
Dr. Danny Rittman(4)	9,900,000	4.86%
Douglas Davis(5)	2,300,000	1.12%
Mansour Khatib(4)	0	0.00%
Kevin Pickard(5)	350,000	0.17%
Reko Holdings LLC	69,321,000	34.00%
Guardian Patch(7)	16,500,000	7.75%
Latinex Casa de Cambio	20,026,702	9.82%
Robert Yaspan(3)	500,000	0.24%
Ned Seigel(6)	200,000	0.10%
Judit Nagypal(6)	200,000	0.10%
Eva Bitter(6)	200,000	0.10%
Muhammed Khilji(6)	200,000	0.10%
Mitchell Tavera (6)	200,000	0.10%
Mobiquity Technologies, Inc.	13,388,889	6.57%
All Officers and Directors as a Group	24,950,000	11.84%

(1)	Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table. The above is based on 203,913,338 shares of common stock outstanding as of February 5, 2019.

(2)	Mr. Murray is President of the company, and a Director. He holds a warrant for 4,000,000 shares of the Company’s common stock.

(3)	Mr. Yaspan is the Chairman of the Board of Directors. He has 250,000 shares, and a warrant for 250,000 additional shares at an exercise price of $2.50.

(4)	Officer and Director of the Company.

(5)	Officer of the Company.

(6)	Director of the Company. Each director (except for the Chairman of the Board of Directors) has 100,000 shares, and a warrant on 100,000 shares at an exercise price of $2.50.

(7)	Guardian Patch holds 7,500,000 shares of common stock, and a warrant for 9,000,000 shares of the Company’s common stock.

No Director, executive officer, affiliate or any owner of record or beneficial owner of more than 5% of any class of voting securities of the Company is a party adversary to the Company or has a material interest adverse to the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

On or around March 18, 2016 the Company and Dr. Danny Rittman entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Specifically, the Company entered into that certain Territorial License Agreement with Hermes Roll LLC dated March 4, 2015, which such agreement was amended to expand the related territorial license to a worldwide license pursuant to that certain Amended and Restated Territorial License Agreement dated June 16, 2015 (the “Amended and Restated Territorial License Agreement”), and that certain Letter Agreement (the “Letter Agreement”) entered into between Dr. Rittman and the Company dated August 20, 2015. The aforementioned agreements were tied to the funding of the Company in the minimum amount of $5,000,000 (the “Required Funding”) and the assignment to the Company and/or ownership by the Company of all past, present and future technology in the form of intellectual property, including, but not limited to patents, trademarks, domains, applications, social media pages (e.g. Twitter, LinkedIn and landing pages) (collectively, the “IP”), which such IP was paid for exclusively by Dr. Rittman and/or his affiliated companies, was contingent upon the Company obtaining the Required Funding by no later than October 30, 2015 (the “Contingency”). Accordingly, it was agreed to by the parties that (i) all inventions, improvements and developments made or conceived by the Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, would be the property of the Company subject to the Contingency. In the event the Contingency was not met, the Letter Agreement would be cancelled and rendered null and void. The Company acknowledged that the Company did not meet the Contingency, technically resulting in the cancellation of the Letter Agreement and rendering the Letter Agreement null and void. Moreover, the Company failed to meet its obligations under the Amended and Restated Territorial License Agreement, including the further development of the consumer heuristic technology platform, thereby creating a vacuum in its development in all aspects, including the ability to obtain funding, resulting in the need for Dr. Rittman’s partners to perform the necessary development work related to the above agreements.

The original License Agreement will remain in place, while other agreements will be terminated and rendered null and void. Dr. Rittman will resign as an officer of the Company, but will remain as Director and technical consultant of the Company, and will accommodate the needs of the Company in return for compensation to be agreed by the parties. All intellectual property will remain in the possession of Dr. Rittman and his private partners, and the Company shall remain a licensee per the terms of the original Territorial License Agreement, and will develop the first product with Dr. Rittman and his partners.

The Company is the exclusive license holder for certain intellectual property relating to GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch to the LLC as consideration for the JV. Dr. Rittman’s partners have commenced development of the product via a private LLC that has been incorporated under the name “Guardian Patch LLC” (“LLC”). Certain private investors will provide all initial funding to the Company via the LLC for product development. The LLC will fund the development, and the Company will provide IT services via Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of the LLC, the Company and the LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. The LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by the LLC. Moreover, the LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with the LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with the LLC that the same JV principles of the GPLLC for the patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. During the quarter ended December 31, 2016, 100% of the Company’s revenue was related to IT service provided to the LLC for Dr. Rittman services, in connection with the development of the Patch.

On April 5, 2016, Erik Klinger was appointed by the Company to serve as the Chief Financial Officer of the Company.

On April 16, 2016 (the “Effective Date”), Mansour Khatib and the Company entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Mansour Khatib agreed to serve as the Chief Marketing Officer of the Company. Mr. Mansour Khatib was also appointed as a director of the Company on the Effective Date. Pursuant to the terms of the Employment Agreement, Mr. Khatib will receive an annual salary of $100,000 upon the Company generating $1,000,000 in revenue during any three (3) month period.

Effective August15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows:

Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its Guardian Patch technology into the consumer markets.  Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices.  The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

For the fiscal year ended December 31, 2016, the Company generated $165,000 from the provision of IT services to Guardian Patch LLC, a related party.

On or around September 7, 2017, Greg Bauer became Chief Executive Officer of the Company. At the same time, Michael Murray resigned as CEO, although he remains an investor and a Director of the Company. At closing, the Company and Mr. Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company.

On or around September 30, 2017, Erik Klinger resigned as Chief Financial Officer of the Company. At the same time, Mr. Bauer became the Chief Financial Officer of the Company.

On April 16, 2018, Kevin F. Pickard was appointed Chief Financial Officer of the Company (at the same time, Mr. Bauer resigned his position as the Chief Financial Officer of the Company). The Company and Mr. Pickard entered into an Executive Retention Agreement dated April 16, 2018 pursuant to which Mr. Pickard agreed to serve as Chief Financial Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Pickard 250,000 shares of common stock and granted Mr. Pickard a Stock Option to acquire 500,000 shares of common stock of the Company at an exercise price of $2.80 per share for a period of five years. The Stock Options vest in tranches of 100,000 shares commencing on the one year anniversary and continuing thereafter on an annual basis or in full in the event of a change of control. The Company and Mr. Pickard also entered into an Indemnification Agreement. The employment of Mr. Pickard is at will and may be terminated at any time, with or without formal cause.

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On April 25, 2018, Muhammad Khilji was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Mr. Khilji entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will one tine grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Khilji will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Khilji $5,000 per quarter.

On May 17, 2018, Robert Yaspan, Judit Nagypal and Ambassador Ned L. Siegel were appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as directors of the Company. Mr. Yaspan will also serve as Chairman of the Board of Directors. Ms. Nagypal and Ambassador Siegel are considered independent directors and entered into agreements pursuant to which each will serve as a director. The director agreements provide that each will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. Mr. Yaspan, in consideration for serving as Chairman of the Board, entered into an agreement providing a one-time grant of 250,000 shares of common stock and a stock option to acquire 250,000 shares of common stock exercisable for a period of five years at $2.50 per share. Each director will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Yaspan, Ms. Nagypal and Ambassador Siegel $5,000 per quarter.

On May 17, 2018, Mansour Khatib, Chief Marketing Officer and director of the Company, was engaged as Interim Chief Executive Officer to fill the vacancy resulting from Gregory Bauer’s resignation as Chief Executive Officer and Director of the Company. In addition, Michael Murray, a director of the Company, was engaged as President of the Company. The Company and Mr. Bauer entered into a Consulting Agreement for a period of one year for compensation of $15,000 per month to provide services associated with prepaid financial services. The Consulting Agreement was terminated on or around December 1, 2018.

On June 18, 2018, Eva Bitter was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Ms. Bitter entered into an agreement pursuant to which she will serve as a director. The director agreement provides that she will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Ms. Bitter will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Ms. Bitter $5,000 per quarter.

On July 23, 2018, Douglas L. Davis was appointed by Gopher Protocol Inc. (the “Company”) to serve as the Interim Chief Executive Officer of the Company. Mansour Khatib resigned as Interim Chief Executive Officer but will continue to serve as Chief Marketing Officer and Director.

The Company and Mr. Davis entered into an Employment Agreement dated July 23, 2018 pursuant to which Mr. Davis agreed to serve as Interim Chief Executive Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Davis 300,000 shares of common stock subject to a lock-up/leakout provision. The employment of Mr. Davis is for a period of six months and may be terminated at any time, with or without formal cause, on ten days notice.

On January 1, 2019, the Company and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. Mr. Davis has served as Interim Chief Executive Officer since July 2018. The term of Mr. Davis’ employment is for two years through January 1, 2021. Mr. Davis will be entitled to an annual base salary of $250,000, which shall be increased to $400,000 upon the Company uplisting to a national exchange. Mr. Davis is also be entitled to the issuance of Stock Options to acquire an aggregate of 5,000,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options will be earned and vested (i) with respect to 2,000,000 shares of common stock on the date hereof, (ii) 500,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 1,500,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 500,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

On July 31, 2018, Mitchell K. Tavera was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Mr. Tavera entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Tavera will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Tavera $5,000 per quarter.

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On January 1, 2019, Gopher Protocol Inc. (the “Company”) and Douglas Davis entered into an Amended and Restated Employment Agreement pursuant to which Mr. Davis was retained as Chief Executive Officer. The term of Mr. Davis’ employment is for two years through January 1, 2021. Mr. Davis will be entitled to an annual base salary of $250,000, which shall be increased to $400,000 upon the Company uplisting to a national exchange. Mr. Davis is also be entitled to the issuance of Stock Options to acquire an aggregate of 5,000,000 shares of common stock of the Company, exercisable for five years, subject to vesting. The options will be earned and vested (i) with respect to 2,000,000 shares of common stock on the date hereof, (ii) 500,000 shares of common stock upon the successful dual list of the Company on an international exchange such as SIX Zurich Stock Exchange or Euronext, (iii) 1,500,000 shares of common stock upon the successful up listing to a national exchange such as the Nasdaq, NYSE Euronext, TSX, AMEX or other, and (iv) with respect to 500,000 shares of common stock at each of the six (6) month anniversaries (July 1, 2019 and January 1, 2020). The exercise price of such options shall be the closing price of the Company on the date prior to such event.

Procedures for Approval of Related Party Transactions

Our Board of Directors is charged with reviewing and approving all potential related party transactions.  All such related party transactions must then be reported under applicable SEC rules. We have not adopted other procedures for review, or standards for approval, of such transactions, but instead review them on a case-by-case basis.

Director Independence

On or around August 10, 2018, the Board of Directors established committees for governance, compensation and audit. The Audit Committee is being led by Muhammed Khalji, a CPA. The Compensation Committee is being led by Judit Nagypal. The Governance Committee is being led by Ambassador Ned L. Seigel. All three leaders of the committees are independent directors. In addition, each committee has two additional members, all of whom are also independent directors.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our capital stock as provided in our (i)  certificate of incorporation, and (ii)  bylaws. We also refer you to our certificate of incorporation, as amended, and our bylaws, as amended, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 500,000,000 shares of Common Stock with a $0.00001 par value per share, and 20,000,000 shares of preferred stock with a $0.00001 par value per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of February 5, 2019, there were 203,913,338 shares of our Common Stock issued and outstanding and 45,700 shares of preferred stock outstanding.

The following is a summary of the material provisions of the Common Stock provided for in our certificate of incorporation, as amended, and bylaws. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws.

Listing

Our Common Stock is trades on the OTCQB under the symbol “GOPH.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Empire Stock Transfer, Inc. Its address is 1859 Whitney Mesa Drive, Henderson, NV 89014 and its telephone number is 702-818-5898.

Description of Capital Stock

We have authorized capital stock consisting of 500,000,000 shares of Common Stock, $0.00001 par value per share, and 22,110,000 shares of preferred stock. As of December 31, 2018, there were 182,224,264 shares of our Common Stock, and 45,700 shares of preferred stock outstanding. The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $0.30 per share representing 3,000 posts split (15,000,000 pre-split) common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits. Each share of Series C Preferred Stock is convertible, at the option of the holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below). The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.002. The stated value is $11.00 per share (the “Stated Value”). The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into. The holders have contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock. As of the date hereof, there are 45,000 shares of Series B Preferred outstanding and 700 shares of Series C Preferred outstanding.

Additional information related to our capital stock is contained in the accompanying prospectus which is appended to this prospectus supplement.

You should also refer to our restated certificate of incorporation, as amended, and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus supplement is part.

Anti-Takeover Provisions Under Nevada Law.

Combinations with Interested Stockholder. Sections 78.411-78.444, inclusive, of the Nevada Revised Statutes (“NRS”) contain provisions governing combinations with an interested stockholder. For purposes of the NRS, “combinations” include: (i) any merger or consolidation with any interested stockholder, (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to any interested stockholder of corporate assets with an aggregate market value equal to 5% or more of the aggregate market value of the corporation’s consolidated assets, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation, (iii) the issuance to any interested stockholder of voting shares (except pursuant to a share dividend or similar proportionate distribution) with an aggregate market value equal to 5% or more of the aggregate market value of all the outstanding shares of the corporation, (iv) the dissolution of the corporation if proposed by or on behalf of any interested stockholder, (v) any reclassification of securities, recapitalization or corporate reorganization that will have the effect of increasing the proportionate share of the corporation’s outstanding voting shares held by any interested stockholder and (vi) any receipt by the interested stockholder of the benefit (except proportionately as a stockholder) of any loan, advance, guarantee, pledge or other financial assistance. For purposes of the NRS, an “interested stockholder” is defined to include any beneficial owner of more than 10% of any class of the voting securities of a Nevada corporation and any person who is an affiliate or associate of the corporation and was at any time during the preceding three years the beneficial owner or more than 10% of any class of the voting securities of the Nevada corporation.

34

Subject to certain exceptions, the provisions of the NRS governing combinations with interested stockholders provide that a Nevada corporation may not engage in a combination with an interested stockholder for two years after the date that the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.

Control Share Acquisitions. The NRS also contains a “control share acquisitions statute.” If applicable to a Nevada corporation this statute restricts the voting rights of certain stockholders referred to as “acquiring persons,” that acquire or offer to acquire ownership of a “controlling interest” in the outstanding voting stock of an “issuing corporation.” For purposes of these provisions a “controlling interest” means with certain exceptions the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power in the election of directors and “issuing corporation” means a Nevada corporation that has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. The voting rights of an acquiring person in the affected shares will be restored only if such restoration is approved by the holders of a majority of the voting power of the corporation. The NRS allows a corporation to “opt-out” of the control share acquisitions statute by providing in such corporation’s articles of incorporation or bylaws that the control share acquisitions statute does not apply to the corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

Articles of Incorporation and Bylaws

No Cumulative Voting.  Where cumulative voting is permitted in the election of directors, each share is entitled to as many votes as there are directors to be elected and each shareholder may cast all of its votes for a single director nominee or distribute them among two or more director nominees. Thus, cumulative voting makes it easier for a minority shareholder to elect a director. Our articles of incorporation deny shareholders the right to vote cumulatively.

Authorized But Unissued Shares.  Our articles of incorporation permit the board to authorize the issuance of preferred stock, and to designate the rights and preferences of our preferred stock, without obtaining shareholder approval. One of the effects of undesignated preferred stock may be to enable the board to render more difficult or to discourage a third party’s attempt to obtain control of Gopher Protocol by means of a tender offer, proxy contest, merger, or otherwise. The issuance of shares of preferred stock also may discourage a party from making a bid for the common stock because the issuance may adversely affect the rights of the holders of common stock. For example, preferred stock that we issue may rank prior to the common stock as to dividend rights, liquidation preference, or both, may have special voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock.

35

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Fleming PLLC, New York, New York.

EXPERTS

BF Borgers CPA PC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on BF Borgers CPA PC’s report, given on their authority as experts in accounting and auditing. Anton & Chia LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern), which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Anton & Chia LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the Common Stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of Common Stock being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Gopher Protocol Inc. The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the Common Stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

36

GOPHER PROTOCOL INC.

22,500,000 SHARES OF COMMON STOCK

PROSPECTUS

February 7, 2019

Neither we nor the Selling Stockholder have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.

37

GOPHER PROTOCOL, INC.

Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Gopher Protocol, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Gopher Protocol, Inc. (the “Company”) as of December 31, 2017, the related statement of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s BF Borgers CPA PC
BF Borgers CPA PC

We have served as the Company’s auditor since 2017

Lakewood, CO

April 11, 2018

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Gopher Protocol, Inc.

We have audited the accompanying balance sheet of Gopher Protocol, Inc. (the “Company”) as of December 31, 2016 and the related statements of operations, changes in stockholders’ deficit and cash flow for the year then ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations, changes in stockholders’ deficit and its cash flow for the year ended December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, these conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ Anton & Chia, LLP

Newport Beach, California

March 31, 2017

F-3

GOPHER PROTOCOL, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016

ASSETS

Current Assets:
Cash	$1,305,062	$5,096
Accounts receivable	41,947	—
Inventory	262,749	—
Prepaid expenses	—	5,248
Total current assets	1,609,758	10,344

Property and equipment, net	263,082	699
Intangible assets, net	6,666,667	—
Other assets	1,979	7,500
Goodwill	950,619	—

Total assets	$9,492,105	$18,543

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses (including related parties of $51,167 in 2017)	$1,199,215	$107,589
Due to Guardian LLC (related party)	1,350,262	660,132
Convertible notes payable, net of discount of $54,377	25,623	—
Derivative liability	95,164	—
Total current liabilities	2,670,264	767,721

Convertible note payable, net of debt discount	—	53,852
Note payable	2,600,000	—
Total liabilities	5,270,264	821,573

Contingencies (Note 11)	—	—

Stockholders’ Equity (Deficit):
Series B Preferred stock, $0.00001 par value; 20,000,000 shares authorized; 45,000 shares issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Series C Preferred stock, $0.00001 par value; 10,000 shares authorized; 700 shares issued and outstanding at December 31, 2017 and December 31, 2016	—	—
Series D Preferred stock, $0.00001 par value; 100,000 shares authorized; 66,000 shares issued and outstanding at December 31, 2017 and December 31, 2016	1	1
Series G Preferred stock, $0.00001 par value; 2,000,000 shares authorized; 2,000,000 and 0 shares issued and outstanding at December 31, 2017 and December 31, 2016	20	—
Common stock, $0.00001 par value; 500,000,000 shares authorized; 58,215,406 and 41,420,372 shares issued and outstanding at December 31, 2017 and December 31, 2016	2,582	2,414
Treasury stock, at cost; 1,040 shares at December 31, 2017 and December 31, 2016	(643,059)	(643,059)
Additional paid in capital	19,243,959	3,931,986
Accumulated deficit	(14,381,662)	(4,094,372)
Total stockholders’ equity (deficit)	4,221,841	(803,030)
Total liabilities and stockholders’ equity (deficit)	$9,492,105	$18,543

The accompanying footnotes are an integral part of these consolidated financial statements

F-4

GOPHER PROTOCOL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2017	2016

Sales:
Sales	$9,012,354	$—
Related party sales	180,000	165,000
Total sales	9,192,354	165,000

Cost of goods sold	8,651,804	—

Gross profit	540,550	165,000

Operating expenses:
General and administrative expenses	3,574,296	1,401,338
Marketing expenses	220,229	126,838
Acquisition costs	4,050,819	—
Total operating expenses	7,845,344	1,528,176

Loss from operations	(7,304,794)	(1,363,176)

Other income (expense):
Amortization of debt discount	(1,195,755)	(39,726)
Change in fair value of derivative liability	374,230	(177,062)
Interest expense and financing costs	(2,160,971)	(6,262)
Total other income (expense)	(2,982,496)	(223,050)

Loss before income taxes	(10,287,290)	(1,586,226)

Income tax expense	—	—

Net loss	$(10,287,290)	$(1,586,226)

Weighted average common shares outstanding:
Basic and diluted	46,256,807	19,902,077

Net loss per share:
Basic and diluted	$(0.22)	$(0.08)

The accompanying footnotes are an integral part of these consolidated financial statements

F-5

GOPHER PROTOCOL, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Series D Convertible Preferred Stock		Series G Convertible Preferred Stock		Common Stock		Treasury Stock		Additional Paid-in	Accumulated	Total Stockholders’ Equity/
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, December 31, 2016	45,000	$—	700	$—	94,750	$1	—	$—	5,894,342	$2,058	$1,040	$(643,059)	$3,035,276	$(2,508,146)	$(113,870)

Common stock issued for debt conversion	—	—	—	—	—	—	—	—	4,126,110	41	—	—	31,016	—	31,057
Common stock issued for services	—	—	—	—	—	—	—	—	2,650,000	27	—	—	688,920	—	688,947
Conversion of Series D to common stock	—	—	—	—	(28,750)	—	—	—	28,750,000	288	—	—	(288)	—	—
Adjustment of shares to reconcile to transfer agent	—	—	—	—	—	—	—	—	(80)	—	—	—	—	—	—
Warrants issued for services	—	—	—	—	—	—	—	—	—	—	—	—	177,062	—	177,062
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(1,586,226)	(1,586,226)

Balance, December 31, 2016	45,000	—	700	—	66,000	1	—	—	41,420,372	2,414	1,040	(643,059)	3,931,986	(4,094,372)	(803,030)

Common stock issued for debt conversion	—	—	—	—	—	—	—	—	8,436,700	85	—	—	156,905	—	156,990
Common stock issued for services	—	—	—	—	—	—	—	—	25,000	—			26,500		26,500
Common stock issued for acquisition	—	—	—	—	—	—	—	—	5,000,000	50	—	—	1,849,950	—	1,850,000
Common stock issued for acquisition services	—	—	—	—	—	—	—	—	2,000,000	20	—	—	739,980	—	740,000
Common stock issued for cash	—	—	—	—	—	—	—	—	1,333,334	13	—	—	999,987	—	1,000,000
Series G convertible preferred stock issued for debt conversion	—	—	—	—	—	—	2,000,000	20	—	—	—	—	700,050	—	700,070
Warrants issued for acquisition	—	—	—	—	—	—	—	—	—	—	—	—	3,310,819	—	3,310,819
Warrants issued for services	—	—	—	—	—	—	—	—	—	—	—	—	4,782,297	—	4,782,297
Fair value of beneficial conversion feature of debt repaid/converted	—	—	—	—	—	—	—	—	—	—	—	—	2,745,485	—	2,745,485
Net loss	—	—	—	—	—	—	—	—	—	—	—	—		(10,287,290)	(10,287,290)

Balance, September 30, 2017	45,000	$—	700	$—	66,000	$1	2,000,000	$20	58,215,406	$2,582	$1,040	$(643,059)	$19,243,959	$(14,381,662)	$4,221,841

The accompanying footnotes are an integral part of these consolidated financial statements

F-6

GOPHER PROTOCOL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016

Cash Flows From Operating Activities:
Net loss	$(10,287,290)	$(1,586,226)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	26,169	1,347
Amortization of intangible assets	333,333	—
Amortization of debt discount	1,195,755	39,726
Change in fair value of derivative liability	(374,230)	—
Financing cost	1,964,747	—
Amortization of prepaid filing fees	—	5,248
Shares issued for services	766,500	688,947
Warrants issued for services	4,782,297	177,062
Changes in operating assets and liabilities:
Other noncurrent assets	5,521	4,750
Accounts receivable	(41,947)	25,974
Inventory	135,402	—
Prepaid expenses	5,248	15,500
Accounts payable and accrued expenses	766,944	605,456
Due to Guardian, LLC	950,262
Accrued interest on convertible notes payable	—	6,261
Net cash provided by (used in) operating activities	228,711	(15,955)

Cash Flows From Investing Activities:
Purchase of property and equipment	(78,352)	—
Net cash used in investing activities	(78,352)	—

Cash Flows From Financing Activities:
Issuance of convertible notes	440,000	—
Repayment of convertible notes	(290,393)	—
Issuance of common stock	1,000,000	—
Net cash provided by financing activities	1,149,607	—

Net increase (decrease) in cash	1,299,966	(15,955)

Cash, beginning of period	5,096	21,051

Cash, end of period	$1,305,062	$5,096

Cash paid for:
Interest	$—	$—
Income taxes	$—	$800

Supplemental non-cash investing and financing activities
Shares issued to reduce notes payable	$825,285	$31,057
Reduction of note payable through conversion	$825,285	$31,057
Debt discount	$1,250,132	$—
Reclassification of a note to Guardian LLC to a convertible note payable	$660,132	$—
Accrued interest to convertible note payable	$1,756	$—
Transfer of derivative liability to equity	$2,745,485	$—

The accompanying footnotes are an integral part of these consolidated financial statements.

F-7

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Gopher Protocol Inc. (the “Company”, “Gopher”, “Gopher Protocol” or “GOPH”) was incorporated on July 22, 2009 under the laws of the State of Nevada and relocated its headquarters to Santa Monica, California in 2016. Gopher is a development stage company that is creating innovative mobile microchip (ICs) and software technologies based on GopherInsight™. The Company derived revenues from the provision of IT services to Guardian Patch LLC, a related party (“Guardian LLC”) and the Company recognizes revenue from the operations of the acquired assets it acquired in the third quarter of 2017.

GopherInsight™ is a patented real time, heuristic (self-learning/artificial intelligence) based mobile technology. GopherInsight™ chip technology, if successfully fully developed, will be able to be installed in mobile devices (smartphones, tablets, laptops, etc.) as well as stand-alone products. It is intended that GopherInsight™ software applications will work in conjunction with GopherInsight™ microchips across mobile operating systems, providing computing power, advanced database management/sharing functionalities and more. The technology under development consists of a smart microchip, mobile application software and supporting software. The system contemplates the creation of a global network. Once fully developed, the Company believes that its microchip technologies may be installed within mobile devices or on SIM cards.

On March 29, 2016, the Company contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian LLC in consideration of 50% of the profit generated by Guardian LLC and a commitment from Guardian LLC that it is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch, as well as funding the working capital needs of the Company.

On September 1, 2017, the Company entered into an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC, a Georgia corporation. The Company entered into this Asset Purchase Agreement to acquire terminals in approximately 15,000 locations by which the Company will deploy its technology. The operations consist primarily of the sale of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards. The Company incorporated a wholly-owned subsidiary, UGopherServices Corp., to operate the acquired assets.

Basis of Presentation

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern Considerations

These consolidated financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company sustained net losses of $10,287,290 and $1,586,226, respectively during the years ended December 31, 2017 and 2016. The Company had a working capital deficit of $1,060,506 and $757,377, respectively, and an accumulated deficit of $14,381,662 and $4,094,372, respectively, at December 31, 2017 and 2016. The Company recently purchased the assets of RWJ Advanced Marketing, LLC in 2017 (see Note 3) and ECS Prepaid LLC in 2018 (see Note 16). Both these companies have historically generated significant revenues which the Company expects to continue in the future. In addition, during the past 120 days, the Company has raised approximately $3 million in convertible debt and equity capital, and expects to raise additional capital in the future. With the cash flow from operations from the recent acquisitions and the cash received from recent convertible debt and equity capital, the Company believes it will have sufficient cash to meet its obligations for the next 12 months.

F-8

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, UGopherServices Corp, since the date of acquisition (September 1, 2017) All significant intercompany transactions and balances have been eliminated.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company grants credit to establishments (such as convenient stores) who sell the Company’s products under credit terms that it believes are customary in the industry and does not require collateral to support customer receivables. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company’s allowance for doubtful accounts was $0 at December 31, 2017.

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. At December 31, 2017, all of the Company’s inventory was finished goods inventory which consisted principally of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards.

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	7 years
Computers and equipment	3 years
POSA machines	3 years

F-9

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at December 31, 2017 and 2016, the Company believes there was no impairment of its long-lived assets.

Intangible Assets

The Company’s intangible assets at December 31, 2017 were all acquired with the acquisition of certain RWJ assets (see Note 3) in 2017 are being amortized over 84 months. The Company performs a test for impairment at least annually. As of December 31, 2017, the Company performed the required impairment analysis which resulted in no impairment adjustments.

Goodwill

Goodwill represents the excess of purchase price over the underlying net assets of businesses acquired. Under accounting requirements, goodwill is not amortized but is subject to annual impairment tests. The Company recorded goodwill of $950,619 related to its acquisition of certain RWJ assets (see Note 3) in 2017.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion.

F-10

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At December 31, 2017, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

	Fair Value	Fair Value Measurements at
	As of	December 31, 2017
Description	December 31, 2017	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Conversion feature on convertible notes	$95,164	$—	$95,164	$—

Total	$95,164	$—	$95,164	$—

The Company did not identify any other non-recurring assets and liabilities that are required to be presented in the consolidated balance sheets at fair value in accordance with ASC 815 at December 31, 2016.

F-11

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Treasury Stock

Treasury stock is recorded at cost. The re-issuance of treasury shares is accounted for on a first in, first-out basis and any difference between the cost of treasury shares and the re-issuance proceeds are charged or credited to additional paid-in capital. During 2011, the Company bought back 8 post-split shares (38,000 pre-split) shares of its own shares.

Revenue Recognition

The Company recognized revenue on arrangements in accordance with FASB Codification Topic 605, “Revenue Recognition” (“ASC Topic 605”). Under ASC Topic 605, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company recognizes revenue from the sale of phones and phone card products at the time of sale to the customer. The Company recognizes revenue from IT-related services at the time the services are performed.

Cost of Goods Sold

Cost of goods sold represents the cost of the phone and phone card products sold by the Company. In 2016 the Company did not have cost of goods sold since all of its revenue was generated from consulting income. In 2017, the entire cost of goods sold relates to products sold by the Company’s new acquired acquisition as described in Note 3.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

F-12

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	2017	2016
Series B preferred stock	3,000	3,000
Series C preferred stock	770	770
Series D preferred stock	66,000,000	66,000,000
Series G preferred stock	2,000,000	—
Warrants	22,097,350	93,750
Convertible notes	133,824	7,154,187
Total	90,234,944	73,251,707

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its statements of cash flows.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company is in the process of evaluating the impact of ASU 2014-09 on the Company’s financial statements and disclosures.

F-13

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 - Acquisition

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement (the “Purchase Agreement”) with RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets, in consideration of $400,000, an aggregate 5,000,000 shares of common stock of the Company, secured promissory note in the amount of $2,600,000, and warrants to purchase 9,000,000 shares of common stock and the assumption of certain liabilities incurred by RWJ after the effective date as set forth in the RWJ Agreement.

The RWJ Warrants are exercisable for a period of five years at a fixed exercise price of $0.50 per share and non-dilutive anti-dilution protection. If, prior to the exercise of the RJW Warrants, the Company (i) declares, makes or issues, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in shares of its capital stock, (ii) subdivides the outstanding shares, (iii) combines the outstanding shares (including a reverse stock split), (iv) issues any shares of its capital stock by reclassification of the shares, capital reorganization or otherwise (including any such reclassification or reorganization in connection with a consolidation or merger or and sale of all or substantially all of the Company’s assets to any person), then, notwithstanding any such action the exercise price, and the number and kind of shares receivable upon exercise, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall remain fixed so that the holder of the RJW Warrants exercised after such time shall be entitled to receive the number and kind of shares which, if the RJW Warrants had been exercised immediately prior to such time, the holder would have owned upon such exercise and been entitled to receive.

The RWJ Note accrues interest at the rate of 3.5% interest per annum and is payable in full on December 31, 2019. The Company may prepay this note at any time without penalty.

The Company incorporated a wholly-owned subsidiary, UGopherServices Corp., to operate the acquired assets.

The Company entered into this Purchase Agreement to acquire terminals in approximately 15,000 locations by which the Company will deploy its technology.

A summary of the purchase price and the purchase price allocations at fair value is below.

Purchase price

Cash(1)	$400,000
5,000,000 shares of common stock(2)	1,850,000
Secured promissory note	2,600,000
9,000,000 warrants(3)	3,310,819

$8,160,819

Allocation of purchase price
Inventory	$398,151
Property and equipment	210,200
Leased locations	7,000,000

Goodwill	950,619
Assumed liabilities	(398,151)
Purchase price	$8,160,819

F-14

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) – the $400,000 cash was advanced to the Company by Guardian LLC and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

(2) – the fair value of the common stock was calculated based on the closing market price of the Company’s common stock at the date of acquisition.

(3) — the fair value of the 9,000,000 warrants was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 250%;
●	Dividend yield of 0%;
●	Risk free interest rate of 1.73%

The revenue from the acquisition of the RWJ assets included in the results of operations from the date of acquisition on to December 31, 2017 was $9,012,354.

The unaudited pro forma information below present statement of operations data as if the acquisition of the RWJ assets took place on January 1, 2016.

	Years Ended December 31,
	2017	2016
Sales	$47,072,430	67,960,512
Cost of goods sold	44,750,993	64,603,185
Gross profit	2,321,437	3,357,327
Operating expenses	10,475,603	6,099,401
Loss from operations	(8,154,166)	(2,742,074)
Net loss	(11,158,375)	(2,996,206)
Loss per share	(0.22)	(0.12)

Note 4 - Prepaid Expenses

On August 26, 2015, the Company finalized a consulting agreement that it entered into on August 11, 2015 with Michael Korsunsky (“Consultant”) pursuant to which Consultant was engaged by the Company to (i) provide introductions to strategic business alliances, (ii) advise on exposure and risk in the operation of smart phone applications and (iii) advise on market fluctuations within the different categories of the smart phone application delivery services sector, in consideration of 100,000 restricted shares of common stock of the Company, which shares were issued on or around August 26, 2015. On or around November 17, 2016, the Company filed a complaint against Consultant in Superior Court of the State of California, County of Riverside, for Breach of Contract and Breach of Implied Covenant of Good Faith and Fair Dealing. The Consultant been served, but to date has not filed a defense.

In June 2016, the Company recognized a prepaid expense for filing fees of $10,498. These prepaid fees are being amortized at $1,750 per quarter. The balance at December 31, 2016 was $5,248.

F-15

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2017 and 2016:

	2017	2016

Furniture	$33,740	$9,431
Computers and equipment	22,816	12,539
POSA machines	253,965	—
	310,521	21,970
Less accumulated depreciation	(47,439)	(21,271)
Property and equipment, net	$263,082	$699

Depreciation expense for the year ended December 31, 2017 and 2016 was $26,169 and $1,347, respectively.

Note 6 – Intangible Assets, Net

The following are the details of intangible assets at December 31, 2017 and 2016:

	2017	2016
Leased locations	$7,000,000	—
	7,000,000	—
Less accumulated amortization	(333,333)	—
Intangible assets, net	$6,666,667	—

All of the above intangible assets are being amortized over 84 months.

Amortization expense for the years ended December 31, 2017 and 2016 was $333,333 and $0, respectively.

The estimated future amortization expense related to intangible assets are as follows:

Years ending December 31,
2018	$1,000,000
2019	1,000,000
2020	1,000,000
2021	1,000,000
2022	1,000,000
Thereafter	1,666,667
$6,666,667

F-16

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 - Other Assets

Exclusive License agreements

The Company is the exclusive license holder for certain intellectual property relating to the GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch technology (the “Patch”) to the LLC as consideration for the JV. Dr. Rittman’s partners have commenced development of the product via a private LLC that has been incorporated under the name “Guardian Patch LLC” (the “LLC”). Certain private investors will provide all initial funding to the Company through the LLC for product development. The LLC will fund the development, and the Company will provide IT services through Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of the LLC, the Company and the LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. The LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by the LLC. Moreover, the LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with the LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with the LLC that the same JV principles of the Company and the LLC for the Patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. The other asset at December 31, 2016 was $7,500.

Other assets at December 31, 2017 of $1,979 is a deposit.

Note 8 – Convertible Notes Payable

Convertible notes payable at December 31, 2017 and 2016 consist of the following:

	2017	2016
Convertible note payable to PTPI.	$—	$53,852
Convertible notes payable to Power Up	80,000	—
Total convertible notes payable	80,000	53,852
Unamortized debt discount	(54,377)	—
Convertible notes payable	$25,623	$53,852

PTPI

On January 22, 2015, the Company entered into an Exchange Agreement with Stanley Hills, the original holder (the “Holder”) of the PTPI Note pursuant to which PTPI Note exchanged $75,273 in debt into a 10% Convertible Debenture in the principal amount of $75,273 (the “Note”). The PTPI Note matured January 21, 2017 (the “Maturity Date”) and interest associated with the Note I Note is 10% per annum, which is payable on the Maturity Date. The PTPI Note is convertible into shares of common stock of the Company, at the option of Note I, at a fixed conversion price of $0.00752734.

The Holder has agreed to restrict its ability to convert the PTPI Note and receive shares of common stock such that the number of shares of common stock held by it in the aggregate and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, on March 2, 2015, the Company and the Holder amended that certain 10% Convertible Debenture (the “PTPI Note I Debenture”) which debt underlying the PTPI Note I Debenture was initially incurred on October 6, 2009 and exchanged for the Note I Debenture on January 19, 2014. The parties agreed that the conversion price in the PTPI Note I Debenture would not be impacted by the 1:1,000 stock split implemented by the Company on February 24, 2015 and will remain $0.0075273.

The Company is under default per the terms of the PTPI Note, as at maturity in January 2017, the Company did not have sufficient free cash to pay off the note. The Company is in negotiations with the Holder in good faith to resolve the situation. The Company cannot predict the result of such negotiations. The balance at December 31, 2016 was $53,852, which included accrued interest of $13,112, and was net of debt discount. As of December 29, 2017, the entire note balance and accrued interest were converted into shares of common stock and there are no further obligations owed with respect to such note.

F-17

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Guardian Patch I LLC

Guardian Patch I LLC (the “Note Holder”) understands that the Company may be seeking additional capital or funding and believes that the lock-up and leak-out restrictions and provisions, as further described herein, will improve the Company’s prospects for obtaining additional financing and thus improving the overall financial condition of the Company. As such on or around June 26, 2017 the Company and the Note Holder entered into a lock-up and leak-out:

1.	Subject to the terms of this Agreement, the Note Holder agrees that for a period of nine (9) months from the Effective Date of this Agreement (the “Lock-Up Period”), the Note Holder shall not convert the Note into Common Stock for safe keeping or, directly or indirectly, sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (each a “Transfer”) any beneficial rights with respect to the Note.

2.	Leak-Out Provisions. Subject to the terms of this Agreement, the Note Holder agrees that for a period beginning immediately upon the end of the Lock-Up Period and ending fifteen (15) months from the Effective Date of this Agreement (the “Leak-Out Period”), the Note Holder shall have the right to sell the lessor of (i) five (5%) percent of the previous day’s traded volume of the Company’s Common Stock, or (ii) Five Thousand (5,000) shares of the Common Stock on a per daily basis.

On May 23, 2017, the Company entered into a conversion agreement with the Note Holder pursuant to which the parties agreed to convert the amounts provided by the Note Holder to the Company, previously recorded in accounts payable and accrued expenses, into a convertible note payable in the amount of $660,132.

The note bears interest at 6%, matures May 30, 2019 and is convertible into the Company’s common stock, at the Note Holder’s option, at a conversion price equal to 50% of the lowest closing price for the common stock on the principal market during the ten consecutive trading days immediately preceding the conversion date, which, in no event, will be less than $0.01 per share. The Note Holder has agreed to restrict their ability to convert the note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

On December 29, 2017, all the principal and accrued interest were converted into 2,000,000 share of Series G preferred stock.

Crown Bridge Partners, LLC

On June 9, 2017, the Company entered into a securities purchase agreement with Crown Bridge Partners, LLC (“CBP”), providing for the purchase of two convertible notes payable in the aggregate amount of $100,000 with the first note being in the amount of $50,000 and the second note being in the amount of $50,000 each accruing interest at 8% per annum and due on June 9, 2018. The first note was funded in cash. With respect to second note CBP issued a note payable to the Company in the amount of $50,000 to offset second note. The funding of second note is subject to certain conditions. CBP is required to pay the principal amount of the note payable to the Company in cash and in full prior to executing any conversions under second note.

The CBP notes may be converted by CBP at any time into shares of Company’s common stock calculated at the time of conversion, except as set forth above, at a conversion price equal to 55% of the average of the three lowest trading prices of the Company’s common stock as reported on the National Quotations Bureau OTC Markets which the Company’s shares are traded or any exchange upon which the common stock may be traded in the future, for the twenty (20) prior trading days including the day upon which a notice of conversion is received by the Company. In the event the Company experiences a DTC “Chill” on its shares or the market price is below $0.25, the conversion price shall be decreased to 45%. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the conversion price is equal to or lower than $0.01, then an additional 15% discount shall be factored into the conversion price until the CBP notes are no longer outstanding.

F-18

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During the first nine months, the CBP notes is in effect, the Company may redeem the CBP notes by paying to an amount equal to 135% of the face amount plus any accrued interest during the first 90 days after issuance and 150% of the face amount plus any accrued interest from day 91 through day 180 after issuance. The CBP Notes may not be prepaid after the six-month anniversary.

On October 23, 2017, Guardian Patch, LLC purchased the CBP first note from CBP. Further, on October 23, 2017, the Company and CBP entered into a Rescission Agreement whereby the CBP Back End Note and the Secured Note were cancelled and rescinded. On November 30, 2017, Guardian Patch LLC converted all principal, interested and penalties owed under the CBP First Note into 361,640 shares of common stock of the Company. There are no further obligations owed with respect to such notes.

Eagle Equities LLC

On June 8, 2017, the Company entered into a securities purchase agreement with Eagle Equities, LLC (“Eagle”), providing for the purchase of two convertible notes payable in the aggregate amount of $100,000 with the first note being in the amount of $50,000 and the second note being in the amount of $50,000 each accruing interest at 8% per annum and due on June 8, 2018. The first note was funded in cash. With respect to second note, Eagle issued a note payable to the Company in the amount of $50,000 to offset second note. The funding of second note is subject to certain conditions. Eagle is required to pay the principal amount of the note payable to the Company in cash and in full prior to executing any conversions under second note.

Eagle may convert the outstanding principal on the Eagle notes into shares of the Company’s common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a twenty (20) day look back immediately preceding and including the date of conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 45% instead of 55% while that “Chill” is in effect.

The Company has the right to repay the Eagle notes at any time during the first nine months of the notes at a rate of 130% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 120, and 140% of the unpaid principal amount between days 121 and 180. The Eagle Notes may not be prepaid after the 180 day.

On December 1, 2017, the Company and Eagle entered into a Rescission Agreement pursuant to which the Eagle Equities Note 2 and the Eagle Equities Payment Note were cancelled and rescinded. Further, as of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the Eagle Equities Note 1 and there are no further obligations owed with respect to such note.

On September 13, 2017, the Company entered into a securities purchase agreement with Eagle, providing for the purchase of two convertible notes payable in the aggregate amount of $100,000 with the first note being in the amount of $50,000 and the second note being in the amount of $50,000 each accruing interest at 8% per annum and due on September 18, 2018. The first note was funded in cash. With respect to second note, Eagle issued a note payable to the Company in the amount of $50,000 to offset second note. The funding of second note is subject to certain conditions. Eagle is required to pay the principal amount of the note payable to the Company in cash and in full prior to executing any conversions under second note.

Eagle may convert the outstanding principal on the Eagle notes into shares of the Company’s common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a twenty (20) day look back immediately preceding and including the date of conversion. In the event the Company experiences a DTC “Chill” on its shares, the conversion price shall be decreased to 45% instead of 55% while that “Chill” is in effect.

The Company has the right to repay the Eagle notes at any time during the first nine months of the notes at a rate of 130% of the unpaid principal amount during the first 90 days, 135% of the unpaid principal amount between days 91 and 120, and 140% of the unpaid principal amount between days 121 and 180. The Eagle Notes may not be prepaid after the 180 day.

F-19

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 29, 2017, Eagle converted the note into 503,726 shares of common stock and there are no further obligations owed with respect to such note.

JSJ Investments Inc.

On June 8, 2017, the Company closed a financing with JSJ Investments Inc. (“JSJ”), whereby the Company issued a convertible note payable dated June 7, 2017 in the aggregate principal amount of $50,000 with interest accruing at 8% per annum and is due on March 7, 2018.

JSJ may converted the note at any time into shares of Company’s common stock at a price equal a 45% discount to the lowest trading prices of the Company’s common stock as reported on the OTCQB for the 20 prior trading days including the day upon which a notice of conversion is received by the Company or its transfer agent. The Company may pay the JSJ Note in full, together with any and all accrued and unpaid interest, plus any applicable pre-payment premium at any time on or prior to the date which occurs 180 days after the issuance date hereof. Until the 90th day after the issuance date the Company may pay the principal at a cash redemption premium of 135%, in addition to outstanding interest, without the note holder’s consent. From the 91st day though day 120, the amount to be repaid is 140% and from day 121 through the 180th day, the amount to be repaid is 150%.

On June 29, 2017, the Company closed another financing with JSJ for $50,000 with the exact terms and the JSJ note describe above except the note is due on March 29, 2018.

As of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the JSJ Note and there are no further obligations owed with respect to such note.

Power Up Lending Group Ltd.

On October 2, 2017, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement with Power Up Lending Group Ltd., an accredited investor (“Power Up”) pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note”) in the aggregate principal amount of $80,000. The Power Note has a maturity date of July 10, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note at the rate of ten percent (10%) per annum from the date on which the Power Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note, provided it makes a payment to Power Up as set forth in the Power Note. The transactions described above closed on October 4, 2017.

The outstanding principal amount of the Power Note is convertible at any time and from time to time at the election of Power Up during the period beginning on the date that is 180 days following the Issue Date into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price with a 15 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note), the Power Note shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note.

In no event shall Power Up be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Power Up and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

Labrys Fund, LP

On October 2, 2017, Gopher Protocol Inc. (the “Company”) entered into a Securities Purchase Agreement with Labrys Fund, LP, an accredited investor (“Labrys”) pursuant to which the Company issued to Labrys a Convertible Promissory Note (the “Labrys Note”) in the aggregate principal amount of $110,000. The Labrys Note has a maturity date of July 26, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Labrys Note at the rate of ten percent (10%) per annum from the date on which the Labrys Note is issued (the “Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Labrys Note, provided it makes a payment to Labrys at a premium as set forth in the Labrys Note. The transactions described above closed on October 26, 2017.

F-20

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The outstanding principal amount of the Labrys Note is  convertible  at any time and from time to time at the election of Labrys into shares of  the Company’s  common stock  at a conversion price equal to 57% of the lowest trading price with a 20 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Labrys Note), the Labrys Note shall become immediately due and payable and the Company shall pay to Labrys, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Labrys Note.

In no event shall Labrys be allowed to effect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by Labrys and its affiliates would exceed 4.9% of the outstanding shares of the common stock of the Company.

As of December 1, 2017, the Company has paid off in full all principal, interest and penalties with respect to the Labrys Note and there are no further obligations owed with respect to such note.

Discounts on convertible notes

Due to the potential adjustment in the conversion price associated with some of the convertible notes payable described above based on the Company’s stock price, the Company has determined that the conversion feature is considered a derivative liability. The embedded conversion feature was initially calculated to be $3,214,879 which are recorded as a derivative liability as of the date of issuance. The derivative liability was first recorded as a debt discount to the convertible notes payable up to the face amount of the convertible notes payable of $1,250,132 with the excess of $1,964,747 being recorded as a derivative expense. The debt discount of $1,250,132 is being amortized over the terms of the convertible notes payable. The Company recognized interest expense of $1,195,755 during the year ended December 31, 2017 related to the amortization of the debt discount. The debt discount at December 31, 2017 is $54,377.

A roll-forward of the convertible note from December 31, 2016 to December 31, 2017 is below:

Convertible notes, December 31, 2016	$53,852
Issued for cash	440,000
Issued for accounts payable and accrued expenses	660,132
Increase due to accrued interest	1,756
Conversion to common stock	(125,215)
Conversion to Series G preferred stock	(660,132)
Repayment in cash	(290,393)
Debt discount related to new convertible notes	(1,250,132)
Amortization of debt discounts	1,195,755
Convertible notes, December 31, 2017	$25,623

Note 9 - Derivative Liability

The convertible notes payable discussed in Note 7 has a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability at December 31, 2017:

Stock price	$1.12
Risk free rate	1.76%
Volatility	175%
Conversion/ Exercise price	$0.60
Dividend rate	0%
Term (years)	0.5 years

F-21

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table represents the Company’s derivative liability activity for the year ended December 31, 2017:

Derivative liability balance, December 31, 2016	$—
Issuance of derivative liability during the period	3,214,879
Fair value of beneficial conversion feature of debt repaid/converted	(2,745,485)
Change in derivative liability during the period	(374,230)
Derivative liability balance, December 31, 2017	$95,164

Note 10 - Note Payable

In connection with the acquisition discussed in Note 3, the Company issued a note payable. The note bears interest at 3.5% per annum is due on December 31, 2019 and is secured by the assets purchased in the acquisition.

Note 11- Stockholders’ Equity (Deficit in prior periods)

Authorized Shares-Common stock

Effective February 17, 2015, the Company filed with the State of Nevada a Certificate of Change to effect a reverse stock split of its outstanding and authorized shares of common stock at a ratio of 1 for 1,000 (the “Reverse Stock Split”). The effective date of the Reverse Stock Split was February 24, 2015. On or about February 24, 2015, the Company implemented a 1,000-1 reverse split, with no fractional shares allowed. In addition, the Company filed Articles of Merger (the “Articles”) with the Secretary of State of the State of Nevada to effectuate a name change. The Articles were filed to effectuate a merger between Gopher Protocol Inc., a Nevada corporation and a wholly owned subsidiary of the Company, and the Company, with the Company being the surviving entity. As a result, the Company’s name changed to “Gopher Protocol Inc.”. In connection with the above, the Company filed an Issuer Company-Related Action Notification Form with the Financial Industry Regulatory Authority. The Reverse Stock Split was implemented by FINRA on February 23, 2015. Our new CUSIP number is 38268V 108. As a result of the name change, our symbol been changed following the Notification Period to GOPH. In April 2015, the Company amended it certificate of incorporation to increase the number of authorized shares of common stock, of the Company from 2,000,000 shares to 500,000,000 shares.

Authorized Shares-Preferred stock

The Company has authorized 20,000,000 Preferred Stock Series B shares, par value $0.00001; 10,000 Preferred Stock Series C shares authorized, par value $0.00001; 100,000 Preferred Stock Series D shares, par value $0.00001 and 2,000,000 Preferred Stock Series G shares, par value $0.00001.

Common Stock

On or around March 8, 2016, the Company issued 226,110 common shares worth $1,702 to a third party that converted a portion of the PTPI Note, which was reduced by the same amount.

On April 25, 2016, the Company issued 200,000 common shares worth $1,505 to a third party that converted a portion of the PTPI Note, which was reduced by the same amount. On June 9, 2016, the Company issued 300,000 common shares worth $2,258 to a third party that converted a portion of the PTPI Note, which was reduced by the same amount.

F-22

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On June 10, 2016, the Company entered into a consulting agreement with Waterford Group LLC (“Waterford”) pursuant to which the Company engaged Waterford to provide sales and marketing consulting and advisory services to the Company in consideration of 100,000 shares of restricted common stock of the Company (the “Shares”) and a common stock purchase warrant (the “Warrant”) to acquire 750,000 shares of restricted common stock of the Company at an exercise price of $2.25 per share for a period of five (5) years. 50,000 of the Shares were issued to Waterford upon the execution of the Agreement. The warrant has been recorded as adjusting equity during this quarter. The Company believes that this agreement is in default, as the counterparty failed to deliver services under the agreement. As such, in the third fiscal quarter, the Company did not issue the shares or warrants in the third or fourth fiscal quarter, and does not intend to issue those items. The warrant has been expensed in 2016 in the amount of $177,062.

On June 17, 2016, the Company engaged a law firm to provide certain legal services to the Company in consideration of 900,000 shares of common stock of the Company (the “Retainer Shares”). The value of these shares is $233,982 and this amount was recorded as legal expense. On June 23, 2016, the Company prepaid legal services for 12 months, with an effective date of January 7, 2016. On August 16, 2016, the retainer agreement dated June 17, 2016 (“Original Retainer Agreement”) entered by and between the Company and its legal firm was amended and restated provided legal services to the Company for a flat fee of 2,600,000 shares of common stock and a monthly cash flat fee. The Company issued an additional 1,700,000 shares valued at $441,966 to this law firm to cover legal costs that exceeded $233,982, per the amendment.

On June 20, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 2,400 shares of Series D Preferred Stock of the Company converted the Preferred Shares into an aggregate of 2,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

On August 9, 2016, the Preferred Stock Holders of an aggregate of 17,400 shares of Series D Preferred Stock of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company at $0.01 per share.

In addition, on August 9, 2016, Direct Communications, Inc. (“Direct Communications”), a holder of 8,950 shares of Series D Preferred Stock (the “Direct Communications Preferred Shares”) of the Company executed a conversion notice to convert the Direct Communications Preferred Shares into 8,950,000 shares of common stock of the Company (the ”Direct Communications Conversion Shares”) at $0.01 per share.

On or around September 30, 2016, a third party converted $11,291 of the PTPI Note into 1,500,000 shares. This reduced the overall principal balance on that note to $55,042. On or around October 26, 2016, a third party converted $14,302 of the PTPI Note into 1,900,000 shares. This reduced the overall principal balance on that note to $40,740. Including interest accrued at December 31, 2016, which includes interest accrued since early 2015, the note balance net of this conversion is $53,852.

During the year ended December 31, 2017, the Company had the following transactions in its common stock:

●	issued 7,571,334 shares to the PTPI note holder upon the conversion of convertible note and accrued interest of $56,990;

●	issued 865,366 shares to convertible note holders upon the conversion of convertible note of $100,000;

●	issued an aggregate of 2,025,000 shares to two consultants for services rendered valued at $766,500. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of the RWJ assets (see Note 3). The value of the common stock was determined based on the closing stock price of the Company’s common stock on the date of grant;

●	issued 5,000,000 shares for the acquisition of the RWJ assets valued at $1,850,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the acquisition date; and

●	issued 1,333,334 shares of common stock to an investor for cash proceeds of $1,000,000 (See discussion below).

F-23

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On December 29, 2017, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”) pursuant to which Eagle agreed to purchase up to 2,000,000 shares of the Company’s common stock for a purchase price of $1,500,000 or $0.75 per share. The closing occurred on December 29, 2017 with respect to the funding of $1,000,000 resulting in the issuance of 1,333,334 shares of common stock (the “First Closing Shares”). Eagle agreed to potentially purchase an additional 666,666 shares of common stock (the “Second Closing Shares”) on March 31, 2018 for a purchase price of $500,000 subject to various closing conditions.

The Company placed 1,333,334 shares of common stock (and 666,666 shares of common stock if the second tranche is closed and funded (the “Escrow Shares”) in escrow to be utilized for the purpose of limited price protection. If, beginning on the seventh month anniversary of the issuance of the First Closing Shares (and Second Closing Shares if the second closing occurs), Eagle has sold any of the First Closing Shares (or the Second Closing Shares as the case may be) at a sales price of less than $0.72 per share, then that number of Escrow Shares shall be released from escrow to Eagle as a limited make whole which shall be determined by using the following formula:

($0.72 – Closing Price) / Closing Price) * number of shares sold at a price less than $0.72.

Closing Price is price on the first day of each monthly anniversary beginning on the first day of the 7th month (and continuing monthly until the earlier of January 31, 2019 or until all shares are sold).

If the second closing conditions have been met but Eagle does not fund the purchase of the Second Closing Shares, then Eagle shall not receive the 666,666 Escrow Shares. Moreover, of the 1,333,334 Escrow Shares provided in the first closing, then if on March 31, 2018 the stock trades above $1.00, the $0.72 floor price shall be reduced on a ratchet basis for every penny above $1.00. For example, if the stock trades at $1.72 per share, then there shall be no floor or make whole and any balance of shares remaining shall be returned to the Company.

The Company shall deposit an additional 2,000,000 shares of common stock into escrow which shares shall only be released to Eagle, if, prior to January 31, 2019 (while Eagle continues to hold shares), the Company issues shares at an issue price of less than $0.30 per share.

The Company also issued Eagle a Common Stock Purchase Warrant to acquire 666,666 shares of common stock exercisable for three years at an exercise price of $2.00 per share (the “Eagle Warrant”). Unless otherwise agreed in writing by both the Company and Eagle, at no time will Eagle exercise any amount of the Eagle Warrant to purchase common stock that would result in Eagle owning more than 9.9% of the common stock outstanding of the Company. The Eagle Warrant contains standard anti-dilution protections.

Treasury Stock

On April 25, 2011, the Company issued a press release announcing that its Board of Directors approved a share repurchase program. Under the program, the Company is authorized to purchase up to 200-post-split (1,000,000 pre-split) of its shares of common stock in open market transactions at the discretion of management. All stock repurchases will be subject to the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended and other rules that govern such purchases. As of December 31, 2013, the Company had repurchased 8-post-split shares (38,000 pre-split) shares of its common shares in the open market, which were returned to treasury. On December 31, 2014, the Company returned 40,000 post-split shares (200,000,000 pre-split shares) to treasury in connection with the dissolution of the licensing agreement with a third party. During the first quarter of 2015, Company’s counsel, who had previously been issued 32,000 shares as compensation, returned those shares to Treasury. As of December 31, 2017 and 2016, the Company has 1,040 treasury shares at cost basis.

Series B Preferred Shares

On November 1, 2011, the Company and certain creditors entered into a Settlement Agreement (the “Settlement Agreement”) whereby without admitting any wrongdoing on either part, the parties settled all previous agreements and resolved any existing disputes. Under the terms of the Settlement Agreement, the Company agreed to issue the creditors 45,000 shares of Series B Preferred Stock of the Company on a pro-rata basis. Following the issuance and delivery of the shares of Series B Preferred Stock to said creditors, as well as surrendering the undelivered shares, the Settlement Agreement resulted in the settlement of all debts, liabilities and obligations between the parties.

F-24

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Series B Preferred Stock has a stated value of $100 per share and is convertible into the Company’s common stock at a conversion price of $0.30 per share representing 3,000 posts split (15,000,000 pre-split) common shares. Furthermore, the Series B Preferred Stock votes on an as converted basis and carries standard anti-dilution rights. These rights were subsequently removed, except in cases of stock dividends or splits.

As of December 31, 2017 and 2016, there are 45,000 Series B Preferred Shares outstanding, respectively.

Series C Preferred Shares

On April 29, 2011, GV Global Communications, Inc. (“GV”) provided funding to the Company in the aggregate principal amount of $111,000 (the “Loan”).  On September 25, 2012, the Company and GV entered into a Conversion Agreement pursuant to which the Company agreed to convert the Loan into 10,000 shares of Series C Preferred Stock of the Company, which was approved by the Board of Directors.

 Each share of Series C Preferred Stock is convertible, at the option of GV, into such number of shares of common stock of the Company as determined by dividing the Stated Value (as defined below) by the Conversion Price (as defined below).  The Conversion Price for each share is equal to a 50% discount to the average of the lowest three lowest closing bid prices of the Company’s common stock during the 10-day trading period prior to the conversion with a minimum conversion price of $0.002.  The stated value is $11.00 per share (the “Stated Value”).  The Series C Preferred Stock has no liquidation preference, does not pay dividends and the holder of Series C Preferred Stock shall be entitled to one vote for each share of common stock that the Series C Preferred Stock shall be convertible into.   GV has contractually agreed to restrict its ability to convert the Series C Preferred Stock and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by it and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of the Company’s common stock.

During the fiscal year ended December 31, 2014, GV Global Communications, Inc. converted 7,770 of its Series C Preferred Stock into 12,010 post-split (64,551,667 common shares pre-split). During the third quarter of 2014, the Company received 4,204 post-split (21,021,900 pre-split) common shares to adjust the shares issued to reflect the amount that both they and the Company believed that they were owed. At December 31, 2016, and at December 31, 2015, GV owns 700 Series C Preferred Shares.

The issuance of the Series C Preferred Stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.  GV is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

As of December 31, 2017 and 2016, there are 700 Series C Preferred Shares outstanding, respectively.

Series D Preferred Shares

Per the terms of the Exclusive License Agreement and in consideration of the licensing agreement signed between the Company and Hermes Roll LLC, the Company issued 100,000 shares of Series D Preferred Stock of the Company (the “Preferred Shares”). The preferred stock has a value of $ 1,000 based upon the cost of the license; due to the holder of license is the related party of the Company. The Preferred Shares have no liquidation rights. The Holder of the Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis. The Preferred Shares have a conversion price of $0.01 (the “Conversion Price”) and a stated value of $10.00 per share (the “Stated Value”). Subject to the Company increasing its authorized shares of common stock to 500,000,000, each Preferred Share is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price. The issuance of the Preferred Shares was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. Hermes is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

F-25

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 2, 2015, a third party converted 1,000 Series D Preferred shares into 1,000,000 common shares. On May 11th, 2015, Reko Holdings, LLC converted 4,000 shares of its Series D Preferred Stock into 4,000,000 restricted common shares.

On November 31, 2015, Direct Communications gave a notice of conversion to Company stating its intention to convert 250 Series D Preferred Shares to 250,000 common shares, which were issued on or around that date.

On June 20, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 2,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company converted the Preferred Shares into an aggregate of 2,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

On August 9, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 17,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

In addition, on August 9, 2016, Direct Communications, Inc. (“Direct Communications”), a holder of 8,950 shares of Series D Preferred Stock (the “Direct Communications Preferred Shares”) of the Company executed a conversion notice to convert the Direct Communications Preferred Shares into 8,950,000 shares of common stock of the Company at $0.01 per share.

The above issuances of common stock in connection with the conversions of the Series D Preferred Stock increases the number of shares of common stock of the Company by 26,350,000 shares.

As of December 31, 2017 and 2016, there are 66,000 Series D Preferred Shares outstanding.

Series G Preferred Shares

On December 29, 2017, Guardian Patch converted all of the principal and interest of the Note, into 2,000,000 shares of Series G Preferred Stock. The Series G Preferred Stock is entitled to vote on an as-converted basis, automatically converts to common stock upon any liquidation, dissolution or winding up and the Company may not declare a dividend until the Series G Preferred Stock has received a dividend. Each share of Series G Preferred Stock is convertible into one shares of common stock of the Company and contain standard anti-dilution rights. As long as at least 15% of the Series G Preferred Stock remain outstanding, without the consent of 67% of the Series G Preferred Stock, the Company may not incur indebtedness or liens, acquire its shares of common stock, enter into transactions with an affiliate or amend its Articles of Incorporation or Bylaws. Guardian LLC has agreed to restrict its ability to convert the Series G Preferred Stock and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and its affiliates after such conversion does not exceed 4.9% of the then issued and outstanding shares of common stock.

As of December 31, 2017 there are 2,000,000 Series G Preferred Shares outstanding.

F-26

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Warrants

The following is a summary of warrant activity:

	Warrants Outstanding	Weighted Average Exercise Price		Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding, December 31, 2015	—
Granted	93,750		2.25
Forfeited	—
Exercised	—
Outstanding, December 31, 2016	93,750	$			$—
Granted	22,666,666		0.54
Forfeited	—
Exercised	—
Outstanding, December 31, 2017	22,760,416		$0.55
Exercisable, December 31, 2017	22,760,416		$0.55	4.67	$13,640,000

The exercise price for warrant outstanding and exercisable at December 31, 2017:

Outstanding and Exercisable

Number of	Exercise
Warrants	Price
22,000,000	$0.50
666,666	2.00
93,750	2.25
22,760,416

The Company issued 9,000,000 warrants as consideration for the acquisition of the RWJ assets (see Note 3) and issued an aggregate of 13,000,000 warrants to two consultants for services rendered. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of the RWJ assets (see Note 3). The fair value of the 13,000,000 warrants of $4,782,297 was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 250%;
●	Dividend yield of 0%;
●	Risk free interest rate of 1.73%

Note 12 - Income Taxes

At December 31, 2017 and 2016, the significant components of the deferred tax assets are summarized below:

	2017	2016

Deferred income tax asset
Net operation loss carryforwards	2,329,554	1,642,678
Book to tax differences in intangible assets	74,100	—
Total deferred income tax asset	2,403,654	1,642,678
Less: valuation allowance	(2,403,654)	(1,642,678)
Total deferred income tax asset	$—	$—

The valuation allowance increased by $760,976 and $6765,264 in 2017 and 2016 as a result of the Company generating additional net operating losses. The Company’s net operating loss carryforward of approximately $5,900,000 begin to expire in 2024.

F-27

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income tax expense reflected in the consolidated statements of income consist of the following for 2017 and 2016:

	2017	2016
Current
Federal	$—	$—
State	—	—
	—	—
Deferred
Federal	—	—
State	—	—
	—	—

Income tax expense	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2017 and 2016 is as follows:

	2017		2016
	Amount	Percent	Amount	Percent

Federal statutory rates	$(3,497,679)	34.0%	$(539,317)	34.0%
State income taxes	(514,365)	5.0%	(79,311)	5.0%
Amortization of intangible assets	74,100	-0.7%	—	0.0%
Permanent differences	3,251,067	-31.6%	(56,636)	3.6%
Valuation allowance against net deferred tax assets	686,876	-6.7%	675,264	-42.6%
Effective rate	$—	0.00%	$—	0.00%

The Company files income tax returns in the U.S. federal jurisdiction, and state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2014.

The Company periodically evaluates the likelihood of the realization of deferred tax assets, and adjusts the carrying amount of the deferred tax assets by the valuation allowance to the extent the future realization of the deferred tax assets is not judged to be more likely than not. The Company considers many factors when assessing the likelihood of future realization of its deferred tax assets, including its recent cumulative earnings experience by taxing jurisdiction, expectations of future taxable income or loss, the carryforward periods available to the Company for tax reporting purposes, and other relevant factors.

Future changes in the unrecognized tax benefit will have no impact on the effective tax rate due to the existence of the valuation allowance. The Company estimates that the unrecognized tax benefit will not change significantly within the next twelve months. The Company will continue to classify income tax penalties and interest as part of general and administrative expense in its consolidated statements of operations. There were no interest or penalties accrued as of December 31, 2017 and 2016.

Note 13 - Related Parties

Related parties are natural persons or other entities that have the ability, directly or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences. All of the Company’s revenue in 2016 and $180,000 of the Company’s 2017 revenue is from IT services delivered to a single customer, Guardian LLC, which is a related party to the Company. The revenue generated from Guardian LLC was paid to the Company via a reduction in the amount that the Company owes Guardian LLC that is classified as Due to Guardian LLC in the accompanying consolidated balance sheet. All expenses in the Company’s operations were incurred as a consequence of delivering Company’s obligations under the joint venture agreement between the parties to commercialize the technology that is being developed by the LLC.

F-28

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On April 22, 2015, Michael Murray was appointed by the Company as the Chairman of the Board, CEO, and President of the Company. Mr. Murray resigned as an executive officer on September 1, 2017. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes, which is the basis for the Company’s current operations. Mr. Murray is the owner of 9,900 shares of Series D Preferred Stock of the Company that is convertible at Mr. Murray’s election into 9,900,000 shares of common stock. To date, Mr. Murray has converted all of his Series D Preferred Stock into common shares of the Company.

On June 30, 2015, the Company appointed Dr. Danny Rittman as Chief Technical Officer and a board member. On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman will assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform. Said agreement is contingent upon the Company funding its commitments per the June 16, 2015 - Amended and Restated Territorial License Agreement. Failure of the Company providing this funding, in full, or partially, will automatically terminate any GOPH ownership of the intellectual properties. Dr. Rittman is the Chief Technology Officer and a director of the Company as well as the Chairman of the Company’s Advisory Board, in formation. Dr. Rittman and Mr. Murray jointly own 9,900 shares of Series D Preferred Stock of the Company that is convertible at Dr. Rittman’s or Mr. Murray’s election into 9,900,000 shares of common stock. To date, Mr. Rittman has converted all of his Series D Preferred Stock into common shares of the Company.

On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman agreed to assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform, subject to certain conditions, which as of September 30, 2017 have not been met. As of the end of the fiscal year, the intellectual property developed by Dr. Rittman had not been assigned to the Company. The Company has expensed the stated value of that intellectual property in these financial statements.

On or around March 18, 2016 the Company and Dr. Danny Rittman entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Specifically, the Company entered into that certain Territorial License Agreement with Hermes Roll LLC dated March 4, 2015, which such agreement was amended to expand the related territorial license to a worldwide license pursuant to that certain Amended and Restated Territorial License Agreement dated June 16, 2015 (the “Amended and Restated Territorial License Agreement”), and that certain Letter Agreement (the “Letter Agreement”) entered into between Dr. Rittman and the Company dated August 20, 2015. The aforementioned agreements were tied to the funding of the Company in the minimum amount of $5,000,000 (the “Required Funding”) and the assignment to the Company and/or ownership by the Company of all past, present and future technology in the form of intellectual property, including, but not limited to patents, trademarks, domains, applications, social media pages (e.g. Twitter, LinkedIn and landing pages) (collectively, the “IP”), which such IP was paid for exclusively by Dr. Rittman and/or his affiliated companies, was contingent upon the Company obtaining the Required Funding by no later than October 30, 2015 (the “Contingency”). Accordingly, it was agreed to by the parties that (i) all inventions, improvements and developments made or conceived by the Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, would be the property of the Company subject to the Contingency. In the event the Contingency was not met, the Letter Agreement would be cancelled and rendered null and void. The Company acknowledged that the Company did not meet the Contingency, technically resulting in the cancellation of the Letter Agreement and rendering the Letter Agreement null and void. Moreover, the Company failed to meet its obligations under the Amended and Restated Territorial License Agreement, including the further development of the consumer heuristic technology platform, thereby creating a vacuum in its development in all aspects, including the ability to obtain funding, resulting in the need for Dr. Rittman’s partners to perform the necessary development work related to the above agreements.

F-29

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The original License Agreement will remain in place, while other agreements will be terminated and rendered null and void. Dr. Rittman will resign as an officer of the Company, but will remain as Director and technical consultant of the Company, and will accommodate the needs of the Company in return for compensation to be agreed by the parties. All intellectual property will remain in the possession of Dr. Rittman and his private partners, and the Company shall remain a licensee per the terms of the original Territorial License Agreement, and will develop the first product with Dr. Rittman and his partners.

The Company is the exclusive license holder for certain intellectual property relating to GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch to the LLC as consideration for the JV. Dr. Rittman’s partners have commenced development of the product via a private LLC that has been incorporated under the name “Guardian Patch LLC” (“LLC”). Certain private investors will provide all initial funding to the Company via the LLC for product development. The LLC will fund the development, and the Company will provide IT services via Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of the LLC, the Company and the LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. The LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by the LLC. Moreover, the LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with the LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with the LLC that the same JV principles of the GPLLC for the patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. During the nine months ended September 30, 2017, $135,000 of the Company’s revenue was related to IT service provided to the LLC for Dr. Rittman services, in connection with the development of the Patch.

In March 2016, the Company and Dr. Danny Rittman, Co-Chairman, CTO and a shareholder, entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Prior to these agreements, the Company is the exclusive license holder for certain intellectual property relating to Hermes’ system and method for scheduling categorized deliverables, according to demand, at the customer’s location based on smartphone application and/or via the internet. As a result of these agreements, the Company shall remain an exclusive licensee per the terms of the original License Agreement and will develop the first products with Dr. Rittman and his partners.

On March 29, 2016, Gopher contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian Patch, LLC (the “Guardian LLC”) in consideration of 50% of the profit generated by Guardian LLC (the “Joint Venture”). Guardian LLC is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch. In addition, Guardian LLC is required to provide short term loans to Gopher on an as needed basis secured by Gopher’s economic interest in the Joint Venture. The Company will provide IT services to Guardian LLC for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company.

On July 21, 2016 members of the Guardian Patch LLC, together with Dr. Rittman, incorporated Alpha EDA, LLC (“Alpha”). The members of the LLC appointed Dr. Rittman as the manager of Alpha. The Company, the LLC and Alpha have agreed that all Epsilon Rights, as well as Puzpix rights, will be assigned to Alpha. Alpha and the Company entered into a JV agreement similar to the Patch Joint Venture agreement (as described above), whereby Alpha will fund all of its operational and developmental needs (software development, support, marketing and administrative), and the profits of Alpha will be distributed equally to the two equal Joint venture partners, Guardian Patch LLC and the Company. Alpha will hold all intellectual property rights related to software. Currently, three products will be owned by Alpha – the Epsilon software, the Puzpix social game and the Guardian Pack application. The Company and its technology licensing partners, Guardian LLC and Alpha, are preparing to introduce said new products (Epsilon, Guardian Pack & PuzPix) to the market this year, and the Sphere during the second half of fiscal 2017. Certain problems caused by the need to miniaturize both the chip design and the battery caused a delay in the rollout from its planned launch during the first half of the year. The Epsilon product will be presented for time-based license agreements utilizing a designated website on top of customary distributing channels for the product. Epsilon is under confidential evaluation agreement with third party.

F-30

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2016, the Company relocated its headquarters to 2500 Broadway, Suite F-125, Santa Monica, California. The Company paid approximately $5,000 per month in rent for this office space, and paid a $7,500 security deposit that is classified in our financial statements contained herein as a prepaid expense. The lease is being paid for by the Guardian LLC via reimbursement. The Company moved into smaller office space during the quarter, and its security deposit was adjusted downward to cover the smaller space in April 2016. The Company believes its current facilities will be adequate for the foreseeable future.

The Company has commenced development, and the Company has completed the Statement of Work (SOW) for the Federal Communications Commission (“FCC”) survey to deploy the Company’s Guardian Global Tracking Device within the continental US. The Company has also completed their transmitters/transceivers modules feasibility research. Although the Company can use open channels, and therefore is not required to comply with various FCC regulations relevant to the system, the Company has chosen to comply, and is complying with FCC regulations. The FCC regulates the limits of potentially harmful interference to licensed transmitters due to low power unlicensed transmitters. The Guardian Patch/Sphere system consists of advanced security protocols in order to maintain the global, private, fully-secured network. In addition, the Guardian Patch device needs to perform communication tasks across the globe providing breakthrough tracking features. The Company and its technology licensing partner, Guardian LLC, successfully completed thorough research that involved security, performance and FCC regulations compliance. Based on this research, a set of particular frequencies was chosen to be used by Guardian LLC. By the end of this year, the Company completed the design and construction of the Guardian Patch/Sphere circuit prototype device. The Company has completed the construction of 10 prototype units, and performed intensive testing program to be tested as a complete system in designated areas by the Company. On December 1, 2016, Guardian LLC issued Statement of Work for the Placement and Development of Guardian Sphere and its Base System. For this project, Guardian LLC has assembled a team of eight, including a Project Manager, CTO, digital and software engineers, a specialist algorithm mathematician and project leader. This team was assembled by Guardian LLC, and is based in the USA, Europe and Asia. Per the Joint Venture agreement, Guardian LLC is funding the SOW project through its sources, while the Company’s portion of the cost is $67,000 and due to the vendor on August 15, 2017. Guardian took full responsibility for all amounts due to this vendor. The Company intends to enter a new SOW for the purpose of creating fully-commercial products utilizing the manufacturers that it has identified.

On June 20, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 2,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company converted the Preferred Shares into an aggregate of 2,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

On August 9, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 17,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

Effective August 15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows: Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its GopherInsight™ technology into the consumer markets. Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices. The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

F-31

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Since April 2016, Guardian LLC has provided loans to the Company for the Company’s working capital purposes, outside of its commitment to develop the Patch, in the aggregate amount of $660,132 (the “Loans”). On May 23, 2017, as described in Note 7, the Company entered into a Conversion Agreement with Guardian LLC pursuant to which the parties agreed to convert the Loans provided by Guardian LLC to the Company into a Convertible Promissory Note in the principal amount of $660,132 (the “Note”).

The Note bears interest at 6%, matures May 30, 2019 and is convertible into the Company’s common stock, at Guardian LLC’s option, at a conversion price equal to 50% of the lowest closing price for the common stock on the principal market during the ten consecutive trading days immediately preceding the conversion date, which, in no event, will be less than $0.01 per share. Guardian LLC has agreed to restrict their ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Guardian LLC (the “Note Holder”) understands that the Company may be seeking additional capital or funding and believes that the lock-up and leak-out restrictions and provisions, as further described herein, will improve the Company’s prospects for obtaining additional financing and thus improving the overall financial condition of the Company. As such on or around June 26, 2017 the Company and the Note Holder entered into a lock-up and leak-out:

1.	Subject to the terms of this Agreement, the Note Holder agrees that for a period of nine (9) months from the Effective Date of this Agreement (the “Lock-Up Period”), the Note Holder shall not convert the Note into Common Stock for safe keeping or, directly or indirectly, sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (each a “Transfer”) any beneficial rights with respect to the Note.

2.	Leak-Out Provisions. Subject to the terms of this Agreement, the Note Holder agrees that for a period beginning immediately upon the end of the Lock-Up Period and ending fifteen (15) months from the Effective Date of this Agreement (the “Leak-Out Period”), the Note Holder shall have the right to sell the lessor of (i) five (5%) percent of the previous day’s traded volume of the Company’s Common Stock, or (ii) Five Thousand (5,000) shares of the Common Stock on a per daily basis.

On December 29, 2017, all the principal and accrued interest were converted into 2,000,000 share of Series G preferred stock.

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets. At closing, the Company and Mr. Greg Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company. Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. Mr. Bauer holds a Bachelor of Science degree from University of Maryland College Park. Mr. Bauer is veteran of the United States Navy and was honorably discharged in 1983. He held the title of United States Navy Surface Warfare Qualified.

The Company and Guardian Patch, LLC, which assisted structuring and negotiating the Purchase Agreement and related asset purchase, entered into a Consulting Agreement dated September 1, 2017. In consideration for the services, the Company issued Guardian 2,000,000 shares of common stock and warrants to purchase 9,000,000 shares of common stock. The warrants contain identical terms to the RJW Warrants. If and when the assets acquired under the Purchase Agreement generate revenues of $10,000,000, the Company shall issue Guardian an additional 3,000,000 shares of common stock. The consulting agreement was effective August 1, 2017 and terminates November 30, 2017. Guardian, pursuant to its existing joint venture agreement, agreed to provide the $400,000 in funding needed for the cash purchase price under the Purchase Agreement. Guardian also agreed to provide the needed $100,000 working capital designated to UGopherServices Corp. The parties have agreed to negotiate and finalize the terms of such loans in the near future.

F-32

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In order to facilitate the transition of the Company, the Company and Michael Murray have agreed to enter into an employment agreement in which Mr. Murray will serve as Executive Vice President in charge of business development. As consideration, the Company issued a warrant to acquire 4,000,000 shares of common stock to Mr. Murray. The warrants contain identical terms to the RJW Warrants.

Regulatory

The Company has commenced development, and the Company has completed the Statement of Work (SOW) for the Federal Communications Commission (“FCC”) survey to deploy the Company’s Guardian Global Tracking Device within the continental US. The Company has also completed their transmitters/transceivers modules feasibility research. Although the Company can use open channels, and therefore is not required to comply with various FCC regulations relevant to the system, the Company has chosen to comply, and is complying with FCC regulations. The FCC regulates the limits of potentially harmful interference to licensed transmitters due to low power unlicensed transmitters. The Guardian Patch/Sphere system consists of advanced security protocols in order to maintain the global, private, fully-secured network. In addition, the Guardian Patch device needs to perform communication tasks across the globe providing breakthrough tracking features.  The Company and its technology licensing partner, Guardian LLC, successfully completed thorough research that involved security, performance and FCC regulations compliance. Based on this research, a set of particular frequencies was chosen to be used by Guardian LLC.  By the end of this year, the Company completed the design and construction of the Guardian Patch/Sphere circuit prototype device. The Company has completed the construction of 10 prototype units, and performed intensive testing program to be tested as a complete system in designated areas by the Company. On December 1, 2016, Guardian LLC issued Statement of Work for the Placement and Development of Guardian Sphere and its Base System. For this project, Guardian LLC has assembled a team of eight, including a Project Manager, CTO, digital and software engineers, a specialist algorithm mathematician and project leader. This team was assembled by Guardian LLC, and is based in the USA, Europe and Asia. Per the Joint Venture agreement, Guardian LLC is funding the SOW project through its sources.

On June 20, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 2,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company converted the Preferred Shares into an aggregate of 2,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

During 2016, the Company relocated its headquarters to 2500 Broadway, Suite F-125, Santa Monica, California. The Company pays approximately $5,000 per month in rent for this office space and paid a $7,500 security deposit that is classified in our financial statements contained herein as a prepaid expense. The lease is being paid for by Guardian LLC through reimbursement.

On August 9, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 17,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

Effective August15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows:

Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its Guardian Patch technology into the consumer markets.  Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices.  The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

F-33

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 - Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business.  There is currently no litigation that management believes will have a material impact on the financial position of the Company.

On August 26, 2015, the Company finalized a consulting agreement that it entered into on August 11, 2015 with Michael Korsunsky (“Consultant”) pursuant to which Consultant was engaged by the Company to (i) provide introductions to strategic business alliances, (ii) advise on exposure and risk in the operation of smart phone applications and (iii) advise on market fluctuations within the different categories of the smart phone application delivery services sector, in consideration of 100,000 restricted shares of common stock of the Company, which shares were issued on or around August 26, 2015. On or around November 17, 2016, the Company filed a complaint against Consultant in Superior Court of the State of California, County of Riverside, for Breach of Contract and Breach of Implied Covenant of Good Faith and Fair Dealing. The Consultant been served, surrender his certificate but to date has not filed a defense. This case has since been dismissed.

On June 10, 2016, the Company entered into a consulting agreement with Waterford Group LLC (“Waterford”) pursuant to which the Company engaged Waterford to provide sales and marketing consulting and advisory services to the Company in consideration of 100,000 shares of restricted common stock of the Company (the “Shares”) and a common stock purchase warrant (the “Warrant”) to acquire 750,000 shares of restricted common stock of the Company at an exercise price of $2.25 per share for a period of five (5) years. 50,000 of the Shares were issued to Waterford upon the execution of the Agreement. The Warrant vested on a quarterly basis in eight (8) equal quarterly installments each in the amount of 93,750 shares each quarter during the term of the Agreement. The first quarterly installment vested upon the execution of the Agreement and each subsequent quarterly installment was to vest each quarter thereafter. The Company believes that Waterford is in default of its agreement, as it failed to perform or provide any services under the agreement. As such, the Company put Waterford on notice in writing that the Company did not issue shares or warrants during the third or fourth fiscal quarters of 2016 due to the default.

On or around January 23, 2017, the Company filed a complaint against Waterford and the Company’s Transfer Agent, in Superior Court of the State of California, County of Riverside. On February 1, 2017, the Company obtained a temporary restraining order that prohibits Waterford from (x) lifting the restricted legend from the 50,000 shares that it received in connection with signing the Agreement; (y) selling the 50,000 shares to another party; and, (z) from exercising the warrant on 93,750 shares that was issued and vested upon the execution of the Agreement. As ordered by the court, on February 9, 2017, the Company deposited a Corporate Surety Bond in the amount of $42,875 to secure the temporary restraining order. The Company agreed with Waterford to go to binding arbitration, which is currently being scheduled.

On or around February 27, 2017, the Company was issued a stay of the temporary restraining order barring its transfer agent from providing shares in connection with the exercise of the first Waterford warrant on 93,750 shares that was provided to Waterford in connection with the execution of the engagement letter that was executed by the parties on or around June 10, 2016. The matter is currently in arbitration.

On or around April 10, 2017, the Company was billed by its transfer agent (“TA”) for approximately $11,500 for legal fees (“TA Charges”) in connection with a lawsuit brought by one of the Company’s shareholders against the TA. The Company is not a named party in this litigation. The Company disputes the TA Charges, as the Company’s position is that the TA Charges are not covered under the indemnification section of the Company’s agreement with its TA. As the TA refused to provide further services, the Company paid the fees, and booked it as an expense in this quarter. This matter has been resolved amicably, and the Company continues its relationship with the TA.

F-34

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEC Matters

On July 29, 2016, the staff of the Atlanta Regional Office of the U.S. Securities and Exchange Commission (the “SEC” and the “Commission”) advised the Company in a telephone conversation, followed by a written “Wells” notice, that it is has made a preliminary determination to recommend that the Commission file an enforcement action against the Company alleging violations of Section 13(a) of the Securities and Exchange Act of 1934 and Rules 13a-11, 13a-13 and 12b-20 thereunder. A Wells Notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company with an opportunity to respond to issues raised by the Commission and offer its perspective prior to any SEC decision to institute proceedings. These proceedings could result in the Company being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest and a civil penalty. On September 20, 2016, the Company filed an amended and restated 10-Q for the period ended June 30, 2014. In February 2017, the SEC advised that it concluded its investigation and that it does not intend to recommend an enforcement action by the SEC against the Company.

Reserved Shares

In connection with the derivative notes, the Company has reserved with its transfer agent common shares for each note held by the holders.

Note 15 – Concentrations

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments.

There have been no losses in these accounts through December 31, 2017 and December 31, 2016.

In 2016, the Company had one customer that contributed 100% of its revenues. Concentration of revenue and accounts payable as of December 31, 2016, the Company has one customer, which counts 100% of its revenue. Per the terms of the JV with the LLC, the LLC has committed to fund all Company’s needs, as well as needs of the JV. Failure of the LLC to provide the Company or the JV with said funding would represent a significant Credit Risk. As of December 31, 2017 and 2016 the Company has a payable to Guardian LLC of $1,350,262 and $660,132, respectively.

Note 16 - Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

On January 14, 2018, the Company entered into an Initial Term Agreement (the “ITA”) with Spare CS Inc. (“Spare”), a Delaware corporation, pursuant to which the Company agreed to acquire 50% of the equity of Spare. Spare is a mobile banking app that allows customers to access cash with no ATM, no debit or credit card, and no purchase required from participating merchants.

As set forth in the ITA, the Company agreed to provide Spare with all needed operating costs and will fund $100,000 every three months until Spare has positive cash flow. The Company provided the initial $100,000 on January 16, 2018. D’Ontra Hughes, CEO of Spare, will continue as CEO for 24 months at a salary of $10,000 per month and all current management will remain in place for 12 months. In addition, the Company will issue Spare 1,500,000 shares of common stock and a common stock purchase warrant to acquire 1,000,000 shares of common stock at an exercise price of $3.00 per share for a period of three years. The Company also agreed to place 1,500,000 shares of common stock in escrow as a limited form of price protection for six months.

Although the Company consider the terms in the ITA to be binding and the Company has provided an initial funding of $100,000 to Spare, the closing the transactions is subject to the completion of due diligence and drafting and execution of a definitive purchase agreements and related transaction documents. There is no guarantee that the parties will successfully negotiate and finalize a definitive purchase agreement, that the Board of Directors of each company will approve such agreement or that the transaction set forth in the ITA will close.

F-35

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On February 1, 2018, Gopher Protocol Inc. (the “Company”) formed Ugopherservices Limited (“Ugopher England”), under the laws of England and Wales, as a private limited company and a wholly-owned subsidiary.

The purpose of establishing Ugopher England is to expand the Company’s prepaid financial and calling services to international consumers.

On March 2, 2018, Gopher Protocol Inc. (the “Company”) entered into and closed a Securities Purchase Agreement with Bellridge Capital, LLC (“Bellridge”) pursuant to which Bellridge invested $750,000 into the Company in consideration of a 10% Convertible Debenture (the “Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share. The Bellridge Debenture bears interest of 10% and is payable March 1, 2019. The Bellridge Debenture is convertible into shares of common stock at $0.90 per share subject to antidilution protection. During an event of default, the conversion price in effect on any conversion date means, as of any conversion date or other date of determination, shall be 35% of the lowest trading price for the Company’s common stock during the 20 trading Days immediately preceding the delivery of a notice of conversion. Bellridge has agreed to restrict its ability to convert the Bellridge Debenture or exercise its Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. On or about May 2, 2018, at the election of Bellridge, Bellridge may acquire an additional Bellridge Debenture in the principal amount of $750,000 and a Common Stock Purchase Warrant on the terms of the initial closing.

On March 2, 2018, the Company delivered 1,000,000 shares of Common Stock to an escrow agent. The 1,000,000 escrow shares are to be utilized for the purpose of limited price protection. If, beginning on the 7th  monthly anniversary of the issuance of the 1,000,000 escrow shares, Bellridge has sold shares issuable upon conversion of the Bellridge Debenture at a sales price of less than $1.10 per share, then that number of shares shall be released from escrow to Bellridge as a limited make whole using the following formula:

(($1.00 – closing price on 1st  day of each monthly anniversary beginning on the 1st  day of the 7th  month (and continuing monthly until all shares are sold)/closing price of the 1st  monthly day in question)* number of shares sold at a price less than $1.10.

As long as the Company is not in default of the Bellridge Debenture or in breach of the Securities Purchase Agreement, at any time during which Bellridge owns the Bellridge Debenture, Bellridge commits to limit in the aggregate all sales of the shares of common stock issued upon conversion of the Bellridge Debenture and the related Common Stock Purchase Warrant to the greater of not more than (i) 10.00% of the daily trading volume for the Company’s common stock as reported for that day or (ii) $35,000. Breach of this leak-out provision will be considered a material breach by Bellridge.

As of the date hereof, the Company is obligated on the Bellridge Debenture in the principal amount of $750,000 in connection with the offering. The Bellridge Debenture is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company.

The offer and sale of securities listed above were made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regard to those sales. No advertising or general solicitation was employed in offering the securities. The offers and sales were made to one party, an accredited investor, and transfer of the securities issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

F-36

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On March 16, 2018 ( “Closing Date”), the Company entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

At closing, the Company and Derron Winfrey entered into an Employment Agreement pursuant to which Mr. Winfrey was retained as Chief Operating Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $144,000 and an annual bonus of $25,000 in shares of common stock of the Company subject to the discretion of the Board of Directors of the Company. In addition, Mr. Winfrey received a signing bonus of 250,000 shares of common stock, a Common Stock Purchase Warrant to acquire 500,000 shares of common stock at an exercise price of $1.85 per share and a $50,000 bonus with $25,000 paid on the Closing Date and $25,000 payable on May 1, 2018. The Company also entered into an Employment Agreement with Mark Garner pursuant to which Mr. Garner was retained as Vice President of Operations for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $120,000 and an annual bonus of $25,000 in shares of common stock of the Company subject to the discretion of the Board of Directors of the Company. In addition, Mr. Garner received a signing bonus of 250,000 shares of common stock, a Common Stock Purchase Warrant to acquire 500,000 shares of common stock at an exercise price of $1.85 per share and a $50,000 bonus with $25,000 paid on the Closing Date and $25,000 payable on May 1, 2018. On March 16, 2018, Mr. Bauer was appointed as Chairman of the Board of the Company.

On the Closing Date, the Company and J.I.L. Venture LLC (“JIL Venture”), a non-related party, which assisted structuring and negotiating the ECS Purchase Agreement and related asset purchase, entered a Consulting Agreement dated March 1, 2018. In consideration for the services, the Company issued JIL Venture 1,000,000 shares of common stock and warrants to purchase 1,500,000 shares of common stock exercisable for a term of five years at an exercise price of $1.85 per share. JIL Venture assigned 500,000 shares of common stock and 750,000 warrants to acquire 750,000 shares of common stock to Michelle Bauer, the wife of Gregory Bauer, CEO and a director of the Company.

On April 2, 2018 ( “Closing Date”), Gopher Protocol Inc. (the “Company”) entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, the Company entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with the a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

On the Closing Date, the Company and J.I.L. Venture LLC (“JIL Venture”), a non-related party, which assisted structuring and negotiating the ECS Purchase Agreement and related asset purchase, entered a Consulting Agreement dated April 2, 2018. In consideration for the services, the Company issued JIL Venture 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock exercisable for a term of five years at an exercise price of $2.70 per share.

F-37

GOPHER PROTOCOL, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The shares of common stock and the warrants were issued pursuant to exemptions from registration provided by Section 4(a)(2) and/or Regulation D of the 1933 Securities Act, as amended. No advertising or general solicitation was employed in offering the securities. The offer and sale was made to an accredited investor and transfer of the common stock issued was restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month.  An additional $70,000 shall be payable within 15 days of the end of the calendar year.

F-38

GOPHER PROTOCOL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current Assets:
Cash	$522,445	$1,305,062
Accounts receivable	856,244	41,947
Inventory	287,975	262,749
Prepaid expenses	49,000	—
Total current assets	1,715,664	1,609,758

Property and equipment, net	281,476	263,082
Intangible assets, net	3,270,474	6,666,667
Investment in Mobiquity Technologies, Inc.	9,806,352	1,979
Goodwill	925,877	950,619

Total assets	$15,999,843	$9,492,105

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses (including related parties of $296,625 and $51,167)	$2,029,260	$1,199,215
Unearned revenue	261,726	—
Due to Guardian LLC (related party)	737,330	1,350,262
Convertible notes payable, net of discount of $948,175 and $54,377	795,425	25,623
Note payable, net of discount of $7,381	392,619	—
Derivative liability	2,778,052	95,164
Total current liabilities	6,994,412	2,670,264

Note payable	2,600,000	2,600,000
Total liabilities	9,594,412	5,270,264

Contingencies	—	—

Stockholders’ Equity:
Series B Preferred stock, $0.00001 par value; 20,000,000 shares authorized;
45,000 and 45,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Series C Preferred stock, $0.00001 par value; 10,000 shares authorized;
700 and 700 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Series D Preferred stock, $0.00001 par value; 100,000 shares authorized;
0 and 66,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	1
Series G Preferred stock, $0.00001 par value; 2,000,000 shares authorized;
0 and 2,000,000 shares issued and outstanding at September 30, 2018 and December 31, 2017	—	20
Common stock, $0.00001 par value; 500,000,000 shares authorized;
158,038,132 and 58,215,406 shares issued and outstanding at September 30, 2018 and December 31, 2017	3,580	2,582
Treasury stock, at cost; 1,040 shares at September 30, 2018 and December 31, 2017	(643,059)	(643,059)
Additional paid in capital	67,869,039	19,243,959
Accumulated deficit	(60,824,129)	(14,381,662)
Total stockholders’ equity	6,405,431	4,221,841
Total liabilities and stockholders’ equity	$15,999,843	$9,492,105

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-39

GOPHER PROTOCOL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Nine Months Ended September 30,
	2018	2017

Sales:
Sales	$36,772,212	$4,426,626
Related party sales	135,000	135,000
Total sales	36,907,212	4,561,626

Cost of goods sold	35,316,203	4,174,374

Gross profit	1,591,009	387,252

Operating expenses:
General and administrative expenses	14,035,900	2,323,713
Marketing expenses	376,806	154,216
Acquisition costs	10,966,791	4,050,819
Buyout of joint venture agreement (related party)	11,750,000	—
Impairment of assets	7,132,286	—
Total operating expenses	44,261,783	6,528,748

Loss from operations	(42,670,774)	(6,141,496)

Other income (expense):
Amortization of debt discount	(849,802)	(221,323)
Change in fair value of derivative liability	(2,458,506)	547,188
Interest expense and financing costs	(289,737)	(1,700,663)
Equity loss in Mobiquity Technologies, Inc.	(173,648)	—
Total other income (expense)	(3,771,693)	(1,374,798)

Loss before income taxes	(46,442,467)	(7,516,294)

Income tax expense	—	—

Net loss	$(46,442,467)	$(7,516,294)

Weighted average common shares outstanding:
Basic and diluted	118,587,766	43,901,965

Net loss per share:
Basic and diluted	$(0.39)	$(0.17)

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-40

GOPHER PROTOCOL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2018	2017

Cash Flows From Operating Activities:
Net loss	$(46,442,467)	$(7,516,294)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	79,814	6,538
Amortization of intangible assets	1,029,526	—
Amortization of debt discount	849,802	221,323
Change in fair value of derivative liability	2,458,506	(547,188)
Financing cost	134,669	1,655,046
Shares issued for services	12,831,225	766,500
Shares issued for buyout of joint venture agreement	11,750,000	—
Warrants issued for services	7,570,668	4,782,297
Impairment of assets	7,132,286	—
Equity loss in Mobiquity Technologies, Inc.	173,648	—
Changes in operating assets and liabilities:
Accounts receivable	(814,297)	(734,164)
Inventory	(25,226)	(50,977)
Prepaid expenses	(49,000)	5,248
Other assets	—	4,977
Accounts payable and accrued expenses	830,045	541,706
Unearned revenue	261,726	—
Due to Guardian, LLC	(612,932)	649,583
Accrued interest on convertible notes payable	—	—
Net cash used in operating activities	(2,842,007)	(215,405)

Cash Flows From Investing Activities:
Purchase of property and equipment	(33,208)	(13,021)
Cash paid for acquisitions	(200,000)	—
Cash paid for investment in Spare	(265,000)	—
Other	1,979	—
Net cash used in investing activities	(496,229)	(13,021)

Cash Flows From Financing Activities:
Issuance of convertible notes	1,703,000	250,000
Repayment of convertible notes	(80,000)	—
Payment on acquisition note	(567,381)	—
Issuance of common stock	1,500,000	—
Net cash provided by financing activities	2,555,619	250,000

Net decrease in cash	(782,617)	21,574

Cash, beginning of period	1,305,062	5,096

Cash, end of period	$522,445	$26,670

Cash paid for:
Interest	$36,695	$—
Income taxes	$—	$—
F-41

Supplemental non-cash investing and financing activities
Debt discount	$1,743,600	$1,060,132
Transfer of derivative liability to equity	$113,287	$—
Shares issued to reduce notes payable	$—	$25,217
Reclassification of a payable to Guardian LLC to a convertible note payable	$—	$660,132
Accrued interest to convertible note payable	$—	$1,756
Shares issued for equity interest in Mobiquity Technologies, Inc.	$9,980,000	$—

The accompanying footnotes are an integral part of these unaudited condensed consolidated financial statements.

F-42

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Note 1 - Organization and Basis of Presentation

Organization and Line of Business

Gopher Protocol Inc. (the “Company”, “Gopher”, “Gopher Protocol” or “GOPH”) was incorporated on July 22, 2009 under the laws of the State of Nevada. Gopher is a development stage company that is creating and patenting innovative mobile microchip (ICs) and software technologies based on the GopherInsight™ technology platform. The Company also offers prepaid cellular phone minutes for both domestic and international carriers. In addition, the Company offers cellular activation (activating SIM cards with wireless carriers) to create additional users (consumers) on those networks and provides check processing, verification and recovery solutions for small to medium sized businesses. The Company derived revenues from (i) the provision of IT services to Guardian Patch LLC, a related party (“Guardian LLC”); (ii) from the operations of the assets it acquired in the third quarter of 2017 and the first and second quarters of 2018 that include the sale of phones, phone card products, prepaid cellular phone minutes and cellular activation and (iii) from the licensing of its technology.

The unaudited consolidated financial statements are prepared by the Company, pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”). The information furnished herein reflects all adjustments, consisting only of normal recurring adjustments, which in the opinion of management, are necessary to fairly state the Company’s financial position, the results of its operations, and cash flows for the periods presented. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America were omitted pursuant to such rules and regulations. The results of operations for the nine months ended September 30, 2018 are not necessarily indicative of the results expected for the year ending December 31, 2018.

GopherInsight™ is a patented (with additional patents pending), real time, heuristic (self-learning/artificial intelligence based) global mesh network and asset tracking IoT technology. GopherInsight™ chip and software technologies, if successfully fully developed, are designed to be installed in mobile devices (smartphones, tablets, laptops, etc.), autonomous vehicles, robots, drones, consumer products, as well as other fixed and mobile stand-alone products. It is intended that GopherInsight™ software applications will work in conjunction with GopherInsight™ microchips across mobile operating systems, providing computing power, advanced database management/sharing functionalities and more. The technology under development consists of a smart microchip, mobile application software and supporting software. The system contemplates the creation of a global mesh network.

On March 29, 2016, the Company contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian LLC in consideration of 50% of the profit generated by Guardian LLC and a commitment from Guardian LLC that it is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch, as well as funding the working capital needs of the Company. On September 25, 2018, the Company entered into an agreement with Guardian LLC pursuant to which the Company purchased Guardian LLC’s 50% interest previously entered between the parties in March 2016 covering the Guardian Patch, Puzpix and Epsilon. In consideration, the Company issued Guardian 12,500,000 shares of common stock.

On September 1, 2017, the Company entered into an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC, a Georgia corporation. The Company entered into this Asset Purchase Agreement to acquire terminals in approximately 15,000 locations by which the Company will deploy its technology. The operations consist primarily of the sale of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards. The Company incorporated a wholly-owned subsidiary, UGopherServices Corp., to operate the acquired assets.

On March 16, 2018, the Company entered into and closed an asset purchase agreement dated March 1, 2018 with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, and a processing software program.

On April 2, 2018, the Company entered into and closed an asset purchase agreement with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity.

F-43

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On April 2, 2018, the Company entered into and closed an asset purchase agreement with Central State Legal Services Inc. (“CSLS”), a Missouri corporation, pursuant to which the Company purchased certain assets from CSLS, including, but not limited to, assets associated with the a system to recover funds from returned checks.

Basis of Presentation

The accompanying consolidated financial statements were prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. Significant estimates in the accompanying financial statements include useful lives of property and equipment, useful lives of intangible assets, valuation of beneficial conversion feature debt discounts, valuation of derivatives, and the valuation allowance on deferred tax assets.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, UGopherServices Corp, since the date of acquisition (September 1, 2017), Ugopherservices Limited (since its date of formation of February 1, 2018), an England and Wales a private limited company that is currently inactive and ECS, Electronic Check and CSLS since their respective dates of acquisition (March 1, 2018, April 2, 2018 and April 2, 2018). All significant intercompany transactions and balances have been eliminated.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly-liquid debt instruments with original maturities of three months or less.

Accounts Receivable

The Company grants credit to establishments (such as convenience stores) that sell the Company’s products under credit terms that it believes are customary in the industry and do not require collateral to support customer receivables. The accounts receivable balances are generally collected within 10 days of the product sale and the Company has minimal bad debts. The Company currently does not provide an allowance for doubtful collections, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Normal receivable terms vary from 7-30 days after the issuance of the invoice and typically would be considered past due when the term expires. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The Company’s allowance for doubtful accounts was $0 and $0 at September 30, 2018 and December 31, 2017, respectively.

Inventory

Inventory is valued at the lower of the inventory’s cost (first in, first out basis) or the current market price of the inventory. Management compares the cost of inventory with its market value and an allowance is made to write down inventory to market value, if lower. At September 30, 2018 and December 31, 2017, all of the Company’s inventory was finished goods inventory which consisted principally of phones and phone card products, including PINS for cell minutes, SIM cards for cell minutes, as well as gift cards.

F-44

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Property and Equipment

Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Furniture	7 years
Computers and equipment	3 years
POSA machines	3 years

Long-Lived Assets

The Company applies the provisions of ASC Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at September 30, 2018 and December 31, 2017, the Company believes there was no impairment of its long-lived assets.

Intangible Assets

The Company’s intangible assets were acquired with the acquisition of certain RWJ assets in 2017, and the acquisition of certain ECS, Electronic Check and CSLS assets in 2018 are being amortized over 60-120 months. The Company performs a test for impairment annually. As of September 30, 2018 and December 31, 2017, the Company performed the required impairment analysis. At September 30, 2018, the Company determined that the intangible assets associated with the acquisition of certain RWJ assets was impaired and took a charge to earnings of $5,916,667.

Goodwill

Goodwill represents the excess of purchase price over the underlying book value of the net assets of the businesses that were acquired. Under accounting requirements, goodwill is not amortized, but is subject to annual impairment tests. The Company recorded goodwill of $950,619 related to its acquisition of certain RWJ assets in 2017, and $646,291, $254,586 and $25,000, respectively, related to its acquisition of certain ECS, Electronic Check and CSLS assets in 2018. At September 30, 2018, the Company determined that the goodwill associated with the acquisition of certain RWJ assets was impaired and took a charge to earnings of $950,619.

Derivative Financial Instruments

The Company evaluates all of its agreements to determine if such instruments have derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a weighted-average Black-Scholes-Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. As of September 30, 2018 and December 31, 2017, the Company’s only derivative financial instrument was an embedded conversion feature associated with convertible notes payable due to certain provisions that allow for a change in the conversion price based on a percentage of the Company’s stock price at the date of conversion.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and equivalents, restricted cash, accounts receivable, advances to suppliers, accounts payable, accrued liabilities and short-term debt, the carrying amounts approximate their fair values due to their short maturities.

F-45

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

FASB ASC Topic 820, Fair Value Measurements and Disclosures, requires disclosure of the fair value of financial instruments held by the Company. FASB ASC Topic 825, Financial Instruments, defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology us one or more unobservable inputs which are significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under FASB ASC Topic 480, Distinguishing Liabilities from Equity, and FASB ASC Topic 815, Derivatives and Hedging.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash and current liabilities, including convertible notes payable, each qualify as a financial instrument, and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company uses Level 2 inputs for its valuation methodology for derivative liabilities as their fair values were determined by using the Black-Scholes-Merton pricing model based on various assumptions. The Company’s derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as adjustments to fair value of derivatives.

At September 30, 2018 and December 31, 2017, the Company identified the following liabilities that are required to be presented on the balance sheet at fair value:

	Fair Value
	As of	Fair Value Measurements at
	September 30,	September 30, 2018
Description	2018	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Conversion feature on convertible notes	$2,778,052	$—	$2,778,052	$—

Total	$2,778,052	$—	$2,778,052	$—

	Fair Value
	As of	Fair Value Measurements at
	December 31,	December 31, 2017
Description	2017	Using Fair Value Hierarchy
		Level 1	Level 2	Level 3
Conversion feature on convertible notes	$95,164	$—	$95,164	$—

Total	$95,164	$—	$95,164	$—

F-46

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Treasury Stock

Treasury stock is recorded at cost. The re-issuance of treasury shares is accounted for on a first in, first-out basis and any difference between the cost of treasury shares and the re-issuance proceeds are charged or credited to additional paid-in capital. During 2011, the Company bought back 8 post-split shares (38,000 pre-split) shares of its own shares.

Revenue Recognition

ASU No. 2014-09,  Revenue from Contracts with Customers  (“Topic 606”), became effective for the Company on January 1, 2018. The Company’s revenue recognition disclosure reflects its updated accounting policies that are affected by this new standard. The Company applied the “modified retrospective” transition method for open contracts for the implementation of  Topic 606. As   sales are and have been primarily from IT services, sale of phones, phone card products, prepaid cellular phone minutes and cellular activation, and the Company has no significant post-delivery obligations, this new standard did not   result in a material recognition of revenue on the Company’s accompanying consolidated financial statements for the cumulative impact of applying this new standard. The Company made no adjustments to its previously-reported total revenues, as those periods continue to be presented in accordance with its historical accounting practices under  Topic 605, Revenue Recognition.

Revenue from providing IT services, sale of phones, phone card products, prepaid cellular phone minutes and cellular activation services are recognized under  Topic 606  in a manner that reasonably reflects the delivery of its services and products to customers in return for expected consideration and includes the following elements:

●	executed contracts with the Company’s customers that it believes are legally enforceable;
●	identification of performance obligations in the respective contract;
●	determination of the transaction price for each performance obligation in the respective contract;
●	allocation the transaction price to each performance obligation; and
●	recognition of revenue only when the Company satisfies each performance obligation.

These five elements, as applied to each of the Company’s revenue category, is summarized below:

●	IT services - revenue is recorded on a monthly basis as services are provided;
●	Sale of phones, phone card products, prepaid cellular phone minutes and cellular activation – revenue is recognized at the time of sale to the customer; and
●	License fees and Royalties – revenue is recognized based on the terms of the agreement with its customer.

Cost of Goods Sold

Cost of goods sold represents the cost of the phone, phone card products and prepaid cellular phone minutes sold by the Company. Cost of goods sold relates to products sold by the Company’s new acquired acquisitions in September 2017, March 2018 and April 2018.

Unearned revenue

Unearned revenue represents the amount received for the purchase of products that have not seen shipped to the Company’s customers. In 2018, the Company ran a pre-sales campaign for its pet tracker product and received $61,726 in unearned revenue as of September 30, 2018. In addition, as of September 30, 2018, the Company received $200,000 in connection with an intellectual property license and royalty agreement (See Note 12).

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company has no material uncertain tax positions for any of the reporting periods presented.

F-47

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Basic and Diluted Earnings Per Share

Earnings per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive securities are converted. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Due to the net loss incurred potentially dilutive instruments would be anti-dilutive. Accordingly, diluted loss per share is the same as basic loss for all periods presented. The following potentially-dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

	September 30,	September 30,
	2018	2017
Series B preferred stock	3,000	3,000
Series C preferred stock	770	770
Series D preferred stock	—	66,000,000
Warrants	28,410,416	22,093,750
Convertible notes	4,316,607	12,158,358
Total	32,730,793	100,255,878

Recent Accounting Pronouncements

In June 2018, the FASB issued Accounting Standards Update (“ASU”) ASU 2018-07, Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services and aligns most of the guidance on such payments to nonemployees with the requirements for share-based payments granted to employees. ASU 2018-07 is effective on January 1, 2019. Early adoption is permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The adoption of this ASU did not have an impact on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of this ASU did not have an impact on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this ASU on its financial statements.

F-48

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers.  ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition.  ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract.  The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract.  ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017.   Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein.  Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption.  The Company adopted this ASU beginning on January 1, 2018 and used the modified retrospective method of adoption. The adoption of this ASU did not have a material impact on the Company’s financial statements and disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

Note 3 - Acquisitions

On March 16, 2018, the Company entered into and closed an asset purchase agreement dated March 1, 2018 with ECS, a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000. In addition, the Company issued 500,000 shares of common stock of the Company and warrants to purchase 500,000 shares of common stock that are exercisable for a period of five years at a fixed exercise price of $1.85 per share. The note is secured by the assets acquired by the Company from ECS and the Company is required to make ten equal principal payments of $100,000 commencing on April 15, 2018. The Company may prepay the note at any time without penalty.

On April 2, 2018, the Company entered into and closed an asset purchase agreement with Electronic Check, a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity. The purchase price was $75,000 in cash, and the Company issued 250,000 shares of common stock of the Company and warrants to purchase 250,000 shares of common stock that are exercisable for a period of five years at a fixed exercise price of $2.70 per share.

On April 2, 2018, the Company entered into and closed an asset purchase agreement with CSLS, a Missouri corporation, pursuant to which the Company purchased certain assets from CSLS, including, but not limited to, assets associated with a system to recover funds from returned checks, for $25,000 in cash.

The Company entered into these asset purchase agreements to acquire the software needed to process transactions for its prepaid business, and to acquire additional terminal locations by which the Company will deploy its technology.

A summary of the purchase price and the purchase price allocations at fair value is shown below.

			Electronic
	ECS		Check		CSLS	Total

Purchase price

Cash	$100,000		$75,000		$25,000	$200,000
Shares of common stock	1,010,000	[a]	695,000	[c]	—	1,705,000
Secured promissory note	960,000		—		—	960,000
Warrants	992,958	[b]	682,919	[d]	—	1,675,877
	$3,062,958		$1,452,919		$25,000	$4,540,877
Allocation of purchase price
Property and equipment	$50,000		$15,000		$—	$65,000
Technology	826,667		413,333		—	1,240,000
Tradename	546,667		273,333		—	820,000
Customer relationships	993,333		496,667		—	1,490,000
Goodwill	646,291		254,586		25,000	925,877
Purchase price	$3,062,958		$1,452,919		$25,000	$4,540,877

F-49

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

a. the fair value of the 500,000 shares of common stock was calculated based on the closing market price of the Company’s common stock at the date of acquisition.

b. the fair value of the 500,000 warrants was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 210%;
●	Dividend yield of 0%;
●	Risk free interest rate of 2.65%

c. the fair value of the 250,000 shares of common stock was calculated based on the closing market price of the Company’s common stock at the date of acquisition.

d. the fair value of the 250,000 warrants was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 210%;
●	Dividend yield of 0%;
●	Risk free interest rate of 2.65%

The revenue from the acquisition of assets included in the results of operations from the date of acquisition to September 30, 2018 was $18,877,936.

The unaudited pro forma information below present statement of operations data as if the acquisition of assets had taken place on January 1, 2017.

	Nine Months Ended September 30,
	2018	2017
Sales	$42,270,074	$24,733,037
Cost of goods sold	40,554,398	23,968,637
Gross profit	1,715,676	764,400
Operating expenses	44,430,055	7,309,785
Loss from operations	(42,714,379)	(6,545,385)
Net loss	(46,486,072)	(7,887,893)
Loss per share	(0.39)	(0.18)

Note 4 - Property and Equipment, Net

Property and equipment consisted of the following as of September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017

Furniture	$33,739	$33,740
Computers and equipment	62,662	22,816
POSA machines	312,328	253,965
	408,729	310,521
Less accumulated depreciation	(127,253)	(47,439)
Property and equipment, net	$281,476	$263,082

F-50

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Depreciation expense for the nine months ended September 30, 2018 and 2017 was $79,814 and $6,538 respectively.

Note 5 – Intangible Assets, Net

The following are the intangible assets at September 30, 2018 and December 31, 2017:

	September 30	December 31,
	2018	2017
Leased locations	$—	$7,000,000
Technology	1,240,000	—
Tradename	820,000	—
Customer relationships	1,490,000	—
	3,550,000	7,000,000
Less accumulated amortization	(279,526)	(333,333)
Intangible assets, net	$3,270,474	$6,666,667

Intangible assets are being amortized as follows: Leased locations - 84 months; Technology – 60 months; and Tradename and Customer relationships – 120 months.

Amortization expense for the nine months ended September 30, 2018 and 2017 was $1,029,526 and $0, respectively.

At September 30, 2018, the Company determined that the intangible assets associated with the acquisition of certain RWJ assets was impaired and took a charge to earnings of $5,916,667.

The estimated future amortization expense related to intangible assets is as follows:

Twelve months ending September 30,
2019	$479,000
2020	479,000
2021	479,000
2022	479,000
2023	479,000
Thereafter	875,474
$3,270,474

Note 6 – Investment in Mobiquity Technologies, Inc.

On September 4, 2018, the Company and Mobiquity Technologies, Inc., a New York corporation (“Mobiquity”) entered an agreement pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the agreement, the Company received 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10,000,000 shares of Company’s common stock. The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100,000,000 shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150,000,000 common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants shall have a term of 5-years from the date of grant and shall be exercisable at a price of $0.12 per share and the shares of Mobiquity Preferred Stock shall not be convertible into shares of Mobiquity Common Stock and the Mobiquity Warrants shall not be contemporaneously granted until after Mobiquity’s Board of Directors and stockholders shall have increased the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock. The Mobiquity Preferred Stock shall have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants. As a result of this transaction, the Company has an approximate 21% interest in Mobiquity.

F-51

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The Company accounts for its investment in Mobiquity using the equity method of accounting.

Information regarding Mobiquity as of and for the nine months ended September 30, 2018 is below:

Current assets	$299,179
Total assets	14,016,179
Current liabilities	17,234,537
Total liabilities	17,234,537
Preferred stock	11,552,513
Total stockholders’ deficit	(14,770,871)

Revenue	$453,717
Cost of revenue	543,096
Operating expenses	4,692,146
Other expenses	18,277,503
Loss from continuing operations	(23,059,028)

Note 7 – Convertible Notes Payable

Convertible notes payable at September 30, 2018 and December 31, 2017 consist of the following:

	September 30,	December 31,
	2018	2017
Convertible notes payable to Power Up	$243,600	$80,000
Convertible notes payable to Bellridge Capital	1,500,000	—
Total convertible notes payable	1,743,600	80,000
Unamortized debt discount	(948,175)	(54,377)
Convertible notes payable	$795,425	$25,623

Power Up Lending Group Ltd.

On October 2, 2017, the Company entered into a Securities Purchase Agreement with Power Up Lending Group Ltd., an accredited investor (“Power Up”) pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note No. 1”) in the aggregate principal amount of $80,000. The Power Note No. 1 has a maturity date of July 10, 2018 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note No. 1 at the rate of ten percent (10%) per annum from the date on which the Power Note No. 1 is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note, provided it makes a payment to Power Up as set forth in the Power Note No. 1.

The outstanding principal amount of the Power Note No. 1 is convertible at any time and from time to time at the election of Power Up during the period beginning on the date that is 180 days following the issue date into shares of the Company’s common stock at a conversion price equal to 61% of the lowest trading price with a 15 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note), the Power Note No. 1 shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note No. 1.

As of March 6, 2018, the Company has paid off in full all principal, interest and penalties with respect to the Power Up Note No. 1, and there are no further obligations owed with respect to such note.

On September 28, 2018, the Company entered into a Securities Purchase Agreement with Power Up pursuant to which the Company issued to Power Up a Convertible Promissory Note (the “Power Note No. 2”) in the aggregate principal amount of $243,600 for a purchase price of $203,000. The Power Note No. 2 has a maturity date of December 24, 2019 and the Company has agreed to pay interest on the unpaid principal balance of the Power Note No. 2 at the rate of six percent (6%) per annum from the date on which the Power Note No. 2 is issued until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. The Company shall have the right to prepay the Power Note No. 2, provided it makes a payment to Power Up as set forth in the Power Note No. 2.

F-52

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The outstanding principal amount of the Power Note No. 2 may not be converted prior to the period beginning on the date that is 180 days following the issue date. Following the 180th day, Power Up may convert the Power Note No. 2 into shares of the Company’s common stock at a conversion price equal to 85% of the lowest trading price with a 15 day look back immediately preceding the date of conversion. In addition, upon the occurrence and during the continuation of an Event of Default (as defined in the Power Note No. 2), the Power Note No. 2 shall become immediately due and payable and the Company shall pay to Power Up, in full satisfaction of its obligations hereunder, additional amounts as set forth in the Power Note No. 2.

Bellridge Capital LLC

On March 2, 2018, the Company entered into and closed a Securities Purchase Agreement with Bellridge Capital, LLC (“Bellridge”) pursuant to which Bellridge invested $750,000 into the Company in consideration of a 10% Convertible Debenture (the “Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share. The Bellridge Debenture bears interest of 10% and is payable March 1, 2019. The Bellridge Debenture is convertible into shares of common stock at $0.90 per share subject to antidilution protection. During an event of default, the conversion price in effect on any conversion date means, as of any conversion date or other date of determination, shall be 35% of the lowest trading price for the Company’s common stock during the 20 trading Days immediately preceding the delivery of a notice of conversion. Bellridge has agreed to restrict its ability to convert the Bellridge Debenture or exercise its Common Stock Purchase Warrants and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

On March 2, 2018, the Company delivered 1,000,000 shares of Common Stock to an escrow agent. The 1,000,000 escrow shares are to be utilized for the purpose of limited price protection. If, beginning on the 7th monthly anniversary of the issuance of the 1,000,000 escrow shares, Bellridge has sold shares issuable upon conversion of the Bellridge Debenture at a sales price of less than $1.10 per share, then that number of shares shall be released from escrow to Bellridge as a limited make whole using the following formula:

(($1.00 – closing price on 1st day of each monthly anniversary beginning on the 1st day of the 7th month (and continuing monthly until all shares are sold)/closing price of the 1st monthly day in question)* number of shares sold at a price less than $1.10.

As long as the Company is not in default of the Bellridge Debenture or in breach of the Securities Purchase Agreement, at any time during which Bellridge owns the Bellridge Debenture, Bellridge commits to limit in the aggregate all sales of the shares of common stock issued upon conversion of the Bellridge Debenture and the related Common Stock Purchase Warrant to the greater of not more than (i) 10.00% of the daily trading volume for the Company’s common stock as reported for that day or (ii) $35,000. Breach of this leak-out provision will be considered a material breach by Bellridge.

In connection with the Bellridge Debenture, the Company issued 500,000 warrants to purchase shares of the Company’s common stock with an exercise price of $2.35.

The Company first determined the value of the convertible note and the fair value of the detachable warrants issued in connection with this transaction. The estimated value of the warrants of $827,428 and was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 210%;
●	Dividend yield of 0%;
●	Risk free interest rate of 2.65%

The face amount of the convertible note of $750,000 was proportionately allocated to the convertible note and the warrant in the amount of $356,593 and $393,407, respectively. The amount allocated to the warrants of $393,407 was recorded as a discount to the convertible note and as additional paid in capital. The value of the convertible note was then allocated between the convertible note and the beneficial conversion feature, which amounted to $0 and $356,593, respectively. The combined total discount is $750,000, and will be amortized over the year life of the convertible note.

F-53

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On April 9, 2018, Bellridge elected to exercise the Bellridge Option, and as such the Company and Bellridge closed the second financing as contemplated by the Securities Purchase Agreement entered with Bellridge pursuant to which Bellridge invested an additional $750,000 into the Company in consideration of a 10% Convertible Debenture (the “Second Bellridge Debenture” and together with the First Bellridge Debenture, the “Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share (the “Second Bellridge Warrant” and together with the First Bellridge Warrant, the “Bellridge Warrant”) The Bellridge Debenture bears interest of 10% and is payable one year from issuance. The First Bellridge Debenture and the Second Bellridge Debenture are convertible into shares of common stock at $0.90 per share and $1.00 per share, respectively, subject to limited antidilution protection.

During an event of default, the conversion price for the Bellridge Debenture in effect on any conversion date means, as of any conversion date or other date of determination, shall be 35% of the lowest trading price for the Company’s common stock during the 20 trading Days immediately preceding the delivery of a notice of conversion. Bellridge has agreed to restrict its ability to convert the Bellridge Debenture or exercise the Bellridge Warrant and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with both closings, the Company delivered 1,000,000 shares of common stock to an escrow agent. The escrow shares are to be utilized for the purpose of limited price protection. If, beginning on the 7th monthly anniversary of the issuance of the escrow shares, Bellridge has sold shares issuable upon conversion of the Bellridge Debenture at a sales price of less than $1.10 per share, then that number of shares shall be released from escrow to Bellridge as a limited make whole using the following formula:

(($1.00 – closing price on 1st day of each monthly anniversary beginning on the 1st day of the 7th month (and continuing monthly until all shares are sold) / closing price of the 1st monthly day in question) * number of shares sold at a price less than $1.10.

As long as the Company is not in default of the Bellridge Debenture or in breach of the Securities Purchase Agreement, at any time during which Bellridge owns the Bellridge Debenture, Bellridge commits to limit in the aggregate all sales of the shares of common stock issued upon conversion of the Bellridge Debenture and the related Common Stock Purchase Warrant to the greater of not more than (i) 10.00% of the daily trading volume for the Company’s common stock as reported for that day or (ii) $35,000. Breach of this leak-out provision will be considered a material breach by Bellridge.

In connection with the Second Bellridge Debenture, the Company issued 500,000 warrants to purchase shares of the Company’s common stock with an exercise price of $2.35.

The Company first determined the value of the convertible note and the fair value of the detachable warrants issued in connection with this transaction. The estimated value of the warrants of $2,037,713 and was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 210%;
●	Dividend yield of 0%;
●	Risk free interest rate of 2.60%

The face amount of the convertible note of $750,000 was proportionately allocated to the convertible note and the warrant in the amount of $548,222 and $201,778, respectively. The amount allocated to the warrants of $548,222 was recorded as a discount to the convertible note and as additional paid in capital. The value of the convertible note was then allocated between the convertible note and the beneficial conversion feature, which amounted to $0 and $201,778, respectively. The combined total discount is $750,000, and will be amortized over the year life of the convertible note.

The Bellridge debentures prohibit the Company from entering into variable rate transactions. The issuance of the Power Up note on September 28, 2018 may have resulted in an event of default on the Bellridge debentures which would result in the conversion price on the Bellridge debentures going from a fixed rate conversion price to a variable conversion price. The variable conversion price in effect until an event of default can be cured is a 35% discount to the lowest trading price 20 days prior to conversion. As of the date of this filing, the Company had not received a notice of default from Bellridge. At September 30, 2018, the Company accounted for the Bellridge debentures using a variable conversion price and recorded a derivative liability of $2,440,719 related to the Bellridge debentures.

F-54

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Discounts on convertible notes

The Company recognized interest expense of $849,802 during the nine months ended September 30, 2018 related to the amortization of the debt discount. The unamortized debt discount at September 30, 2018 is $948,175.

A roll-forward of the convertible note from December 31, 2017 to September 30, 2018 is below:

Convertible notes, December 31, 2017	$25,623
Issued for cash	1,703,000
Original issue discount	40,600
Repayment in cash	(80,000)
Debt discount related to new convertible notes	(1,743,600)
Amortization of debt discounts	849,802
Convertible notes, September 30, 2018	$795,425

Note 8 - Derivative Liability

Certain of the convertible notes payable discussed in Note 7 have a conversion price that can be adjusted based on the Company’s stock price which results in the conversion feature being recorded as a derivative liability.

The fair value of the derivative liability is recorded and shown separately under current liabilities. Changes in the fair value of the derivative liability is recorded in the statement of operations under other income (expense).

The Company uses a weighted average Black-Scholes-Merton option pricing model with the following assumptions to measure the fair value of derivative liability at September 30, 2018 and December 31, 2017:

	September 30,	December 31,
	2018	2017

Stock price	$0.95	$1.12
Risk free rate	2.59%	1.76%
Volatility	165%	175%
Conversion/ Exercise price	$0.51	$0.60
Dividend rate	0%	0%

The following table represents the Company’s derivative liability activity for the nine months ended September 30, 2018:

Derivative liability balance, December 31, 2017	$95,164
Issuance of derivative liability during the period	337,669
Fair value of beneficial conversion feature of debt repaid	(113,287)
Change in derivative liability during the period	2,458,506
Derivative liability balance, September 30, 2018	$2,778,052

Note 9- Note Payable

In connection with the acquisition RWJ in September 2017, the Company issued a note payable. The note accrues interest at 3.5% per annum is due on December 31, 2019 and is secured by the assets purchased in the acquisition. This note payable of $2,600,000 is classified as long-term in the accompanying consolidated balance sheet.

In connection with the acquisition of ECS as discussed in Note 3, the Company issued a note payable. The note is to be repaid in monthly installment payments of $100,000 with the final payment due on January 15, 2019. As of September 30, 2018, seven such payments have occurred. This note with a remaining balance of $392,619 at September 30, 2018 is secured by the assets purchased in the acquisition and is classified as short-term in the accompanying consolidated balance sheet.

F-55

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Note 10- Stockholders’ Equity

Common Stock

During the nine months ended September 30, 2018, the Company had the following transactions in its common stock:

●	issued 66,000,000 shares in connection with the conversion of 66,000 shares of Series D Preferred Stock;

●	issued 2,000,000 shares in connection with the conversion of 2,000,000 shares of Series G Preferred Stock;

●	issued 250,000 shares to a consultant for professional services rendered valued at $123,725. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the dates that the shares earned based on the agreement;

●	issued an aggregate of 1,800,000 shares to employees and board members as part of their agreements with the Company. The value of the common stock of $4,404,500 was determined based on the closing stock price of the Company’s common stock on the date of the respective agreements;

●	issued 3,000,000 to a consultant for services related to assisting the Company with the acquisition of the RWJ assets. The 3,000,000 shares were earned when the operations of the RWJ assets produced revenue in excess of $10,000,000. The value of the common stock of $4,590,000 was determined based on the closing stock price of the Company’s common stock on the date of the shares were earned.

●	issued aggregate of 1,250,000 shares to a consultant for services rendered valued at $2,715,000. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of the ECS and Electronic Check assets (see Note 3). The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of acquisition of ECS and Electronic Check;

●	issued 500,000 shares for the acquisition of the ECS assets valued at $1,010,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the acquisition date;

●	issued 250,000 shares for the acquisition of the Electronic Check valued at $695,000. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the acquisition date;

●	issued aggregate of 10,000,000 shares in connection with its equity interest in Mobiquity valued at $9,980,000 (See Note 6). The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of the Mobiquity transaction;

●	issued aggregate of 1,000,000 shares to a consultant for services rendered valued at $998,000. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of its equity interest in Mobiquity. The value of the common stock was determined based on the closing stock price of the Company’s common stock on the closing date of Mobiquity transaction;

●	issued aggregate of 12,500,000 shares to Guardian LLC in connection the termination of its 50% interest in the profits of certain of the Company’s products (See Note 11). The shares were valued at $11,750,000 which was determined based on the closing stock price of the Company’s common stock at the date of the agreement; and

●	issued 1,272,726 shares of common stock to an investor for cash proceeds of $1,500,000 (See discussion below).

Eagle Equities, LLC

On December 29, 2017, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”) pursuant to which Eagle agreed to purchase up to 2,000,000 shares of the Company’s common stock for a purchase price of $1,500,000 or $0.75 per share. The closing occurred on December 29, 2017 with respect to the funding of $1,000,000 resulting in the issuance of 1,333,334 shares of common stock (the “First Closing Shares”). Eagle agreed to potentially purchase an additional 666,666 shares of common stock (the “Second Closing Shares”) on or before September 30, 2018 for a purchase price of $500,000 subject to various closing conditions. On March 21, 2018, Eagle purchased an additional 666,666 shares of common stock for a purchase price of $500,000.

F-56

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

The Company placed an aggregate of 2,000,000 shares of common stock (the “Escrow Shares”) in escrow to be utilized for the purpose of limited price protection. If, beginning on the seventh month anniversary of the issuance of the First Closing Shares and Second Closing Shares, Eagle has sold any of the First Closing Shares or the Second Closing Shares at a sales price of less than $0.72 per share, then that number of Escrow Shares shall be released from escrow to Eagle as a limited make whole which shall be determined by using the following formula:

($0.72 – Closing Price) / Closing Price) * number of shares sold at a price less than $0.72.

Closing Price is price on the first day of each monthly anniversary beginning on the first day of the 7th month (and continuing monthly until the earlier of January 31, 2019 or until all shares are sold).

The Company shall deposit an additional 2,000,000 shares of common stock into escrow which shares shall only be released to Eagle, if, prior to January 31, 2019 (while Eagle continues to hold shares), the Company issues shares at an issue price of less than $0.30 per share.

The Company also issued Eagle a Common Stock Purchase Warrant to acquire 666,666 shares of common stock exercisable for three years at an exercise price of $2.00 per share (the “Eagle Warrant”). Unless otherwise agreed in writing by both the Company and Eagle, at no time will Eagle exercise any amount of the Eagle Warrant to purchase common stock that would result in Eagle owning more than 9.9% of the common stock outstanding of the Company. The Eagle Warrant contains standard anti-dilution protections.

On May 4, 2018, the Company entered into a Securities Purchase Agreement with Eagle pursuant to which Eagle agreed to purchase up to 1,212,120 shares of the Company’s common stock for an aggregate purchase price of $2,000,000 or $1.65 per share. The closing occurred on May 4, 2018 with respect to the funding of $500,000 resulting in the issuance of 303,030 shares of common stock and on May 25, 2018 with respect to the funding of $500,000 resulting in the issuance of an additional 303,030 shares of common stock. Additional closings of $500,000 for 303,030 shares are scheduled to close on June 15, 2018 and July 5, 2018 each. The additional closings on June 15, 2018 and July 5, 2018 have not occurred.

The Company agreed to place 303,030 shares of common stock each tranche (the “Escrow Shares”) in escrow to be utilized for the purpose of limited price protection. If, beginning on the seventh month anniversary of the closing of each tranche, Eagle has sold any of its shares of common stock at a sales price of less than $1.65 per share, then that number of Escrow Shares shall be released from escrow to Eagle as a limited make whole which shall be determined by using the following formula:

($1.65 – Closing Price) / Closing Price) * number of shares sold at a price less than $1.65.

Closing Price is price on the first day of each monthly anniversary beginning on the first day of the 7th month (and continuing monthly until the earlier of June 4, 2019 or until all shares are sold.

Series D Preferred Shares

Per the terms of the Exclusive License Agreement and in consideration of the licensing agreement signed between the Company and Hermes Roll LLC, the Company issued 100,000 shares of Series D Preferred Stock of the Company (the “Preferred Shares”). The preferred stock has a value of $ 1,000 based upon the cost of the license; due to the holder of license is the related party of the Company. The Preferred Shares have no liquidation rights. The Holder of the Preferred Shares will be entitled to vote on all matters submitted to shareholders of the Company on an as-converted basis. The Preferred Shares have a conversion price of $0.01 (the “Conversion Price”) and a stated value of $10.00 per share (the “Stated Value”). Each Preferred Share is convertible, at the option of the Holder, into such number of shares of common stock of the Company as determined by dividing the Stated Value by the Conversion Price.

On January 23, 2018, Reko Holdings, LLC converted 66,000 shares of its Series D Preferred Stock into 66,000,000 restricted common shares.

As of September 30, 2018 and December 31, 2017, there are 0 and 66,000 shares of Series D Preferred Shares outstanding, respectively.

F-57

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Series G Preferred Shares

On December 29, 2017, Guardian LLC converted all of the principal and interest of the Note, into 2,000,000 shares of Series G Preferred Stock. The Series G Preferred Stock is entitled to vote on an as-converted basis, automatically converts to common stock upon any liquidation, dissolution or winding up and the Company may not declare a dividend until the Series G Preferred Stock has received a dividend. Each share of Series G Preferred Stock is convertible into one shares of common stock of the Company and contain standard anti-dilution rights.

On August 30, 2018, Guardian LLC converted the 2,000,000 shares of Series G Preferred Stock into 2,000,000 shares of common stock.

As of September 30, 2018 and December 31, 2017, there are 0 and 2,000,000 shares of Series G Preferred Shares outstanding, respectively.

Warrants

The following is a summary of warrant activity since December 31, 2017:

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Warrants	Exercise	Contractual	Intrinsic
	Outstanding	Price	Life	Value
Outstanding, December 31, 2017	22,760,416	$0.55	4.67	$13,640,000
Granted	5,650,000	2.17
Forfeited	0
Exercised	0
Outstanding, September 30, 2018	28,410,416	$0.87	3.99	$9,812,000
Exercisable, September 30, 2018	27,910,416	$0.89	3.98	$9,812,000

The exercise price for warrant outstanding and exercisable at September 30, 2018:

Outstanding		Exercisable
Number of	Exercise	Number of	Exercise
Warrants	Price	Warrants	Price
22,000,000	$0.50	22,000,000	$0.50
3,000,000	1.85	3,000,000	1.85
666,666	2.00	666,666	2.00
93,750	2.25	93,750	2.25
1,000,000	2.35	1,000,000	2.35
650,000	2.50	650,000	2.50
500,000	2.70	500,000	2.70
500,000	2.80	—	2.80
28,410,416		27,910,416

During the nine months ended September 30, 2018, the Company issued:

●	1,000,000 warrants in connection with two convertible notes payable;

●	500,000 warrants as consideration for the acquisition of the ECS assets (see Note 3) valued at $992,958;

●	250,000 warrants as consideration for the acquisition of the Electronic Check assets (see Note 3) valued at $682,919;

●	2,150,000 warrants to shares to employees and board members as part of their agreements with the Company valued at $5,276,656;

F-58

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

●	1,750,000 warrants to a consultant for services rendered. The services, which include business development, analysis, and interaction with professionals, were principally related to assisting the Company with the acquisition of the ECS and Electronic Check assets (see Note 3) valued at $3,661,791.

The fair value of the warrants listed above was determined using the Black-Scholes option pricing model with the following assumptions:

●	Expected life of 5.0 years
●	Volatility of 210%;
●	Dividend yield of 0%;
●	Risk free interest rate of 2.60% to 2.94%

Note 11 - Related Parties

Related parties are natural persons or other entities that have the ability, directly or indirectly, to control another party or exercise significant influence over the party in making financial and operating decisions. Related parties include other parties that are subject to common control or that are subject to common significant influences. All of the Company’s revenue for the nine months ended September 30, 2017 and $135,000 of the Company’s revenue for the nine months ended September 30, 2018 is from IT services delivered to a single customer, Guardian LLC, which is a related party to the Company. The revenue generated from Guardian LLC was paid to the Company via a reduction in the amount that the Company owes Guardian LLC that is classified as Due to Guardian LLC in the accompanying consolidated balance sheet. All expenses in the Company’s operations were incurred as a consequence of delivering Company’s obligations under the joint venture agreement between the parties to commercialize the technology that is being developed by the LLC.

On April 22, 2015, Michael Murray was appointed by the Company as the Chairman of the Board, CEO, and President of the Company. Mr. Murray resigned as an executive officer on September 1, 2017. On March 4, 2015, the Company entered into a Territorial License Agreement with Hermes Roll, LLC (“Hermes”), which is the basis for the Company’s current operations. Mr. Murray was the owner of 9,900 shares of Series D Preferred Stock of the Company that was convertible at Mr. Murray’s election into 9,900,000 shares of common stock. To date, Mr. Murray has converted all of his Series D Preferred Stock into common shares of the Company.

On June 30, 2015, the Company appointed Dr. Danny Rittman as Chief Technical Officer and a board member. On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman will assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform. The agreement with Dr. Rittman was contingent upon the Company funding its commitments per the June 16, 2015 - Amended and Restated Territorial License Agreement. Failure of the Company providing this funding, in full, or partially, will automatically terminate any GOPH ownership of the intellectual properties. Dr. Rittman is the Chief Technology Officer and a director of the Company as well as the Chairman of the Company’s Advisory Board, which is in formation. Dr. Rittman and Mr. Murray jointly own 9,900 shares of Series D Preferred Stock of the Company that is convertible at Dr. Rittman’s or Mr. Murray’s election into 9,900,000 shares of common stock. To date, Mr. Rittman has converted all of his Series D Preferred Stock into common shares of the Company.

On August 20, 2015, the Company entered into an agreement with Dr. Rittman pursuant to which the parties agreed that (i) all inventions, improvements and developments made or conceived by Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, will be the property of Company, and (ii) Dr. Rittman agreed to assign to the Company any and all intellectual property related to the Company’s consumer heuristic technology platform, subject to certain conditions. The Company has expensed the stated value of that intellectual property in these financial statements.

F-59

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On or around March 18, 2016 the Company and Dr. Danny Rittman entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Specifically, the Company entered into that certain Territorial License Agreement with Hermes dated March 4, 2015, which such agreement was amended to expand the related territorial license to a worldwide license pursuant to that certain Amended and Restated Territorial License Agreement dated June 16, 2015 (the “Amended and Restated Territorial License Agreement”), and that certain Letter Agreement (the “Letter Agreement”) entered into between Dr. Rittman and the Company dated August 20, 2015. The aforementioned agreements were tied to the funding of the Company in the minimum amount of $5,000,000 (the “Required Funding”) and the assignment to the Company and/or ownership by the Company of all past, present and future technology in the form of intellectual property, including, but not limited to patents, trademarks, domains, applications, social media pages (e.g. Twitter, LinkedIn and landing pages) (collectively, the “IP”), which such IP was paid for exclusively by Dr. Rittman and/or his affiliated companies, was contingent upon the Company obtaining the Required Funding by no later than October 30, 2015 (the “Contingency”). Accordingly, it was agreed to by the parties that all inventions, improvements and developments made or conceived by the Dr. Rittman, either solely or in collaboration with others pertaining to Company’s business, would be the property of the Company subject to the Contingency. In the event the Contingency was not met, the Letter Agreement would be cancelled and rendered null and void. The Company acknowledged that the Company did not meet the Contingency, technically resulting in the cancellation of the Letter Agreement and rendering the Letter Agreement null and void. Moreover, the Company failed to meet its obligations under the Amended and Restated Territorial License Agreement, including the further development of the consumer heuristic technology platform, thereby creating a vacuum in its development in all aspects, including the ability to obtain funding, resulting in the need for Dr. Rittman’s partners to perform the necessary development work related to the above agreements.

In March 2016, the Company and Dr. Danny Rittman, Co-Chairman, CTO and a shareholder, entered into an agreement intended to clarify the relationship between Dr. Rittman and the Company and the ownership of certain technology in connection with certain agreements previously entered into between Company and Dr. Rittman and with third parties. Prior to these agreements, the Company is the exclusive license holder for certain intellectual property relating to Hermes’ system and method for scheduling categorized deliverables, according to demand, at the customer’s location based on smartphone application and/or via the internet. As a result of these agreements, the Company shall remain an exclusive licensee per the terms of the original License Agreement and will develop the first products with Dr. Rittman and his partners.

On April 6, 2018, the Company and Danny Rittman, Chief Technology Officer and a Director of the Company, agreed to amend his employment agreement pursuant to which he will receive salary at the rate of $250,000 annually payable in equal increments of $15,000 per month. An additional $70,000 shall be payable within 15 days of the end of the calendar year.

On March 29, 2016, Gopher contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian LLC in consideration of 50% of the profit generated by Guardian LLC (the “Joint Venture”). Guardian LLC is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch. In addition, Guardian LLC is required to provide short term loans to Gopher on an as needed basis secured by Gopher’s economic interest in the Joint Venture. The Company will provide IT services to Guardian LLC for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company.

The Company is the exclusive license holder for certain intellectual property relating to GopherInsight technology. The Company has assigned all its rights as they relate to the Guardian Patch to Guardian LLC as consideration for the JV. Guardian LLC has commenced development of the products. Certain private investors will provide all initial funding to the Company via the LLC for product development. Guardian LLC will fund the development, and the Company will provide IT services via Dr. Rittman for a monthly fee. Dr. Rittman has signed an amendment employment agreement with the Company. As the Company is not a member of Guardian LLC, the Company and Guardian LLC have formed a Joint Venture (“JV”) for the purposes of developing and marketing the Patch. Guardian LLC will be responsible for funding the development of the Patch. The Company will not need be required to invest funds in said JV. The Company responsibilities will be limited to the marketing of the product, where the marketing budget will be funded by Guardian LLC. Moreover, Guardian LLC has committed to provide the Company with working capital as needed. The Company has assigned and pledged to the LLC all its license derivative rights as they pertain to the Patch only. Dr. Rittman may be offered membership rights at some point in the future with Guardian LLC, with which the Company is a JV partner, but is not equity member. The Company has agreed with Guardian LLC that the same JV principles of the Guardian LLC for the patch will apply for the other two products (Epsilon and Puzpix) which will be vested under designated LLCs that will be incorporated by the LLC members. During the nine months ended September 30, 2018 and 2017, $135,000 and $135,000, respectively, of the Company’s revenue was related to IT service provided to the LLC for Dr. Rittman services, in connection with the development of the Patch.

F-60

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

On July 21, 2016 members of the Guardian LLC, together with Dr. Rittman, incorporated Alpha EDA, LLC (“Alpha”). The members of the LLC appointed Dr. Rittman as the manager of Alpha. The Company, the LLC and Alpha have agreed that all Epsilon Rights, as well as Puzpix rights, will be assigned to Alpha. Alpha and the Company entered into a JV agreement similar to the Patch Joint Venture agreement (as described above), whereby Alpha will fund all of its operational and developmental needs (software development, support, marketing and administrative), and the profits of Alpha will be distributed equally to the two equal Joint venture partners, Guardian LLC and the Company. Alpha will hold all intellectual property rights related to software. Currently, three products will be owned by Alpha – the Epsilon software, the Puzpix social game and the Guardian Pack application. The Company and its technology licensing partners, Guardian LLC and Alpha, are preparing to introduce said new products (Epsilon, Guardian Pack & PuzPix) to the market beginning in 2018, and the Sphere during the second half of fiscal 2017. Certain problems caused by the need to miniaturize both the chip design and the battery caused a delay in the rollout from its planned launch during the first half of the year. The Epsilon product will be presented for time-based license agreements utilizing a designated website on top of customary distributing channels for the product. Epsilon is under confidential evaluation agreement with third party.

On September 25, 2018, the Company entered into a Joint Venture Interest Purchase Agreement with Guardian, LLC pursuant to which the Company purchased Guardian LLC’s 50% interest in a joint venture (the “JV Interest”) previously entered between the parties in March 2016 covering the Guardian Patch, Puzpix and Epsilon. In consideration for the JV Interest, the Company issued Guardian 12,500,000 shares of common stock. During the nine months ended September 30, 2018, the Company took a charge to earnings of $11,750,000 related to the purchase of Guardian LLC’s 50% JV Interest.

On September 14, 2018, the Company and Dr. Rittman entered into a letter agreement confirming that the Company is the owner of all intellectual property developed by Dr. Rittman relating to the Internet of Things (IoT) and Artificial Intelligence enabled mobile technologies, including a global platform with both mobile and fixed solutions, commencing June 16, 2015 and continuing until Dr. Rittman’s employment agreement is terminated.

During 2016, the Company relocated its headquarters to 2500 Broadway, Suite F-125, Santa Monica, California. The Company paid approximately $5,000 per month in rent for this office space, and paid a $1,979 security deposit that is classified in our financial statements contained herein as a prepaid expense. The lease is being paid for by the Guardian LLC via reimbursement. The Company moved into smaller office space during the quarter, and its security deposit was adjusted downward to cover the smaller space in April 2016. The Company believes its current facilities will be adequate for the foreseeable future.

The Company has commenced development, and the Company has completed the Statement of Work (SOW) for the Federal Communications Commission (“FCC”) survey to deploy the Company’s Guardian Global Tracking Device within the continental US. The Company has also completed their transmitters/transceivers modules feasibility research. Although the Company can use open channels, and therefore is not required to comply with various FCC regulations relevant to the system, the Company has chosen to comply, and is complying with FCC regulations. The FCC regulates the limits of potentially harmful interference to licensed transmitters due to low power unlicensed transmitters. The Guardian Patch/Sphere system consists of advanced security protocols in order to maintain the global, private, fully-secured network. In addition, the Guardian Patch device needs to perform communication tasks across the globe providing breakthrough tracking features. The Company and its technology licensing partner, Guardian LLC, successfully completed thorough research that involved security, performance and FCC regulations compliance. Based on this research, a set of particular frequencies was chosen to be used by Guardian LLC. By the end of this year, the Company completed the design and construction of the Guardian Patch/Sphere circuit prototype device. The Company has completed the construction of 10 prototype units, and performed intensive testing program to be tested as a complete system in designated areas by the Company. On December 1, 2016, Guardian LLC issued Statement of Work for the Placement and Development of Guardian Sphere and its Base System. For this project, Guardian LLC has assembled a team of eight, including a Project Manager, CTO, digital and software engineers, a specialist algorithm mathematician and project leader. This team was assembled by Guardian LLC, and is based in the USA, Europe and Asia. Per the Joint Venture agreement, Guardian LLC is funding the SOW project through its sources, while the Company’s portion of the cost is $67,000 and due to the vendor on August 15, 2017. Guardian took full responsibility for all amounts due to this vendor. The Company intends to enter a new SOW for the purpose of creating fully-commercial products utilizing the manufacturers that it has identified.

On June 20, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 2,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company converted the Preferred Shares into an aggregate of 2,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

On August 9, 2016, two holders (the “Preferred Stock Holders”) of an aggregate of 17,400 shares of Series D Preferred Stock (the “Preferred Shares”) of the Company executed conversion notices to convert the Preferred Shares into an aggregate of 17,400,000 shares of common stock of the Company at $0.01 per share. The Preferred Stock Holders are executive officers and directors of the Company.

F-61

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Effective August 15, 2016, the Employment Agreement of Mansour Khatib, our CMO, was amended and restated as follows: Upon the Company generating $1,000,000 in revenue during any three (3) month period (the “Threshold Requirement”), the Executive will receive salary at the rate of $100,000 annually (the “Base Salary”); provided, however, that that Company shall pay to Executive $5,000 per month (the “Monthly Salary Advance”) commencing on August 15, 2016, which such Monthly Salary Advance shall be an advance on the Base Salary and shall continue to be paid to Executive until such time that the Company launches its GopherInsight™ technology into the consumer markets. Once the Threshold Requirement is met, the Base Salary will be payable in equal increments not less often than monthly in arrears and in any event consistent with the Company’s payroll policy and practices. The Base Salary of the Executive may from time to time be increased, but not decreased, by the Board, in its absolute discretion, including potential bonuses.”

Since April 2016, Guardian LLC has provided loans to the Company for the Company’s working capital purposes, outside of its commitment to develop the Patch, in the aggregate amount of $660,132 (the “Loans”). On May 23, 2017, the Company entered into a Conversion Agreement with Guardian LLC pursuant to which the parties agreed to convert the Loans provided by Guardian LLC to the Company into a Convertible Promissory Note in the principal amount of $660,132 (the “Note”).

The Note bears interest at 6%, matures May 30, 2019 and is convertible into the Company’s common stock, at Guardian LLC’s option, at a conversion price equal to 50% of the lowest closing price for the common stock on the principal market during the ten consecutive trading days immediately preceding the conversion date, which, in no event, will be less than $0.01 per share. Guardian LLC has agreed to restrict their ability to convert the Note and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Guardian LLC (the “Note Holder”) understands that the Company may be seeking additional capital or funding and believes that the lock-up and leak-out restrictions and provisions, as further described herein, will improve the Company’s prospects for obtaining additional financing and thus improving the overall financial condition of the Company. As such on or around June 26, 2017 the Company and the Note Holder entered into a lock-up and leak-out:

1.	Subject to the terms of this Agreement, the Note Holder agrees that for a period of nine (9) months from the Effective Date of this Agreement (the “Lock-Up Period”), the Note Holder shall not convert the Note into Common Stock for safe keeping or, directly or indirectly, sell, offer to sell, contract to sell, assign, pledge, hypothecate, encumber or otherwise transfer, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, pledge or other disposition of (each a “Transfer”) any beneficial rights with respect to the Note.

2.	Leak-Out Provisions. Subject to the terms of this Agreement, the Note Holder agrees that for a period beginning immediately upon the end of the Lock-Up Period and ending fifteen (15) months from the Effective Date of this Agreement (the “Leak-Out Period”), the Note Holder shall have the right to sell the lessor of (i) five (5%) percent of the previous day’s traded volume of the Company’s Common Stock, or (ii) Five Thousand (5,000) shares of the Common Stock on a per daily basis.

On December 29, 2017, all the principal and accrued interest were converted into 2,000,000 share of Series G preferred stock.

On September 1, 2017, the Company entered into and closed an Asset Purchase Agreement with a third party, RWJ Advanced Marketing, LLC (“RWJ”), a Georgia corporation, pursuant to which the Company purchased certain assets from RWJ, including inventory, terminals, licenses and permits and intangible assets. At closing, the Company and Mr. Greg Bauer entered into an Employment Agreement pursuant to which Mr. Bauer was retained as Chief Executive Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $250,000 and a bonus of 10% of net profit generated by the assets acquired. Mr. Bauer was also appointed to the Board of Directors of the Company. As of the closing date, Mr. Murray resigned as Chief Executive Officer of the Company but will remain as a director of the Company. Mr. Bauer, since 2004 through present, has served as executive director with W.L. Petrey Wholesale, Inc. where he was in charge of the UGO/Preway operations. Mr. Bauer holds a Bachelor of Science degree from University of Maryland College Park. Mr. Bauer is veteran of the United States Navy and was honorably discharged in 1983. He held the title of United States Navy Surface Warfare Qualified. In May 2018, Mr. Bauer’s resigned as Chief Executive Officer and director of the Company.

The Company and Guardian LLC, which assisted structuring and negotiating the Purchase Agreement and related asset purchase, entered into a Consulting Agreement dated September 1, 2017. In consideration for the services, the Company issued Guardian 2,000,000 shares of common stock and warrants to purchase 9,000,000 shares of common stock. The warrants contain identical terms to the RJW Warrants. If and when the assets acquired under the Purchase Agreement generate revenues of $10,000,000, the Company shall issue Guardian an additional 3,000,000 shares of common stock. The consulting agreement was effective August 1, 2017 and terminates November 30, 2017. Guardian, pursuant to its existing joint venture agreement, agreed to provide the $400,000 in funding needed for the cash purchase price under the Purchase Agreement. Guardian also agreed to provide the needed $100,000 working capital designated to UGopherServices Corp. The parties have agreed to negotiate and finalize the terms of such loans in the near future.

F-62

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

In order to facilitate the transition of the Company, the Company and Michael Murray have agreed to enter into an employment agreement in which Mr. Murray will serve as Executive Vice President in charge of business development. As consideration, the Company issued a warrant to acquire 4,000,000 shares of common stock to Mr. Murray. The warrants contain identical terms to the RJW Warrants.

Regulatory

The Company has commenced development, and the Company has completed the Statement of Work (SOW) for the Federal Communications Commission (“FCC”) survey to deploy the Company’s Guardian Global Tracking Device within the continental US. The Company has also completed their transmitters/transceivers modules feasibility research. Although the Company can use open channels, and therefore is not required to comply with various FCC regulations relevant to the system, the Company has chosen to comply, and is complying with FCC regulations. The FCC regulates the limits of potentially harmful interference to licensed transmitters due to low power unlicensed transmitters. The Guardian Patch/Sphere system consists of advanced security protocols in order to maintain the global, private, fully-secured network. In addition, the Guardian Patch device needs to perform communication tasks across the globe providing breakthrough tracking features. The Company and its technology licensing partner, Guardian LLC, successfully completed thorough research that involved security, performance and FCC regulations compliance. Based on this research, a set of particular frequencies was chosen to be used by Guardian LLC. By the end of this year, the Company completed the design and construction of the Guardian Patch/Sphere circuit prototype device. The Company has completed the construction of 10 prototype units, and performed intensive testing program to be tested as a complete system in designated areas by the Company. On December 1, 2016, Guardian LLC issued Statement of Work for the Placement and Development of Guardian Sphere and its Base System. For this project, Guardian LLC has assembled a team of eight, including a Project Manager, CTO, digital and software engineers, a specialist algorithm mathematician and project leader. This team was assembled by Guardian LLC, and is based in the USA, Europe and Asia. Per the Joint Venture agreement, Guardian LLC is funding the SOW project through its sources.

Note 12 - Contingencies

Legal Proceedings

From time to time, the Company may be involved in various litigation matters, which arise in the ordinary course of business. There is currently no litigation that management believes will have a material impact on the financial position of the Company.

On June 10, 2016, the Company entered into a consulting agreement with Waterford Group LLC (“Waterford”) pursuant to which the Company engaged Waterford to provide sales and marketing consulting and advisory services to the Company in consideration of 100,000 shares of restricted common stock of the Company (the “Shares”) and a common stock purchase warrant (the “Warrant”) to acquire 750,000 shares of restricted common stock of the Company at an exercise price of $2.25 per share for a period of five (5) years. 50,000 of the Shares were issued to Waterford upon the execution of the Agreement. The Warrant vested on a quarterly basis in eight (8) equal quarterly installments each in the amount of 93,750 shares each quarter during the term of the Agreement. The first quarterly installment vested upon the execution of the Agreement and each subsequent quarterly installment was to vest each quarter thereafter. The Company believes that Waterford is in default of its agreement, as it failed to perform or provide any services under the agreement. As such, the Company put Waterford on notice in writing that the Company did not issue shares or warrants during the third or fourth fiscal quarters of 2016 due to the default.

On or around January 23, 2017, the Company filed a complaint against Waterford and the Company’s Transfer Agent, in Superior Court of the State of California, County of Riverside. On February 1, 2017, the Company obtained a temporary restraining order that prohibits Waterford from (x) lifting the restricted legend from the 50,000 shares that it received in connection with signing the Agreement; (y) selling the 50,000 shares to another party; and, (z) from exercising the warrant on 93,750 shares that was issued and vested upon the execution of the Agreement. As ordered by the court, on February 9, 2017, the Company deposited a Corporate Surety Bond in the amount of $42,875 to secure the temporary restraining order. The Company agreed with Waterford to go to binding arbitration, which is currently being scheduled.

On or around February 27, 2017, the Company was issued a stay of the temporary restraining order barring its transfer agent from providing shares in connection with the exercise of the first Waterford warrant on 93,750 shares that was provided to Waterford in connection with the execution of the engagement letter that was executed by the parties on or around June 10, 2016. In October 2018, this matter was resolved in favor of the Company; accordingly the Company will void the shares and warrants that are currently held by Waterford.

F-63

On or around April 10, 2017, the Company was billed by its transfer agent (“TA”) for approximately $11,500 for legal fees (“TA Charges”) in connection with a lawsuit brought by one of the Company’s shareholders against the TA. The Company is not a named party in this litigation. The Company disputes the TA Charges, as the Company’s position is that the TA Charges are not covered under the indemnification section of the Company’s agreement with its TA. As the TA refused to provide further services, the Company paid the fees, and booked it as an expense in this quarter. This matter has been resolved amicably, and the Company continues its relationship with the TA.

Spare CS, Inc.

On January 14, 2018, the Company entered into an Initial Term Agreement (the “ITA”) with Spare CS Inc. (“Spare”), a Delaware corporation, pursuant to which the Company agreed to acquire 50% of the equity of Spare. Spare is a mobile banking app that allows customers to access cash with no ATM, no debit or credit card, and no purchase required from participating merchants. During the nine months ended September 30, 2018, the Company terminated the ITA with Spare and wrote off the $265,000 that has been advanced to Spare. The $265,000 in included as part of the impairment of assets in the accompanying consolidated statement of operations.

GBT Technologies, S.A.

On June 12, 2018, the Company entered into a Letter of Intent (the “LOI”) with Gopher Protocol Costa Rica, S.R.L. (“Gopher CR”), a partially owned subsidiary of the Company, GBT Technologies, S.A., a Costa Rican company (“GBT”) and Tokenize-IT, S.A. (“Tokenize”). The LOI contemplates the acquisition of Tokenize by Gopher CR and the issuance of 20 million shares of common stock of the Company (the “GOPH Shares”) to Tokenize. Concurrent with the acquisition, Tokenize will enter into a joint venture agreement with GBT pursuant to which Tokenize will transfer and assign the GOPH Shares to GBT and issue equity securities of Tokenize providing GBT with 50% equity ownership in Tokenize with the balance owned by Gopher CR in consideration of GBT providing Tokenize with access to its currency trading platform that is a fully licensed and Central Bank regulated “Currency Exchange” in Costa Rica.

No assurance can be given that a definitive agreement will be entered into, that the appropriate governing bodies including the Company’s board of directors will approve such transactions, that the proposed transactions contemplated above will be consummated, or that Tokenize will be able to obtain adequate funds needed to fund its business plan.

On September 14, 2018, the Company entered into an Exclusive Intellectual Property License and Royalty Agreement (the “GBT License Agreement”) with GBT, a fully compliant and regulated cryptocurrency exchange platform that currently operates in Costa Rica as a decentralized cryptocurrency platform, pursuant to which, among other things, the Company granted to GBT an exclusive, royalty-bearing right and license relating intellectual property relating to systems and methods of converting electronic transmissions into digital currency as reflected in that certain patent filed with the United Stated Patent and Trademark Office on or about June 14, 2018 (EFS ID: 32893586; Application Number: 16008069; Type: Utility under 35 USC 111(a); Confirmation Number: 6787)(collectively, the “Digital Currently Technology”). Pursuant to the GBT License Agreement, the Company granted GBT an exclusive worldwide license to use the Digital Currency Technology to make, use, sell, lease or otherwise commercialize and dispose of products and devices utilizing the Digital Currently Technology.

Under the terms of the GBT License Agreement, the Company is entitled to receive a royalty payment of 2% of gross revenue of each licensed product sold by GBT during the period starting in which revenue is first generated using the licensed products and continuing for five years thereafter. Upon signing the GBT License Agreement, GBT paid the Company $300,000 which is nonrefundable. The Company has recognized the $300,000 as revenue during the nine months ended September 30, 2018. Upon GBT making available for sale (the “Commercial Event”) an ICO (Initial Coin Offering) (the “Coin”), GBT will make a payment to the Company in the amount of $5,000,000. Further, upon the Commercial Event, GBT will grant the Company the ability to acquire 30% of the Coin at a 30% discount of such offering price of the Coin. The GBT License Agreement commenced as of the signing date and, unless terminated in accordance with the termination provisions of the GBT License Agreement, shall remain in force until the expiration of the patent pertaining to the Digital Currency Technology; provided that the right to use trade secrets shall survive the expiration of the GBT License Agreement provided the Company has not terminated. Prior to the signing of the GBT License Agreement, GBT advanced $200,000 to the Company, which the parties have agreed will be applied toward the $5,000,000 fee when it becomes due. The $200,000 is recorded as unearned revenue at September 30, 2018 in the accompanying consolidated balance sheet.

F-64

GOPHER PROTOCOL, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(UNAUDITED)

Note 13 – Concentrations

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, consist principally of temporary cash investments. There have been no losses in these accounts through September 30, 2018.

In 2017, the Company had one customer that contributed 100% of its revenues. Per the terms of the JV with Guardian LLC, Guardian LLC has committed to fund all Company’s needs, as well as needs of the JV. Failure of Guardian LLC to provide the Company or the JV with said funding would represent a significant Credit Risk. As of September 30, 2018 and December 31, 2017 the Company has a payable to Guardian LLC of $737,330 and $1,350,262, respectively.

Note 14 - Subsequent Events

Management has evaluated events that occurred subsequent to the end of the reporting period shown herein:

On October 2, 2018, Bellridge Capital LLC converted $125,000 of principal and $7,295 of accrued interest into 146,994 shares of common stock. On October 26, 2018, Bellridge Capital LLC converted $150,000 of principal and $9,781 of accrued interest into 177,534 shares of common stock. On November 2, 2018, the Company issued 318,583 shares of common stock to Bellridge in connection with the price protection (See Note 7).

On October 15, 2018, the Company issued 3,000,000 warrants to a consultant. The warrants have an exercise price of $0.60 per share and expire on October 15, 2023.

On October 12, 2018, the Waterford legal matter discussed in Note 12 was settled in favor of the Company that resulted in the cancelation of Waterford’s 93,750 warrants and the cancelation of 50,000 shares of the Company’s common stock owned by Waterford.

F-65

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the Registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC registration fee	$1,022.63
Legal fees and expenses	15,000.00
Accounting fees and expenses	2,500.00
Printing, transfer agent fees and miscellaneous expenses	5,000.00

Total	$23,522.63

Item 14. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Excepted from that immunity are:

●	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

●	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

●	a transaction from which the director derived an improper personal profit;

●	and willful misconduct.

II-1

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Gopher Protocol Inc. or any of our subsidiaries.

Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Gopher Protocol Inc. or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him or her as our director, officer, employee or agent.

Item 15. Recent Sales of Unregistered Securities

Eagle Equities

On December 29, 2017, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”) pursuant to which Eagle agreed to purchase up to 2,000,000 shares of the Company’s common stock for a purchase price of $1,500,000 or $0.75 per share. The closing occurred on December 29, 2017 with respect to the funding of $1,000,000 resulting in the issuance of 1,333,334 shares of common stock (the “First Closing Shares”). On March 21, 2018, Eagle purchased an additional 666,666 shares of common stock (the “Second Closing Shares”) for a purchase price of $500,000 that been wired into the Company’s bank account.

The Company placed 2,000,000 (1,333,334 on prior closing on December 29, 2017 and additional 666,666 on this current closing) shares of common stock (the “Escrow Shares”) in escrow to be utilized for the purpose of limited price protection. If, beginning on the seventh month anniversary of the issuance of the First Closing Shares and Second Closing Shares if the second closing occurs, Eagle has sold any of the First Closing Shares or the Second Closing Shares as the case may be at a sales price of less than $0.72 per share, then that number of Escrow Shares shall be released from escrow to Eagle as a limited make whole which shall be determined by using the following formula:

($0.72 – Closing Price) / Closing Price) * number of shares sold at a price less than $0.72.

Closing Price is price on the first day of each monthly anniversary beginning on the first day of the 7th month (and continuing monthly until the earlier of January 31, 2019 or until all shares are sold).

The Company shall deposit an additional 2,000,000 shares of common stock into escrow which shares shall only be released to Eagle, if, prior to January 31, 2019 (while Eagle continues to hold shares), the Company issues shares at an issue price of less than $0.30 per share.

The Company also issued Eagle a Common Stock Purchase Warrant to acquire 666,666 shares of common stock exercisable for three years at an exercise price of $2.00 per share (the “Eagle Warrant”). Unless otherwise agreed in writing by both the Company and Eagle, at no time will Eagle exercise any amount of the Eagle Warrant to purchase common stock that would result in Eagle owning more than 9.9% of the common stock outstanding of the Company. The Eagle Warrant contains standard anti-dilution protections.

On September 13, 2017, the Company entered into a Securities Purchase Agreement with Eagle pursuant to which the Company issued Eagle two convertible notes. The first note, due September 18, 2018 in the principal amount of $50,000 (“Eagle Equities Note 1”), was issued in exchange for $50,000 in cash. The second note, due September 13, 2018 in the principal amount of $50,000 (“Eagle Equities Note 2” and, together with Eagle Equities Note 1, the “Eagle Equities Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Eagle Equities in the amount of $45,000 (“Eagle Equities Payment Note”). The Eagle Equities Payment Note is due on May 13, 2018, unless the Company does not meet the current public information requirement pursuant to Rule 144, in which case both Eagle Equities Note 2 and the Eagle Equities Payment Note may be cancelled. The Eagle Equities Payment Note is secured by the Eagle Equities Note 1. The above financing closed on September 20, 2017. On December 29, 2017, Eagle converted the Eagle Equities Note 1 into 503,726 shares of common stock.

Upon any of its securities being available for resale under Rule 144 as promulgated under the Securities Act of 1933, Eagle shall limit its sales with regard to any shares of common stock it owns to the greater of $10,000 in gross sales per day or 10% of the aggregate trading volume per day.

Bellridge

On March 1, 2018, the Company entered into and closed a Securities Purchase Agreement (the “Bellridge Agreement”) with Bellridge Capital, LP (“Bellridge”) pursuant to which Bellridge invested $750,000 into the Company in consideration of a 10% Convertible Debenture (the “First Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share (the “First Bellridge Warrant”). The Bellridge Agreement provided that Bellridge was entitled to acquire an additional 10% Convertible Debenture in the principal amount of $750,000 and a Common Stock Purchase Warrant on the terms of the initial closing (“Bellridge Option”).

On April 9, 2018, Bellridge elected to exercise the Bellridge Option, as such the Company and Bellridge closed the second financing as contemplated by the Securities Purchase Agreement entered with Bellridge pursuant to which Bellridge invested an additional $750,000 into the Company in consideration of a 10% Convertible Debenture (the “Second Bellridge Debenture” and together with the First Bellridge Debenture, the “Bellridge Debenture”) and common stock purchase warrants to acquire an aggregate of 500,000 shares of common stock exercisable for a period of five years at an exercise price of $2.35 per share (the “Second Bellridge Warrant” and together with the First Bellridge Warrant, the “Bellridge Warrant”) The Bellridge Debenture bears interest of 10% and is payable one year from issuance. The First Bellridge Debenture and the Second Bellridge Debenture are convertible into shares of common stock at $0.90 per share and $1.00 per share, respectively, subject to limited antidilution protection.

II-2

During an event of default, the conversion price for the Bellridge Debenture in effect on any conversion date means, as of any conversion date or other date of determination, shall be 35% of the lowest trading price for the Company’s common stock during the 20 trading Days immediately preceding the delivery of a notice of conversion. Bellridge has agreed to restrict its ability to convert the Bellridge Debenture or exercise the Bellridge Warrant and receive shares of common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

In connection with both closings, the Company delivered 1,000,000 shares of common stock to an escrow agent. The escrow shares are to be utilized for the purpose of limited price protection. If, beginning on the 7th monthly anniversary of the issuance of the escrow shares, Bellridge has sold shares issuable upon conversion of the Bellridge Debenture at a sales price of less than $1.10 per share, then that number of shares shall be released from escrow to Bellridge as a limited make whole using the following formula:

(($1.00 – closing price on 1st day of each monthly anniversary beginning on the 1st day of the 7th month (and continuing monthly until all shares are sold) / closing price of the 1st monthly day in question) * number of shares sold at a price less than $1.10.

As long as the Company is not in default of the Bellridge Debenture or in breach of the Securities Purchase Agreement, at any time during which Bellridge owns the Bellridge Debenture, Bellridge commits to limit in the aggregate all sales of the shares of common stock issued upon conversion of the Bellridge Debenture and the related Common Stock Purchase Warrant to the greater of not more than (i) 10.00% of the daily trading volume for the Company’s common stock as reported for that day or (ii) $35,000. Breach of this leak-out provision will be considered a material breach by Bellridge.

As of the date hereof, the Company is obligated on the Bellridge Debenture in the principal amount of $1,500,000 in connection with the offering. The Bellridge Debenture is a debt obligation arising other than in the ordinary course of business, which constitutes a direct financial obligation of the Company. Other than the Bellridge Debentures, the Company does not have any other convertible debt on its balance sheet.

ECS Prepaid

On March 16, 2018 (“Closing Date”), the Company entered into and closed an Asset Purchase Agreement dated March 1, 2018 (the “ECS Purchase Agreement”) with ECS Prepaid LLC (“ECS”), a Missouri limited liability company, pursuant to which the Company purchased certain assets from ECS, including, but not limited to, the processing prepaid platform, servers, POS terminals, customer list, a processing software program and goodwill, in consideration of $1,100,000 of which $100,000 was paid on the Closing Date and the balance is to be paid pursuant to a secured promissory note in the amount of $1,000,000 (the “ECS Note”). In addition, the Company issued 500,000 shares of common stock of the Company (the “ECS Shares”) and warrants to purchase 500,000 shares of common stock (the “ECS Warrants”). The ECS Warrants were assigned by ECS to Dennis Winfrey. The ECS Warrants are exercisable for a period of five years at a fixed exercise price of $1.85 per share and contain standard anti-dilution protection. Under the ESC Note, which is secured by the assets acquired by the Company from ECS, the Company is required to make ten equal payments of $100,000 commencing on April 15, 2018. The Company may prepay the ECS Note at any time without penalty. The ECS Note is a short-term debt obligation that is material to the Company.

At closing, the Company and Derron Winfrey entered into an Employment Agreement pursuant to which Mr. Winfrey was retained as Chief Operating Officer for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $144,000 and an annual bonus of $25,000 in shares of common stock of the Company subject to the discretion of the Board of Directors of the Company. In addition, Mr. Winfrey received a signing bonus of 250,000 shares of common stock, a Common Stock Purchase Warrant to acquire 500,000 shares of common stock at an exercise price of $1.85 per share and a $50,000 bonus with $25,000 paid on the Closing Date and $25,000 payable on May 1, 2018. The Company also entered into an Employment Agreement with Mark Garner pursuant to which Mr. Garner was retained as Vice President of Operations for a term of one year, subject to an automatic extension, unless terminated, in consideration of a base salary of $120,000 and an annual bonus of $25,000 in shares of common stock of the Company subject to the discretion of the Board of Directors of the Company. In addition, Mr. Garner received a signing bonus of 250,000 shares of common stock, a Common Stock Purchase Warrant to acquire 500,000 shares of common stock at an exercise price of $1.85 per share and a $50,000 bonus with $25,000 paid on the Closing Date and $25,000 payable on May 1, 2018. On March 16, 2018, Mr. Bauer was appointed as Chairman of the Board of the Company.

On the Closing Date, the Company and J.I.L. Venture LLC (“JIL Venture”), a non-related party, which assisted structuring and negotiating the ECS Purchase Agreement and related asset purchase, entered a Consulting Agreement dated March 1, 2018. In consideration for the services, the Company issued JIL Venture 1,000,000 shares of common stock and warrants to purchase 1,500,000 shares of common stock exercisable for a term of five years at an exercise price of $1.85 per share. JIL Venture assigned 500,000 shares of common stock and 750,000 warrants to acquire 750,000 shares of common stock to Michelle Bauer, the wife of Gregory Bauer, CEO and a director of the Company. The assignment of common stock and warrants from JIL Ventures to Ms. Bauer never took place; therefore JIL Ventures retained all 1,000,000 shares of common stock and 1,500,000 warrants.

II-3

Electronic Check Services

On April 2, 2018 (“Closing Date”), the Company entered into and closed an Asset Purchase Agreement (the “Electronic Purchase Agreement”) with Electronic Check Services Inc. (“Electronic Check”), a Missouri corporation, pursuant to which the Company purchased certain assets from Electronic Check, including, but not limited to, assets associated with software that validates written check authenticity, in consideration of $75,000 paid on the Closing Date. In addition, the Company issued 250,000 shares of common stock of the Company (the “Electronic Shares”) and warrants to purchase 250,000 shares of common stock (the “Electronic Warrants”). The Electronic Warrants were assigned by Electronic Check to Dennis Winfrey, the shareholder of Electronic Check. The Electronic Warrants are exercisable for a period of five years at a fixed exercise price of $2.70 per share and contain standard anti-dilution protection.

On April 2, 2018, the Company entered into and closed an Asset Purchase Agreement (the “Central Purchase Agreement”) with Central State Legal Services Inc. (“Central”), a Missouri corporation, pursuant to which the Company purchased certain assets from Central, including, but not limited to, assets associated with the a system to recover funds from returned checks, in consideration of $25,000 paid on the Closing Date. Derron Winfrey, the COO of the Company, is a director and President of Electronic Check and Central. Derron Winfrey’s parents are the shareholders of Check and Central.

On the Closing Date, the Company and J.I.L. Venture LLC (“JIL Venture”), a non-related party, which assisted structuring and negotiating the ECS Purchase Agreement and related asset purchase, entered a Consulting Agreement dated April 2, 2018. In consideration for the services, the Company issued JIL Venture 250,000 shares of common stock and warrants to purchase 250,000 shares of common stock exercisable for a term of five years at an exercise price of $2.70 per share.

Chief Financial Officer

On April 16, 2018, Kevin F. Pickard was appointed by the Company to serve as the Chief Financial Officer of the Company.

The Company and Mr. Pickard entered into an Executive Retention Agreement dated April 16, 2018 pursuant to which Mr. Pickard agreed to serve as Chief Financial Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Pickard 250,000 shares of common stock and granted Mr. Pickard a Stock Option to acquire 500,000 shares of common stock of the Company at an exercise price of $2.80 per share for a period of five years. The Stock Options vest in tranches of 100,000 shares commencing on the one-year anniversary and continuing thereafter on an annual basis or in full in the event of a change of control.

New Director

On April 25, 2018, Muhammad Khilji was appointed to the Board of Directors of the Company to serve as a director of the Company. Mr. Khilji entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will one tine grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Khilji will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. The Company will also pay Mr. Khilji $5,000 per quarter.

Eagle Equities – May 2018

On May 4, 2018, the Company entered into a Securities Purchase Agreement with Eagle Equities, LLC (“Eagle”) pursuant to which Eagle agreed to purchase up to 1,212,120 shares of the Company’s common stock for an aggregate purchase price of $2,000,000 or $1.65 per share. The closing occurred on May 4, 2018 with respect to the funding of $500,000 resulting in the issuance of 303,030 shares of common stock. Additional closings of $500,000 for 303,030 shares are scheduled to close on May 25, 2018, June 15, 2018 and July 5, 2018 each.

The Company agreed to place 303,030 shares of common stock each tranche (the “Escrow Shares”) in escrow to be utilized for the purpose of limited price protection. If, beginning on the seventh month anniversary of the closing of each tranche, Eagle has sold any of its shares of common stock at a sales price of less than $1.65 per share, then that number of Escrow Shares shall be released from escrow to Eagle as a limited make whole which shall be determined by using the following formula:

($1.65 – Closing Price) / Closing Price) * number of shares sold at a price less than $1.65.

Closing Price is price on the first day of each monthly anniversary beginning on the first day of the 7th month (and continuing monthly until the earlier of June 4, 2019 or until all shares are sold.

Series D Conversion

The Company issued 66,000,000 shares in connection with the conversion of 66,000 shares of Series D Preferred Stock.

Board Appointments

On May 17, 2018, Robert Yaspan, Judit Nagypal and Ambassador Ned L. Siegel were appointed to the Board of Directors of the Company to serve as directors of the Company. Mr. Yaspan will also serve as Chairman of the Board of Directors. Ms. Nagypal and Ambassador Siegel are considered independent directors and entered into agreements pursuant to which each will serve as a director. The director agreements provide that each will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. Mr. Yaspan, in consideration for serving as Chairman of the Board, entered into an agreement providing a one-time grant of 250,000 shares of common stock and a stock option to acquire 250,000 shares of common stock exercisable for a period of five years at $2.50 per share. Each director will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019. On June 18, 2018, Eva Bitter was appointed to the Board of Directors of Gopher Protocol Inc. (the “Company”) to serve as a director of the Company. Ms. Bitter entered into an agreement pursuant to which she will serve as a director. The director agreement provides that she will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Ms. Bitter will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019.

II-4

Interim Chief Executive Officer

On July 23, 2018, Douglas L. Davis was appointed by the Company to serve as the Interim Chief Executive Officer of the Company. The Company and Mr. Davis entered into an Employment Agreement dated July 23, 2018 pursuant to which Mr. Davis agreed to serve as Interim Chief Executive Officer in consideration of an annual salary of $120,000. The Company also issued Mr. Davis 300,000 shares of common stock subject to a lock-up/leakout provision. The employment of Mr. Davis is for a period of six months and may be terminated at any time, with or without formal cause, on ten days’ notice.

On July 31, 2018, Mitchell K. Tavera was appointed to the Board of Directors of the Company to serve as a director of the Company. Mr. Tavera entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will receive a one-time grant of 100,000 shares of common stock and a stock option to acquire 100,000 shares of common stock exercisable for a period of five years at $2.50 per share. In addition, Mr. Tavera will receive 100,000 shares of common stock per year vesting in increments of 25,000 per quarter commencing January 1, 2019.

Mobiquity Technologies, Inc.

On September 4, 2018, the Company and Mobiquity Technologies, Inc., a New York corporation (OTCQB: MOBQ”) (“Mobiquity”) entered an Agreement (the “MOBQ Agreement”) pursuant to which the parties exchanged equity interest in each of the companies. In accordance with the Agreement, the Company will receive 1,000 shares of Mobiquity’s restricted Series AAAA Preferred Stock (the “Mobiquity Preferred Stock”) in consideration of Company’s concurrent sale and issuance to Mobiquity of 10,000,000 shares of Company’s restricted Common Stock (the “Gopher Common Stock”). The shares of Mobiquity Preferred Stock are convertible into an aggregate of up to 100,000,000 shares of Mobiquity common stock (the “Mobiquity Common Stock”) and 150,000,000 common stock purchase warrants (the “Mobiquity Warrants”). The Mobiquity Warrants shall have a term of 5-years from the date of grant and shall be exercisable at a price of $0.12 per share and the shares of Mobiquity Preferred Stock shall not be convertible into shares of Mobiquity Common Stock and the Mobiquity Warrants shall not be contemporaneously granted until after Mobiquity’s Board of Directors and stockholders shall have increased the authorized number of shares of Mobiquity’s common stock to a number sufficient to accommodate a reserve in the Company’s favor of 250,000,000 shares of Mobiquity’s common stock. The Mobiquity Preferred Stock shall have immediate voting rights equal to the number of shares of Mobiquity Common Stock into which they may be converted, not including the shares of Mobiquity’s common stock underlying the Mobiquity Warrants (the “Mobiquity Warrant Shares”). The closing occurred on September 4, 2018. Mobiquity agreed that for a period beginning immediately upon the six (6)-month anniversary of the date hereof and ending on the twenty-four (24)-month anniversary of the date hereof (the “Leak-Out Period”), Mobiquity shall have the right to sell or otherwise transfer into the public markets on any given day up to 20,000 shares of Gopher Common Stock. Mobiquity may transfer all or a portion of the shares of Gopher Common Stock otherwise at any time, so long as the receiving party adheres to the above Leak-Out Period.

CONSUL GROUP RE 2021, SRL (“Consul”), a-third party controlled by Mauricio Lara Esq. has been engaged by the Company as consultant to provide services in connection with the Company’s investment in Mobiquity. Consul will provide analysis, interaction with related professional and other services as requested by the Company. The Company has agreed to pay Consul 1,000,000 shares of common stock of the Company for services rendered to the Company. In addition, Mobiquity paid a finder’s fee to Consul of 10,000,000 restricted shares of common stock of Mobiquity and 15,000,000 Mobiquity Warrants. The Mobiquity Warrants shall have a term of 5-years from the date of grant and shall be exercisable at a price of $0.12 per share.

Series G Preferred Shares

On December 29, 2017, Guardian LLC converted all of the principal and interest of the Note, into 2,000,000 shares of Series G Preferred Stock. The Series G Preferred Stock is entitled to vote on an as-converted basis, automatically converts to common stock upon any liquidation, dissolution or winding up and the Company may not declare a dividend until the Series G Preferred Stock has received a dividend. Each share of Series G Preferred Stock is convertible into one shares of common stock of the Company and contain standard anti-dilution rights. On August 30, 2018, Guardian LLC converted the 2,000,000 shares of Series G Preferred Stock into 2,000,000 shares of common stock.

Guardian LLC - Patch

On March 29, 2016, the Company contributed all of its rights relating to its proprietary microchip that is within a sticky patch package (the “Patch”) to Guardian LLC in consideration of 50% of the profit generated by Guardian LLC and a commitment from Guardian LLC that it is responsible for investing all needed funds for the purpose of developing the Patch and related products to the Patch, as well as funding the working capital needs of the Company. On September 25, 2018, the Company entered into an agreement with Guardian LLC pursuant to which the Company purchased Guardian LLC’s 50% interest previously entered between the parties in March 2016 covering the Guardian Patch, Puzpix and Epsilon. In consideration, the Company issued Guardian 12,500,000 shares of common stock.

II-5

The issuance of the securities set forth herein were made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and/or Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the note was an accredited investor.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. The certificates representing the issued shares of capital stock described in this Item 15 included appropriate legends setting forth that the applicable securities have not been registered and reciting the applicable restrictions on transfer. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits
(b) Exhibit No.	Description
3.1	Certificate of Incorporation of Forex International Trading Corp. (6)
3.2	Bylaws of Forex International Trading Corp. (6)
3.3	Certificate of Designation for Series A Preferred Stock (14)
3.4	Certificate of Designation for Series B Preferred Stock (21)
3.5	Certificate of Designation – Series C Preferred Stock (22)
3.6	Amendment to the Certificate of Designation for the Series B Preferred Stock (25)
3.7	Amendment to the Certificate of Designation for the Series C Preferred Stock(25)
3.8	Certificate of Change filed pursuant to NRS 78.209 (31)
3.9	Articles of Merger filed pursuant to NRS 92.A.200 (31)
3.10	Certificate of Amendment to the Articles of Incorporation of Gopher Protocol Inc. (34)
4.1	Convertible Promissory Note issued by the Company to ATL dated July 8, 2010 (3)
4.2	Secured and Collateralized Promissory Note issued by ATL to the Company dated July 8, 2010 (3)
4.3	Collateral and Security Agreement by and between Forex International Trading Group and ATL dated July 7, 2010 (3)
4.4	Promissory Note issued to Rasel Ltd. Dated October 6, 2009(7)
4.5	Promissory Note issued to Rasel Ltd. Dated October 20, 2009 (7)
4.6	Letter Agreement between Rasel Ltd. and Forex International Trading Corp. dated January 22, 2011 (8)
4.7	Letter Agreement by and between Forex International Trading Group and ATL dated November 8, 2010(9)
4.8	6% Convertible Note issued to APH (11)
4.9	6% Convertible Debenture issued to HAM dated April 5, 2011 (14)
4.10	Promissory Note dated November 30, 2011 issued to Cordellia dioxo. in the amount of $1,000,000 (18)
4.11	$500,000 Convertible Promissory Note issued by Forex International Trading Corp. (23)
4.12	$400,000 Secured and Collateralized Promissory Note issued by Vulcan Oil & Gas Inc. (23)
4.13	Securities Purchase Agreement dated July 24, 2013 entered with Asher Enterprise Inc. (26)
4.14	Convertible Promissory Note issued to Asher Enterprises Inc. (26)
4.15	10% Convertible Debenture issued to GV Global Communications Inc. (30)
4.16	Amendment to 10% Convertible Promissory Debenture held by GV Global Communications, Inc. (32)
4.17	Series D Preferred Stock Certificate of Designation (32)
4.18	Common Stock Purchase Warrant (40)
4.19	6% Convertible Promissory Note issued by the Company to Guardian Patch LLC dated May 23, 2017 (41)
4.20	Securities Purchase Agreement entered with Crown Bridge Partners, LLC dated June 9, 2017 (42)
4.21	Convertible Promissory Note dated June 9, 2017 issued to Crown Bridge Partners LLC (42)
4.22	Convertible Promissory Note Back End Note dated June 9, 2017 issued to Crown Bridge Partners LLC (42)
4.23	Collateralized Secured Promissory Note Back End Note dated June 9, 2017 issued to Crown Bridge Partners LLC (42)
4.24	Securities Purchase Agreement entered with Eagle Equities, LLC dated June 9, 2017 (42)
4.25	Convertible Promissory Note issued to Eagle Equities, LLC dated June 9, 2017 (42)
4.26	Convertible Promissory Note issued to Eagle Equities, LLC dated June 9, 2017 (Back End Note) (42)
4.27	Form of Collateralized Secured Promissory Note dated June 9, 2017 issued by Eagle Equities, LLC (42)

4.28	Convertible Promissory Note dated June 7, 2017 issued to JSJ Investments Inc. (42)
4.29	Convertible Promissory Note dated June 29, 2017 issued to JSJ Investments Inc. (44)
4.30	Form of Warrant issued to Robert Warren Jackson, Gregory Bauer, Michael Murray and Guardian Patch, LLC dated September 1, 2017 (45)
4.31	Balloon Note payable by Gopher Protocol Inc. to RWJ Advanced Marketing, LLC dated September 1, 2017 (45)
4.32	Securities Purchase Agreement entered with Eagle Equities, LLC dated September 13, 2017 (46)
4.33	Convertible Promissory Note issued to Eagle Equities, LLC dated September 13, 2017(46)
4.34	Convertible Promissory Note issued to Eagle Equities, LLC dated September 13, 2017 (Back End Note) (46)
4.35	Form of Collateralized Secured Promissory Note dated September 13, 2017 issued by Eagle Equities, LLC(46)
4.36	Securities Purchase Agreement dated October 2, 2017 between Gopher Protocol Inc. and Power Up Lending Group Ltd. (47)

II-6

4.37	Convertible Promissory Note dated October 2, 2017 issued to Power Up Lending Group Ltd. (47)
4.38	Securities Purchase Agreement entered with Labrys Fund, LP dated October 26, 2017 (49)
4.39	Convertible Promissory Note issued to Labrys Fund, LP dated October 26, 2017 (49)
4.40	Rescission Agreement entered between Gopher Protocol Inc. and Crown Bridge Partners, LLC dated October 23, 2017 (49)
4.41	Securities Purchase Agreement by and between Gopher Protocol Inc. and Eagle Equities, LLC dated December 29, 2017 (50)
4.42	Common Stock Purchase Warrant issued to Eagle Equities, LLC dated December 29, 2017 (50)
4.43	Certificate of Designation of the Preferences, Rights and Limitations of the Series G Convertible Preferred Stock (51)
4.44	Form of Securities Purchase Agreement entered with Bellridge Capital, LLC (52)
4.45	10% Convertible Debenture issued to Bellridge Capital, LLC dated March 2, 2018 (52)
4.46	Common Stock Purchase Warrant issued to Bellridge Capital, LLC dated March 2, 2018 (52)
4.47	Form of Warrant issued to Derron Winfrey, Dennis Winfrey, Mark Garner and JIL Venture dated March 1, 2018 (53)

4.48	Note payable by Gopher Protocol Inc. to ECS, LLC dated March 1, 2018 (53)
4.49	10% Convertible Debenture issued to Bellridge Capital, LP dated April 9, 2018 (54)
4.50	Common Stock Purchase Warrant issued to Bellridge Capital, LP dated April 9, 2018 (54)
4.51	Stock Option issued to Kevin Pickard dated April 16, 2018 (55)
4.52	Stock Option issued to Muhammad Khilji dated April 25, 2018 (56)
4.53	Securities Purchase Agreement by and between Gopher Protocol Inc. and Eagle Equities, LLC dated May 4, 2018 (57)
5.1	Opinion of Fleming PLLC*
10.1	Software Licensing Agreement dated April 12, 2010, by and between Forex International Trading Corp and Triple (1)
10.2	Employment Agreement dated April 23, 2010, by and between Forex International Trading Corp and Darren Dunckel (2)
10.3	Letter Agreement by and between Forex International Trading Corp. and Anita Atlas, dated July 29, 2010 (4)
10.4	Letter Agreement by and between Forex International Trading Corp. and Stewart Reich, dated July 29, 2010 (4)
10.5	Letter Agreement by and between Forex International Trading Corp. and Mr. William Glass, dated August 6, 2010 (5)
10.6	Share Exchange Agreement by and between Forex International Trading Corp. and APH (10)
10.7	Letter Agreement by and between Forex International Trading Corp., APH, Medirad Inc. and Rasel Ltd. (11)
10.8	Letter Amendment by and between Forex International Trading Corp. and William Glass, dated March 4, 2011 (13)
10.9	Letter Amendment by and between Forex International Trading Corp. and Stewart Reich, dated March 4, 2011 (13)
10.10	Employment Agreement by and between Forex International Trading Corp. and Liat Franco, dated March 7, 2011 (13)
10.11	Agreement between Forex International Trading Corp. and APH dated April 5, 2011 (14)
10.12	Conversion Agreement between MP and Forex International Trading Corp. dated April 5, 2011 (14)
10.13	Share Exchange Agreement between Forex International Trading Corp. and dated April 5, 2011 (14)
10.14	Agreement to Unwind and Mutual Release dated as of July 11, 2011 by and between Forex International Trading Corp., Forex NYC and Wheatley Investment Agreement by and between Forex International Trading Corp. and Centurion Private Equity, LLC dated June 27, 2011 (16)
10.15	Registration Rights Agreement with Centurion by and between Forex International Trading Corp. and Centurion Private Equity, LLC dated June 27, 2011 (16)
10.16	Intentionally Left Blank
10.17	Settlement Agreement by and between Forex International Trading Corp., A.T. Limited, Watford Holding Inc. and James Bay Holdings, Inc. dated November 1, 2011 (17)
10.18	Settlement and Foreclosure Agreement between Forex International Trading Corp., AP Holdings Limited, H.A.M Group Limited and Cordellia d.o.o.(18)
10.19	Annulment of Share Purchase Agreement dated December 5, 2011 between Triple 8 Limited, AP Holdings Limited, H.A.M Group Limited and 888 Markets (Jersey) Limited (18)
10.20	Promissory Note issued to Forex International Trading Corp. dated December 13, 2011 (19)
10.21	Stock Pledge Agreement executed by Fortune Market Media Inc. dated December 13, 2011 (19)
10.22	Conversion Agreement between the Company and GV Global Communications, Inc. (22)
10.23	Agreement by and between and Direct JV Investments Inc., Forex International Trading Corporation and Vulcan Oil & Gas Inc. dated January 7, 2013 (23)
10.24	Evaluation License Agreement dated September 2, 2013, by and between Forex International Trading Corp and Micrologic Design Automation, Inc. (27)
10.25	Letter Agreement dated January 2, 2014, by and between Forex International Trading Corp and Micrologic Design Automation, Inc. (28)
10.26	Settlement Agreement by and between Forex International Trading Corp. and Leova Dobris dated November 14, 2014 (29)
10.27	Exchange Agreement by and between Forex International Trading Corp. and Vladimir Kirish dated January 22, 2015 (30)
10.28	Exchange Agreement by and between Forex International Trading Corp. and GV Global Communications Inc. dated January 22, 2015 (30)
10.29	Agreement by and between Forex International Trading Corp. and Fleming PLLC dated January 22, 2015 (30)
10.30	Territorial License Agreement dated March 4, 2015, by and between Gopher Protocol Inc. and Hermes Roll LLC (32)
10.31	Amended and Restated Territorial License Agreement dated June 16, 2015 by and between Gopher Protocol Inc. and Hermes Roll LLC (35)
10.32	Letter Agreement dated August 20, 2015 by and between Gopher Protocol Inc. and Dr. Danny Rittman (36)
10.33	Consulting Agreement dated August 11, 2015, by and between Gopher Protocol Inc. and Michael Korsunsky (37)
10.34	Letter Agreement dated March 14, 2016 by and between Gopher Protocol Inc. and Dr. Danny Rittman. (38)
10.35	Amended and Restated Employment Agreement by and between Gopher Protocol Inc. and Dr. Danny Rittman dated April 19, 2016 (39)
10.36	Consulting Agreement dated September 10, 2016, by and between Gopher Protocol Inc. and Waterford Group LLC (40)
10.37	Conversion Agreement between the Company and Guardian Patch LLC dated May 23, 2017 (41)
10.38	Lock-Up and Leak-Out Agreement between the Company and Guardian Patch LLC dated June 26, 2017 (43)
10.39	Lock-Up and Leak-Out Agreement between the Company and Stanley Hills LLC dated June 29, 2017 (43)
10.40	Letter Agreement between the Company and Danny Rittman dated June 29, 2017 (43)

10.41	Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (45)
10.42	Addendum to Asset Purchase Agreement between Gopher Protocol Inc. and RWJ Advanced Marketing, LLC dated September 1, 2017 (45)
10.43	Employment Agreement between Gopher Protocol Inc. and Gregory Bauer dated September 1, 2017 (45)

II-7

10.44	Consulting Agreement between Gopher Protocol Inc. and Guardian Patch, LLC dated September 1, 2017 (45)
10.45	Rescission Agreement between Gopher Protocol Inc. and Eagle Equities LLC dated December 31, 2017 (51)
10.46	Amendment of Lock-Up and Leak-Out Agreement between Gopher Protocol Inc. and Stanley Hills, LLC dated December 29, 2017(51)
10.47	Amendment of Lock-Up and Leak-Out Agreement between Gopher Protocol Inc. and Guardian Patch, LLC dated December 29, 2017(51)
10.48	Asset Purchase Agreement between Gopher Protocol Inc. and ECS Prepaid LLC dated March 1, 2018 (53)
10.49	Employment Agreement between Gopher Protocol Inc. and Derron Winfrey dated March 1, 2018(53)
10.50	Employment Agreement between Gopher Protocol Inc. and Mark Garner dated March 1, 2018(53)
10.51	Consulting Agreement between Gopher Protocol Inc. and J.I.L. Venture LLC dated March 1, 2018(53)
10.52	Executive Retention Agreement by and between Gopher Protocol Inc. and Kevin Pickard dated April 16, 2018 (55)
10.53	Indemnification Agreement by and between Gopher Protocol Inc. and Kevin Pickard dated April 16, 2018 (55)
10.54	Director Agreement by and between Gopher Protocol Inc. and Muhammad Khilji dated April 25, 2018 (56)
10.55	Indemnification Agreement by and between Gopher Protocol Inc. and Muhammad Khilji dated April 25, 2018 (56)
10.56	Director Agreement by and between Gopher Protocol Inc. and Robert Yaspan dated May 17, 2018 (58)
10.57	Director Agreement by and between Gopher Protocol Inc. and Judit Nagypal dated May 17, 2018 (58)
10.58	Director Agreement by and between Gopher Protocol Inc. and Ambassador Siegel dated May 17, 2018 (58)
10.59	Director Agreement by and between Gopher Protocol Inc. and Eva Bitter dated June 18, 2018 (59)
10.60	Employment Agreement by and between Gopher Protocol Inc. and Douglas L. Davis dated July 23, 2018 (60)
10.61	Director Agreement by and between Gopher Protocol Inc. and Mitchell K. Tavera dated July 31, 2018 (61)
10.62	Agreement between Gopher Protocol Inc. and Mobiquity Technologies, Inc. dated September 4, 2018 (62)
10.63	Consulting Agreement between Gopher Protocol Inc. and Consul Group RE 2021, SRL dated September 5, 2018 (62)
10.64	Exclusive Intellectual Property License and Royalty Agreement between Gopher Protocol Inc. and GBT Technologies, S.A. dated September 14, 2018 (63)
10.65	Letter Agreement between Gopher Protocol Inc. and Dr. Danny Rittman dated September 14, 2018 (63)
16.1	Letter from Alan R. Swift, CPA, P.A. (33)
16.2	Letter from Anton & Chia, LLP (48)
21.1	List of Subsidiaries (64)
23.1	Consent of BF Borgers CPA PC
23.2	Consent of Anton & Chia, LLP

(1)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2010
(2)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 28, 2010
(3)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 13, 2010
(4)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 3, 2010
(5)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 9, 2010
(6)	Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on September 9, 2009.
(7)	Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on November 2, 2009.
(8)	Incorporated by reference to the Form S-1 Registration Statement filed with the SEC on January 29, 2010.
(9)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 22, 2010
(10)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 17, 2010
(11)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 3, 2011
(12)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 2, 2011
(13)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 9, 2011
(14)	Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on April 6, 2011
(15)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on May 20, 2011
(16)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 29, 2011
(17)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 9, 2011
(18)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 12, 2011
(19)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on December 16, 2011
(20)	Incorporated by referenced to the Form 10-K Annual Report filed with the Securities and Exchange Commission on April 13, 2012
(21)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on May 14, 2012
(22)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 27, 2012.
(23)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 9, 2013.
(24)	Incorporated by reference to the Form 10-K Annual Report filed with the Securities and Exchange Commission on April 15, 2013.
(25)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 20, 2012.
(26)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 1, 2013.
(27)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 4, 2013.
(28)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 3, 2014.
(29)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 20, 2014
(30)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 27, 2015
(31)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on February 18, 2015

II-8

(32)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 12, 2015
(33)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 24, 2015
(34)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 1, 2015
(35)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 16, 2015
(36)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 21, 2015
(37)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on August 28, 2015
(38)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2016
(39)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 20, 2016
(40)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 13, 2016
(41)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 26, 2017
(42)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 13, 2017
(43)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 30, 2017
(44)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 7, 2017
(45)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 7, 2017
(46)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 22, 2017
(47)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 10, 2017
(48)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 27, 2017
(49)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 30, 2017
(50)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 2, 2018
(51)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on January 3, 2018
(52)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 6, 2018
(53)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on March 21, 2018
(54)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 13, 2018
(55)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 18, 2018
(56)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on April 26, 2018.
(57)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 8, 2018.
(58)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on May 22, 2018.
(59)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on June 22, 2018.
(60)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 24, 2018.
(61)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on July 31, 2018.
(62)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 9, 2018.
(63)	Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on September 18, 2018.
(64)	Incorporated by reference to the Form 10-Q Quarterly Report filed with the Securities and Exchange Commission on November 13, 2018.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II-9

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brisbane, State of California, on April 25, 2017.

GOPHER PROTOCOL INC.

By:	/s/ Douglas Davis
Douglas Davis President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Douglas Davis and Kevin Pickard, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Davis	President, Chief Executive Officer and Director	February 7, 2019
Douglas Davis	(Principal Executive Officer)

/s/ Kevin Pickard	Chief Financial Officer	February 7, 2019
Kevin Pickard	(Principal Financial and Accounting Officer)

/s/ Dr. Danny Rittman	Chief Technology Officer and Director	February 7, 2019
Dr. Danny Rittman

/s/ Michael Murray	President and Director	February 7, 2019
Michael Murray

/s/ Mansour Khatib	Chief Marketing Officer and Director	February 7, 2019
Mansour Khatib

/s/ Robert Yaspan	Chairman of the Board of Directors	February 7, 2019
Robert Yaspan

/s/ Judit Nagypal	Director	February 7, 2019
Judit Nagypal

/s/ Mitchell Tavera	Director	February 7, 2019
Mitchell Tavera

/s/ Muhammed Khilji	Director	February 7, 2019
Muhammed Khilji